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PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(2)
(To Prospectus dated as of March 14, 2023, as amended on January 23, 2025)	Registration Statement No. 333-269347

Neuberger Berman Real Estate Securities Income Fund Inc.

15,840,458 Shares of Common Stock

Issuable Upon the Exercise of
Transferable Subscription Rights to Acquire Common Stock

Neuberger Berman Real Estate Securities Income Fund Inc. (the “Fund”) is issuing transferable subscription rights (“Rights”) to its stockholders of record as of the close of business on January 23, 2025 (the “Record Date”) entitling the holders of these Rights to purchase additional shares of common stock of the Fund, par value $0.0001 per share (each a “share of Common Stock” and collectively, the “Common Stock”). The holders of Common Stock (the “Stockholders”) of record on the Record Date (“Record Date Stockholders”) will receive one Right for each outstanding share of Common Stock owned on the Record Date. The Rights entitle the holders of Rights to purchase one new share of Common Stock for every three Rights held (1 for 3). Record Date Stockholders who fully exercise their Rights will be entitled to subscribe, subject to certain limitations and subject to allotment, for additional Common Stock covered by any unexercised Rights. Any Record Date Stockholder that owns fewer than three shares of Common Stock as of the close of business on the Record Date is entitled to subscribe for one full share of Common Stock in an offering under this registration statement. See “Description of the Rights Offering” for a complete discussion of the terms of the offering.

The offer will expire at 5:00 PM Eastern Time, on February 19, 2025, unless extended as described in this prospectus supplement (the “Expiration Date”). The subscription price per share of Common Stock (the “Subscription Price”) will be determined based upon a formula equal to 92.5% of the average of the last reported sales price of a share of Common Stock on the NYSE American on the Expiration Date, as such date may be extended from time to time, and each of the four (4) immediately preceding trading days (the “Formula Price”). If, however, the Formula Price is less than 90% of the net asset value (“NAV”) per share of Common Stock at the close of trading on the NYSE American on the Expiration Date, the Subscription Price will be 90% of the Fund’s NAV per share of Common Stock at the close of trading on the NYSE American on the Expiration Date.

The Fund is a closed-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). The Fund’s primary investment objective is high current income. Capital appreciation is a secondary investment objective for the Fund. Neuberger Berman Investment Advisers LLC (“NBIA” or the “Adviser”) serves as the Fund’s investment adviser.

To pursue its investment objectives, under normal market conditions, the Fund invests at least 90% of its total assets in income-producing common equity securities, preferred securities, convertible securities and non-convertible debt securities issued by real estate companies, including real estate investment trusts (“REITs”). Under normal market conditions, the Fund invests at least 75% of its total assets in income-producing equity securities issued by REITs.

The Fund’s shares of Common Stock do not represent a deposit or an obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

UBS Investment Bank

The date of this Prospectus Supplement is January 23, 2025.

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The Fund may invest up to 15% of its total assets in any combination of mortgage REITs and hybrid REITs. Under normal market conditions, the Fund may invest up to 20% of its total assets in debt securities. The Fund will not invest more than 10% of its total assets in the securities of any one issuer. At least 90% of the Fund’s total assets will be invested in U.S. dollar-denominated securities of issuers located in the United States. The Fund may invest up to 10% of its total assets in securities of non-U.S. issuers located in industrialized countries. The Fund currently utilizes leverage through a secured credit facility (the “Credit Facility”).

The Fund’s outstanding Common Stock is, and the shares of Common Stock issued pursuant to the exercise of the Rights will be, listed on the NYSE American. The Fund’s shares of Common Stock trade under the symbol “NRO.” The Rights are transferable and will be admitted for trading on the NYSE American under the symbol “NRO RT” during the course of the Rights offering.

On January 15, 2025, the last reported NAV per share of Common Stock was $3.52 and the last reported sale price per share of Common Stock on the NYSE American was $3.55, representing a premium to NAV of 0.85%.

The shares of Common Stock are expected to be ready for delivery in book-entry form through the Depository Trust Company on or about February 26, 2025, unless extended.

Investing in the Fund’s Rights and/or Common Stock involves certain risks. You should review the information set forth under “Special Characteristics and Risk of the Rights Offering” below and “Risk Factors” in the accompanying Prospectus before investing in the Fund’s Common Stock.

In addition, you should consider that a Rights offering by the Fund:

•Will substantially dilute the NAV of shares of Common Stock owned by Stockholders who do not fully exercise their rights and purchase additional Common Stock;

•Will substantially dilute the voting power of Stockholders who do not fully exercise their Rights since they will own a smaller proportionate interest in the Fund upon completion of the offering; and

•May increase the discount to NAV of a Stockholder’s Common Stock if the Subscription Price is set at a time when the Common Stock is trading at a discount to NAV.

An investment in the Fund is not appropriate for all investors. There is no assurance that the Fund’s investment objectives will be achieved. You should read this Prospectus Supplement and the accompanying Prospectus before deciding whether to invest in the Fund’s Common Stock and retain it for future reference. The Prospectus Supplement and the accompanying Prospectus contain important information about the Fund. Material that has been incorporated by reference and other information about the Fund can be obtained by calling (877) 461-1899 or from the Securities and Exchange Commission’s (“SEC”) website (http://www.sec.gov). For additional information all holders of Rights should contact the Information Agent, EQ Fund Solutions, LLC, at 866-387-0017.

Stockholders who do not exercise their Rights may, at the completion of the offering, own a smaller proportionate interest in the Fund than if they exercised their Rights. As a result of the offering, you may experience dilution of the aggregate NAV of your shares of Common Stock depending upon whether the Fund’s NAV per share of Common Stock is above or below the Subscription Price on the Expiration Date. All costs of the offering will be borne by the Fund, and indirectly by current Stockholders whether they exercise their Rights or not. Rights exercised by a Stockholder are irrevocable.

The Fund has declared a monthly distribution payable on February 28, 2025 with a record date of February 6, 2025.  Any shares of Common Stock issued after February 6, 2025 as a result of the Rights offering will not be record date stock for the Fund’s monthly distribution to be paid on February 28, 2025 and will not be entitled to receive such distribution.

Shares of closed-end management investment companies frequently trade at a discount to their net asset value. The Fund’s Common Stock has historically traded at a discount to net asset value, including during recent periods. If the Fund’s Common Stock trades at a discount to its net asset value, the risk of loss may increase for purchasers in a public offering.

Neither the SEC nor any state securities commission has approved or disapproved these securities or determined if this Prospectus Supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total(4)
Estimated subscription price(1)	$3.26	$51,639,893
Estimated Sales Load(2)	$0.11	$1,807,396
Estimated proceeds, before expenses, to the Fund(3)	$3.15	$49,832,497

(1)Estimated on the basis of 92.5% of the average of the last reported sales price per share of Common Stock at the close of trading on the NYSE American on January 15, 2025 and each of the four (4) preceding trading days.

(2)UBS Securities LLC, the dealer manager for the Rights offering (the “Dealer Manager”), will receive a fee from the Fund for its financial structuring and solicitation services equal to 3.50% of the Subscription Price per share of Common Stock issued pursuant to the exercise of Rights (including pursuant to the over-subscription privilege). The Dealer Manager will reallow a part of its fees to other broker-dealers that have assisted in soliciting the exercise of Rights. The Dealer Manager fee will be borne by the Fund and indirectly by all of its Stockholders, including those who do not exercise their Rights. See “Plan of Distribution.”

(3)Before deduction of expenses related to the Rights offering, which are estimated approximately at $650,000, including partial reimbursement of the Dealer Manager for its expenses incurred in connection with the offering in an amount up to $150,000.  Certain offering expenses are paid indirectly by Stockholders, including those who do not exercise their Rights.  Such fees and expenses will immediately reduce the NAV per share of each outstanding share of Common Stock, including those purchased by an investor in the Rights offering.  The amount of proceeds to the Fund net of any fees and expenses of the offering are estimated to be approximately $3.10 per share of Common Stock and approximately $49,182,497 in the aggregate.  Stockholders will not directly bear any offering expenses.

(4)Assumes all Rights are exercised at the estimated Subscription Price. All of the Rights offered may not be exercised.

You should not construe the contents of this Prospectus Supplement and the accompanying Prospectus as legal, tax or financial advice. You should consult with your own professional advisors as to the legal, tax, financial or other matters relevant to the suitability of an investment in the Fund.

You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. Neither the Fund nor the Dealer Manager have authorized anyone to provide you with different information. The Fund is not, and the Dealer Manager is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this Prospectus Supplement and the accompanying Prospectus is accurate as of any date other than the date of this Prospectus Supplement and the accompanying Prospectus, respectively. The Fund’s business, financial condition, results of operations and prospects may have changed since those dates. In this Prospectus Supplement and in the accompanying Prospectus, unless otherwise indicated, “Fund,” refers to Neuberger Berman Real Estate Securities Income Fund Inc.

TABLE OF CONTENTS
Prospectus Supplement

Prospectus

Cautionary notice regarding forward-looking statements

This Prospectus Supplement, the accompanying Prospectus and statement of additional information (“SAI”) contain “forward-looking statements.” Forward-looking statements can be identified by the words “may,” “will,” “intend,” “expect,” “estimate,” “continue,” “plan,” “anticipate,” and similar terms and the negative of such terms. By their nature, all forward-looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by the forward-looking statements. Several factors that could materially affect the Fund’s actual results are the performance of the portfolio of securities the Fund holds, the price at which the Fund’s Common Stock will trade in the public markets and other factors discussed in the Fund’s periodic filings with the SEC.

Although the Fund believes that the expectations expressed in the Fund’s forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in the Fund’s forward-looking statements. The Fund’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in the “Risk Factors” section of the accompanying Prospectus and “Special Characteristics and Risks of the Rights Offering” in this Prospectus Supplement. All forward-looking statements contained or incorporated by reference in this Prospectus Supplement or the accompanying Prospectus, or in the SAI, are made as of the date of this Prospectus Supplement or the accompanying Prospectus or SAI, as the case may be. Except for the Fund’s ongoing obligations under the federal securities laws, the Fund does not intend, and the Fund undertakes no obligation, to update any forward-looking statement.

Currently known risk factors that could cause actual results to differ materially from the Fund’s expectations include, but are not limited to, the factors described in the “Risk Factors” section of the accompanying Prospectus and “Special Characteristics and Risks of the Rights Offering” in this Prospectus Supplement. The Fund urges you to review carefully that section for a more detailed discussion of the risks of an investment in the Fund’s securities.

SUMMARY OF THE TERMS OF THE RIGHTS OFFERING

This is only a summary of information contained elsewhere in this Prospectus Supplement and the accompanying Prospectus. This summary does not contain all of the information that you should consider before investing in the Common Stock. You should carefully read the more detailed information contained in this Prospectus Supplement and the accompanying Prospectus and the SAI, especially the information set forth under the headings “Investment Objectives and Policies” and “Risk Factors.” Capitalized terms used herein that are not otherwise defined shall have the meanings assigned to them in the accompanying Prospectus.

Terms of the Rights Offering

One Right will be issued for each share of Common Stock of the Fund held on the Record Date. Rights are expected to trade on the NYSE American under the symbol “NRO RT.” The Rights will allow Stockholders to subscribe for new shares of Common Stock. 47,521,375 shares of Common Stock of the Fund were outstanding as of January 15, 2025. Three Rights will be required to purchase one share of Common Stock (1-for-3); however, any Record Date Stockholder who owns fewer than three shares of Common Stock as of the close of business on the Record Date may subscribe for one full share of Common Stock. Common Stock of the Fund, as a closed-end fund, can trade at a discount to NAV. Upon exercise of the Rights, shares of Common Stock are expected to be issued at a price below NAV per share of Common Stock. An over-subscription privilege will be offered, subject to the right of the Board of Directors of the Fund (the “Board”) to eliminate the over-subscription privilege. 15,840,458 shares of Common Stock will be issued if all Rights are exercised. See “Terms of the Rights Offering.” Any shares of Common Stock issued as a result of the Rights offering will not be record date stock for the Fund’s monthly distribution to be paid on February 28, 2025 and will not be entitled to receive such distribution. The exercise of Rights by a Rights holder is irrevocable.

In this Prospectus Supplement, we use the terms “Stockholder” to refer to any person that holds Common Stock, “Record Date Stockholders” to refer to those Stockholders that held their Common Stock on the Record Date and “Existing Rights Holders” to refer to those persons (i) that are Record Date Stockholders to whom the Rights were issued initially to the extent that a Record Date Stockholder continues to hold Rights and (ii) any subsequent transferees of the Rights that continue to hold the Rights.

Amount Available for Primary Subscription	Approximately $51,639,893.
Title	Subscription Rights to Acquire Shares of Common Stock.
Subscription Price

The Subscription Price will be determined based on a formula equal to 92.5 % of the average of the last reported sales price of the Fund’s Common Stock on the NYSE American on the Expiration Date and each of the four (4) preceding trading days (the “Formula Price”).  If, however, the Formula Price is less than 90% of the NAV per share of Common Stock at the close of trading on the NYSE American on the Expiration Date, then the Subscription Price will be 90% of the Fund’s NAV per share of Common Stock at the close of trading on the NYSE American on the Expiration Date. See “Terms of the Rights Offering.”

Record Date	Rights will be issued to Stockholders on January 23, 2025, (the “Record Date”). See “Terms of the Rights Offering.”

Number of Rights Issued	One Right will be issued in respect of each share of Common Stock of the Fund outstanding on the Record Date. See “Terms of the Rights Offering.”
Number of Rights Required to Purchase One share of Common Stock

A holder of Rights may purchase one share of Common Stock of the Fund for every three Rights exercised (1-for-3); however, any Record Date Stockholder who owns fewer than three shares of Common Stock as of the close of business on the Record Date may subscribe for one full share of Common Stock. See “Terms of the Rights Offering.”

Over-Subscription Privilege

Record Date Stockholders who fully exercise all Rights initially issued to them (other than those Rights to acquire less than one share of Common Stock, which cannot be exercised) are entitled to subscribe for additional Common Stock which was not subscribed for by other Record Date Stockholders at the same Subscription Price, subject to certain limitations and subject to allotment. This is known as the “over-subscription privilege” (the “Over-Subscription Privilege”). Record Date Stockholders or Existing Rights Holders on the Expiration Date who choose not to exercise their full rights to purchase additional shares will permit Stockholders who exercise the Over-Subscription Privilege to purchase additional shares at a discount without furnishing additional rights or providing any compensation to the non-participating Stockholders for the dilution of their ownership percentage or voting rights. Investors who are not Record Date Stockholders, but who otherwise acquire Rights to purchase the Fund’s Common Stock pursuant to the Rights offering (e.g., Rights acquired in the secondary market), are not entitled to subscribe for any of the Fund’s Common Stock pursuant to the Over-Subscription Privilege. If sufficient Common Stock is available, all Record Date Stockholders’ over-subscription requests will be honored in full. If these requests for Common Stock exceed the Common Stock available, the available Common Stock will be allocated pro rata among those fully exercising Record Date Stockholders who over-subscribe based on the number of Rights originally issued to them by the Fund. Common Stock acquired pursuant to the Over-Subscription Privilege are subject to allotment.

Notwithstanding the above, the Board has the right in its absolute discretion to eliminate the Over-Subscription Privilege if it considers it to be in the best interest of the Fund to do so.  The Board may make that determination at any time, without prior notice to Rights holders or others, up to and including the fifth day following the Expiration Date.  See “Over-Subscription Privilege.”

Any Common Stock issued pursuant to the Over-Subscription Privilege will be Common Stock registered under the Prospectus.

Subscription Period

The Rights may be exercised at any time after issuance and prior to expiration of the Rights (the “Subscription Period”), which will be 5:00 PM Eastern Time on February 19, 2025 (the “Expiration Date”), unless otherwise extended. See “Terms of the Rights Offering” and “Method for Exercising Rights.” Any exercise of Rights during the Subscription Period is referred to as the “Primary Subscription,” which does not include any over-subscription privilege. The Rights offering may be terminated or extended by the Fund at any time for any reason before the Expiration Date. If the Fund terminates the Rights offering, the Fund will issue a press release announcing such termination and will direct the Subscription Agent (defined below) to return, without interest, all subscription proceeds received to such Stockholders who had elected to purchase Common Stock.

Sale and Transferability of Rights

The Rights are transferable and will be admitted for trading on the NYSE American under the symbol “NRO RT”. Although no assurance can be given that a market for the Rights will develop, trading in the Rights on the NYSE American is expected to begin one Business Day prior to the Record Date and may be conducted until the close of trading on February 18, 2025, the last NYSE American trading day prior to the Expiration Date. For purposes of this Prospectus Supplement, a “Business Day” shall mean any day on which trading is conducted on the NYSE American.

Trading of the Rights on the NYSE American will be conducted on a when-issued basis until and including the date on which the Subscription Certificates (as defined below) are mailed or otherwise delivered to Record Date Stockholders and thereafter will be conducted on a regular-way basis until and including the last NYSE American trading day prior to the completion of the Subscription Period. The shares of Common Stock are expected to begin trading ex-Rights on the Record Date. The value of the Rights, if any, will be reflected by their market price on the NYSE American.

Rights that are sold will not confer any right to acquire any Common Stock pursuant to an Over-Subscription Privilege, and any Record Date Stockholder who sells any Rights will not be eligible to participate in the Over-Subscription Privilege, if any.

Investors whose shares of Common Stock are held by a nominee, such as a bank, broker, trustee or other intermediary, must contact that nominee to sell their Rights and such nominee may submit those Rights to the Subscription Agent (defined below) for sale. Any Rights submitted to the Subscription Agent for sale must be received by the Subscription Agent prior to 5:00 PM Eastern Time, on or before February 11, 2025, five Business Days prior to the Expiration Date (or, if the subscription period is extended, prior to 5:00 PM Eastern Time, on the fifth Business Day prior to the extended Expiration Date).

Holders of Rights who are unable or do not wish to exercise any or all of their Rights and are unsure how to sell Rights through their broker or financial adviser may contact the Subscription Agent to facilitate the sale of any unexercised Rights. If the Subscription Agent receives Rights for sale in a timely manner, the Subscription Agent will first offer any Rights submitted to the Subscription Agent for sale to the Dealer Manager for purchase. If the Dealer Manager purchases the Rights, the sales price paid by the Dealer Manager will be based upon the then-current market price for the Rights. If the Dealer Manager declines to purchase any such Rights offered for sale by the Subscription Agent, the Subscription Agent will attempt to sell such Rights in the open market.

Alternatively, the Rights evidenced by a Subscription Certificate may be transferred until the Expiration Date in whole or in part by endorsing the Subscription Certificate for transfer in accordance with the instructions accompanying the Subscription Certificate. A portion of the Rights evidenced by a single Subscription Certificate (but not fractional Rights) may be transferred by delivering to the Subscription Agent a Subscription Certificate properly endorsed for transfer, with instructions to register such portion of the Rights evidenced thereby in the name of the transferee and to issue a new Subscription Certificate to the transferee evidencing the transferred Rights. See “Sale and Transferability of Rights.”

Stockholders of record, who hold their shares through Equiniti Trust Company, LLC, the Fund’s transfer agent, and whose addresses are outside the United States, or who have an APO or FPO address, are encouraged to contact the Subscription Agent to facilitate the sale of their Rights if they are otherwise unable or unwilling to exercise the Rights. The Subscription Agent will also attempt to sell any Rights attributable to Record Date Stockholders whose addresses are outside the United States, or who have an APO or FPO address. See “Method for Exercising Rights—Requirements for Foreign Stockholders.”

Any commissions will be paid by the selling Rights holders. Neither the Fund nor the Subscription Agent will be responsible if Rights cannot be sold and neither has guaranteed any minimum sales price for the Rights. If the Rights can be sold, sales of these Rights will be deemed to have been effected at the weighted average price received by the Subscription Agent on the day such Rights are sold, less any applicable brokerage commissions, taxes and other expenses (i.e., costs incidental to the sale of Rights).

For a discussion of actions that may be taken by UBS Securities LLC (the “Dealer Manager”) to seek to facilitate the trading market for Rights and the placement of Common Stock pursuant to the exercise of Rights, including the purchase of Rights and the sale during the Subscription Period by the Dealer Manager of Common Stock acquired through the exercise of Rights and the terms on which such sales will be made. See “Plan of Distribution.”

Stockholders are urged to obtain a recent trading price for the Rights on the NYSE American from their broker, bank, financial advisor or the financial press.

Banks, broker-dealers and trust companies that hold Common Stock for the accounts of others are advised to notify those persons that purchase Rights in the secondary market that such Rights will not participate in any Over-Subscription Privilege. See “Sale and Transferability of Rights.”

Method for Exercising Rights

Rights are evidenced by Subscription Certificates that will be mailed or otherwise delivered to Record Date Stockholders (except as described under “Method for Exercising Rights—Requirements for Foreign Stockholders”) or, if their shares of Common Stock are held by Cede & Co. or any other depository or nominee on their behalf, to Cede & Co. or such other depository or nominee.

Investors whose shares of Common Stock are held by a nominee, such as a bank, broker, trustee or other intermediary, must contact that nominee to exercise their Rights. In that case, the nominee will complete the Subscription Certificate on behalf of the investor and arrange for proper payment by one of the methods set forth under “Payment for Common Stock.”

Rights may be exercised by completing and signing the subscription certificate that accompanies this Prospectus Supplement and mailing it in the envelope provided, or otherwise delivering the completed and signed subscription certificate to the Subscription Agent, together with payment in full for the Common Stock at the Subscription Price by the Expiration Date.

Rights may also be exercised by contacting your broker, trustee or other nominee, who can arrange, on your behalf, (1) to deliver a notice of guaranteed delivery along with payment of the shares prior to 5:00 PM Eastern Time, on the Expiration Date and (2) to guarantee delivery of a properly completed and executed subscription certificate pursuant to a notice of guaranteed delivery by the close of business on the first Business Day after the Expiration Date.

Holders of Rights who have exercised their Rights will have no right to rescind their subscription after receipt by the Subscription Agent of the completed Subscription Certificate together with payment for Common Stock subscribed for, except as described under “Notice of NAV Decline.”

Subscription Certificates will not be mailed to Record Date Stockholders whose addresses are outside the United States (for these purposes, the United States includes the District of Columbia and the territories and possessions of the United States) (the “Foreign Stockholders”). See “Method for Exercising Rights—Requirements for Foreign Stockholders.”

Plan of Distribution

UBS Securities LLC will act as Dealer Manager for the offer. Under the terms and subject to the conditions contained in a Dealer Manager Agreement among the Fund, the Adviser and the Dealer Manager (the “Dealer Manager Agreement“), the Dealer Manager will provide financial structuring services in connection with the offering and will solicit the exercise of Rights and participation in the Over-Subscription Privilege (if any). The offering is not contingent upon any number of Rights being exercised. The Fund has agreed to pay the Dealer Manager a fee for its financial structuring and solicitation services equal to 3.50% of the Subscription Price for each share of Common Stock issued pursuant to the exercise of Rights (including pursuant to the Over-Subscription Privilege, if any), a portion of which may be reallowed to an affiliate of the Dealer Manager.

The Dealer Manager will reallow a part of its fees to other broker-dealers that have assisted in soliciting the exercise of Rights. The Fund has also agreed to pay the Dealer Manager up to $150,000 as a partial reimbursement for its reasonable out-of-pocket expenses incurred in connection with the offering. The Fund will also pay expenses relating to the printing or other production, mailing and delivery expenses incurred in connection with materials related to the offering, including all reasonable out-of-pocket fees and expenses, if any, incurred by the Dealer Manager, Selling Group Members (as defined below), Soliciting Dealers (as defined below) and other brokers, dealers and financial institutions in connection with their customary mailing and handling of materials related to the offering to their customers. The Fund and the Adviser have also agreed to indemnify the Dealer Manager against certain liabilities, including under the Securities Act of 1933, as amended (the “Securities Act”). The fees paid to the Dealer Manager will be borne by the Fund and indirectly by all of its Stockholders, including those who do not exercise the Rights. All of the costs of the offering will be borne by the Fund and indirectly by the Fund’s Stockholders whether or not they exercise their Rights. See “Plan of Distribution.”

Use of Proceeds

The Fund estimates the net proceeds of the Rights offering to be approximately $49,182,497. This figure is based on the Subscription Price per share of Common Stock of $3.26 and assumes all new shares of Common Stock offered are sold and that the expenses related to the Rights offering estimated at approximately $650,000 and the Dealer Manager fee are paid.

The Fund currently intends to invest substantially all of the net proceeds of this offering in accordance with the Fund’s investment objectives and policies as described in the accompanying Prospectus under “Investment Objectives and Policies,” within approximately three months of receipt of such proceeds depending on market conditions and the availability of appropriate investments. Pending such investment, the proceeds will be held in high quality short term debt securities and instruments. In addition, the Fund may use a portion of such proceeds, depending on market conditions, for other general corporate purposes.

Taxation/ERISA	See “Taxation” and “Employee Benefit Plan and IRA Considerations.”
Subscription Agent	Equiniti Trust Company, LLC. See “Subscription Agent.”
Information Agent	EQ Fund Solutions, LLC. See “Information Agent.”
Risks

See “Special Characteristics and Risks of the Rights Offering” below and “Risk Factors” in the accompanying Prospectus for a discussion of the factors you should consider carefully before deciding to invest in the Fund’s Common Stock.

TABLE OF FEES AND EXPENSES

The purpose of the following table and the example below is to help you understand the fees and expenses that you, as an investor in the Fund through the exercise of Rights would bear directly or indirectly, assuming the Rights offering is fully subscribed and the Fund incurs the estimated offering expenses. The tables also reflect the use of leverage by the Fund through Credit Facility representing in the aggregate 21.2% of Managed Assets (consistent with the percentage of leverage in place as of October 31, 2024), and show Fund expenses as a percentage of net assets attributable to Common Stock. If less than all of the Rights are exercised and/or the Subscription Price is less than the estimated Subscription Price and as a result the net proceeds to the Fund are less, all other things being equal, the total annual expenses shown would increase.

Stockholder Transaction Expenses

Sales Load (as a percentage of offering price)(1)	3.50%
Offering Expenses Borne by the Fund (as a percentage of offering price) (1)	1.26%
Distribution Reinvestment Plan Fees	None (2)

Percentage of Net Assets Attributable to Common Stock
Annual Fund Expenses
Management Fees(3)	1.09%
Interest Payments on Borrowed Funds(4)	1.70%
Other Expenses(5)	0.21%
Total Annual Fund Operating Expenses	3.00%

(1)	The Fund has agreed to pay the Dealer Manager for its financial structuring and solicitation services a fee (i.e., the sales load) equal to 3.50% of the aggregate Subscription Price for the shares of Common Stock issued pursuant to the Rights offering (including pursuant to the Over-Subscription Privilege). The Fund has also agreed to pay the Dealer Manager up to $150,000 as partial reimbursement for its reasonable out-of-pocket expenses incurred in connection with the offer. The Fund will also pay expenses relating to the printing or other production, mailing and delivery expenses incurred in connection with materials related to the offer, including all reasonable out-of-pocket fees and expenses, if any, incurred by the Dealer Manager, Selling Group Members (as defined below), Soliciting Dealers (as defined below) and other brokers, dealers and financial institutions in connection with their customary mailing and handling of materials related to the Rights offering to their customers. In addition, the Fund has agreed to pay a fee to each of the Subscription Agent and the Information Agent estimated to be $20,000 and $10,500, respectively, plus reimbursement for their out-of-pocket expenses related to the offer. Total offering expenses (not including the sales load) are estimated to be $650,000, which assumes that the Rights offering is fully subscribed. The fee paid to the Dealer Manager is reflected in the table under “Sales load” and the other fees and expenses described in this note are reflected in the table under “Offering Expenses.” The sales load and the offering expenses will be borne by the Fund and indirectly by all of the Fund’s Stockholders, including those who do not exercise their Rights, and will result in a reduction of the NAV of the shares of Common Stock. See “Plan of Distribution.”
(2)	The Plan Agent’s fees for the handling of the reinvestment of distributions will be paid by the Fund. However, you will pay brokerage charges if you direct the Plan Agent to sell your Common Stock held in a distribution reinvestment account. See “Distribution Reinvestment Plan” in the accompanying Prospectus.
(3)	The Adviser receives a management fee payable on a monthly basis at an annual rate of 0.60% of the Fund’s average daily Managed Assets for investment advisory services. In addition, the Adviser receives a fee payable on a monthly basis at an annual rate of 0.25% of the Fund’s average daily Managed Assets for administrative services. “Managed Assets” means the Fund’s total assets minus liabilities other than the aggregate indebtedness entered into for purposes of leverage. Consequently, since the Fund has leverage outstanding, the management fee and fee for administrative services as percentages of net assets attributable to Common Stock are higher than if the Fund did not utilize leverage.
(4)	“Interest Payments on Borrowed Funds” assumes the Fund adjusts its borrowings under the Credit Facility such that the aggregate principal balance of its borrowings under the Credit Facility is sufficient to maintain overall leverage at 21.2% of its Managed Assets, with an average annualized interest rate of 6.08%, which was the average annualized interest rate on the floating rate debt leverage outstanding, during the twelve-month period ended October 31, 2024.

(5)	“Other Expenses” are based on estimated amounts for the current year assuming completion of the proposed issuances. Does not include the sales load or other expenses of the Fund incurred in connection with the Rights offering. However, these expenses will be borne by all holders of the Fund’s Common Stock, including those who do not exercise their Rights, and result in a reduction of the NAV of the shares of Common Stock.

Example

The following example illustrates the expenses that you would pay on a $1,000 investment in the Common Stock, assuming (1) total annual expenses of 3.00% of net assets attributable to the Common Stock and (2) a 5% annual return. The example assumes that the estimated Total Annual Expenses set forth in the Annual Expenses table are accurate and that all distributions are reinvested at NAV. Actual expenses may be greater or less than those assumed. Moreover, the Fund’s actual rate of return may be greater or less than the hypothetical 5% return shown in the example.

1 Year	3 Year	5 Year	10 Year
$30	$93	$158	$332

USE OF PROCEEDS

The Fund estimates the net proceeds of the Rights offering to be $49,182,497, based on the estimated Subscription Price per share of $3.26, assuming all new shares of Common Stock offered are sold and that the expenses related to the Rights offering estimated at approximately $650,000 are paid and after deduction of the underwriting discounts and commissions. The Fund currently intends to invest the net proceeds of any offering in accordance with the Fund’s investment objectives and policies as described in the accompanying Prospectus under “Investment Objectives and Policies.” To maintain a more consistent level of leverage as a percentage of Managed Assets, the Fund currently anticipates that it will seek to increase the amount of its leverage following the completion of the Rights offering. The Fund anticipates that the investment of the proceeds of the Rights offering, and of any additional leverage, will be made in accordance with the Fund’s investment objectives and policies within approximately three months of receipt of such proceeds depending on market conditions and the availability of appropriate investments. Pending such investment, the proceeds of the offering will be held in high quality short-term debt securities and instruments. In addition, the Fund may use a portion of such proceeds, depending on market conditions, for other general corporate purposes.

CAPITALIZATION

The following table sets forth the audited capitalization of the Fund as of October 31, 2024 and its adjusted capitalization assuming the issuance of 15,840,458 shares of Common Stock pursuant to the full exercise of all Rights at the estimated Subscription Price and the payment by the Fund of the estimated offering expenses of $3.26 and the Dealer Manager fee, and assumes no change in the amount of the Fund’s leverage.

	As of October 31, 2024
	Actual	As Adjusted
Common Stockholder’s Equity:
Paid-in capital (Common Stock, $0.0001 par value per share; 999,978,880 shares of Common Stock authorized (the “Actual” column reflects the 47,505,022 shares outstanding as of October 31, 2024. The “As Adjusted” column assumes the issuance of 15,840,458 shares of Common Stock pursuant to the Rights offering.))	$187,641,812	$236,824,309
Total distributable earnings/(accumulated loss)	$(2,323,622)	$(2,323,622)
Net assets applicable to Common Stock	$185,318,190	$234,500,687

PRICE RANGE OF SHARES OF COMMON STOCK

 The Fund’s Common Stock is publicly held and is listed and traded on the NYSE American under the symbol “NRO”. The following table sets forth for the fiscal quarters indicated the highest and lowest daily prices during the applicable quarter at the close of market on the NYSE American per share of Common Stock along with (i) the highest and lowest closing NAV per share and (ii) the highest and lowest premium or discount from NAV per share represented by such prices at the close of the market on the NYSE American.

	NYSE American Market Price(1)		Corresponding NAV per share on Date of NYSE American Market Price(1)		Corresponding Market Premium/ (Discount) to NAV per share on Date of NYSE American Market Price(1)
Quarter Ended(2)	High	Low	High	Low	High	Low
October 31, 2024	$4.14	$3.52	$4.08	$3.61	1.47%	-2.49%
July 31, 2024	$3.67	$3.08	$3.66	$3.27	0.27%	-5.81%
April 30, 2024	$3.45	$3.00	$3.53	$3.22	-2.27%	-6.83%
January 31, 2024	$3.45	$2.65	$3.52	$3.09	-1.99%	-14.24%
October 31, 2023	$3.16	$2.51	$3.50	$2.90	-9.70%	-13.45%
July 31, 2023	$3.17	$2.70	$3.54	$3.16	-10.45%	-14.56%
April 30, 2023	$3.77	$2.87	$4.01	$3.11	-5.99%	-7.72%
January 31, 2023	$3.64	$3.05	$3.67	$3.35	-0.82%	-8.96%

(1)	Source: Bloomberg
(2)	Data presented are with respect to a short period of time and are not indicative of future performance.

On January 15, 2025, the Fund’s NAV was $3.52 and the last reported sale price of a share of Common Stock on the NYSE American was $3.55, representing a premium to NAV of 0.85%. The Fund’s shares of Common Stock have historically traded at both a premium and discount to NAV.

DESCRIPTION OF THE RIGHTS OFFERING

Terms of the Rights Offering

The Fund is issuing to Record Date Stockholders Rights to subscribe for Common Stock of the Fund. Each Record Date Stockholder is being issued one transferable Right for each share of Common Stock owned on the Record Date. The Rights entitle the holder to acquire, at a subscription price per share of Common Stock (the “Subscription Price”) determined based upon a formula equal to 92.5% of the average of the last reported sales price of the Fund’s Common Stock on the NYSE American on the Expiration Date and each of the four preceding trading days (the “Formula Price”), one new share of Common Stock for each three Rights held. If, however, the Formula Price is less than 90% of the NAV per share of Common Stock at the close of trading on the NYSE American on the Expiration Date, then the Subscription Price will be 90% of the Fund’s NAV per share of Common Stock at the close of trading on the NYSE American on that day.

The estimated Subscription Price to the public of $3.26 is based upon 92.5% of the last reported sales price of the Fund’s Common Stock on the NYSE American on January 15, 2025 and each of the four (4) preceding trading days. Fractional shares of Common Stock will not be issued upon the exercise of the Rights. Accordingly, Common Stock may be purchased only pursuant to the exercise of Rights in integral multiples of three; however, any Record Date Stockholder who owns fewer than three shares of Common Stock as of the close of business on the Record Date may subscribe for one full share of Common Stock. Record Date Stockholders who hold two or more accounts may not combine their fractional interests across accounts. Rights may be exercised at any time during the Subscription Period which commences on January 23, 2025, and ends at 5:00 PM Eastern Time on February 19, 2025, the Expiration Date, unless otherwise extended. The Common Stock of the Fund, as a closed-end fund, can trade at a discount to NAV. Upon exercise of the Rights in the offering, shares of Common Stock are expected to be issued at a price below NAV per share of Common Stock. The right to purchase one share of Common Stock for each three Rights held during the Subscription Period (or any extension thereof) at the Subscription Price will be referred to in the remainder of this Prospectus Supplement as the “Rights offering.” Rights will expire on the Expiration Date and thereafter may not be exercised. Any Common Stock issued as a result of the Rights offering will not be record date stock for purposes of the Fund’s monthly distribution to be paid on February 28, 2025 and will not be entitled to receive such distribution.

The Fund has entered into a dealer manager agreement with UBS Securities LLC (the “Dealer Manager”) that allows the Dealer Manager to take actions to seek to facilitate the trading market for Rights and the placement of Common Stock pursuant to the exercise of Rights. Those actions are expected to involve the Dealer Manager purchasing and exercising Rights during the Subscription Period at prices determined at the time of such exercise, which are expected to vary from the Subscription Price. See “Plan of Distribution” for additional information.

Rights may be evidenced by subscription certificates or may be uncertificated and evidenced by other appropriate documentation (i.e., a rights card distributed to registered Stockholders in lieu of a subscription certificate) (“Subscription Certificates”). The number of Rights issued to each holder will be stated on the Subscription Certificate delivered to the holder. The method by which Rights may be exercised and Common Stock paid for is set forth below in “Method for Exercising Rights,” “Payment for Common Stock” and “Plan of Distribution.” A holder of Rights will have no right to rescind a purchase after the Subscription Agent has received payment. See “Payment for Common Stock.” It is anticipated that the Common Stock issued pursuant to an exercise of Rights will be listed on the NYSE American.

Holders of Rights who are Record Date Stockholders are entitled to subscribe for additional Common Stock at the same Subscription Price pursuant to the Over-Subscription Privilege, subject to certain limitations, allotment and the right of the Board to eliminate the Over-Subscription Privilege. See “Over-Subscription Privilege.”

For purposes of determining the maximum number of Common Stock that may be acquired pursuant to the Rights offering, broker-dealers, trust companies, banks or others whose shares of Common Stock are held of record by Cede or by any other depository or nominee will be deemed to be the holders of the Rights that are held by Cede & Co. (“Cede”), as nominee for the Depository Trust Company (“DTC”), or such other depository or nominee on their behalf.

The Rights are transferable until the completion of the Subscription Period and will be admitted for trading on the NYSE American under the symbol “NRO RT.” Assuming a market exists for the Rights, the Rights may be purchased and sold through usual brokerage channels and also sold through the Subscription Agent. Although no assurance can be given that a market for the Rights will develop, trading in the Rights on the NYSE American is expected to begin one Business Day prior to the Record Date and may be conducted until the close of trading on the last NYSE American trading day prior to the Expiration Date. Trading of the Rights on the NYSE American is expected to be conducted on a when-issued basis until and including the date on which the Subscription Certificates are mailed or otherwise delivered to Record Date Stockholders of record and thereafter is expected to be conducted on a regular way basis until and including the last NYSE American trading day prior to the Expiration Date. The method by which Rights may be transferred is set forth below under “Sale and Transferability of Rights—Other Transfers.” The shares of Common Stock are expected to begin trading ex-Rights on the Record Date as determined and announced by the NYSE American. The Rights offering may be terminated or extended by the Fund at any time for any reason before the Expiration Date. If the Fund terminates the Rights offering, the Fund will issue a press release announcing such termination and will direct the Subscription Agent to return, without interest, all subscription proceeds received to such Stockholders who had elected to purchase Common Stock.

Nominees who hold the Fund’s Common Stock for the account of others, such as banks, broker-dealers, trustees or depositories for securities, should notify the respective beneficial owners of such Common Stock as soon as possible to ascertain such beneficial owners’ intentions and to obtain instructions with respect to the Rights. If the beneficial owner so instructs, the nominee should complete the Subscription Certificate and submit it to the Subscription Agent with proper payment. In addition, beneficial owners of the Common Stock or Rights held through such a nominee should contact the nominee and request the nominee to effect transactions in accordance with such beneficial owner’s instructions.

Participants in the Fund’s Distribution Reinvestment Plan (the “Plan”) will be issued Rights in respect of the Common Stock held in their accounts in the Plan. Participants wishing to exercise these Rights must exercise the Rights in accordance with the procedures set forth in “Method for Exercising Rights” and “Payment for Common Stock.”

Conditions of the Rights Offering

This Rights offering will be made in accordance with the 1940 Act. The staff of the SEC has interpreted the 1940 Act as not requiring stockholder approval of a transferable rights offering to purchase common stock at a price below the then current NAV so long as certain conditions are met, including: (i) a good faith determination by a fund’s board that such offering would result in a net benefit to existing stockholders; (ii) the offering fully protects stockholders’ preemptive rights and does not discriminate among stockholders (except for the possible effect of not offering fractional rights); (iii) management uses its best efforts to ensure an adequate trading market in the rights for use by stockholders who do not exercise such rights; and (iv) the ratio of a transferable rights offering does not exceed one new share for each three rights held. Under the laws of Maryland, the state in which the Fund is incorporated, the Fund is not required to obtain stockholder approval of a rights offering.

Important Dates to Remember

Please note that the dates in the table below may change if the Rights offering is extended.

EVENT	DATE
Record Date	January 23, 2025
Subscription Period	January 23, 2025 through February 19, 2025**
Final Date Rights Will Trade	February 18, 2025**
Expiration Date	February 19, 2025**
Deadline for Subscription Certificates and Payment for Common Stock*	February 19, 2025**
Deadline for Notice of Guaranteed Delivery	February 19, 2025**
Deadline for Payment Pursuant to Guarantees of Delivery*	February 19, 2025**
Deadline for Delivery of Subscription Certificates Pursuant to Guarantees of Delivery	February 20, 2025**
Final Payment for Common Stock Due***	February 20, 2025**
Issuance Date	February 26, 2025**
Confirmation Mailed to Exercising Rights Holders	February 26, 2025**

*A Stockholder exercising Rights must deliver prior to 5:00 PM Eastern Time on February 19, 2025, either (a) a Subscription Certificate and payment for shares of Common Stock or (b) a notice of guaranteed delivery and payment for shares of Common Stock.

**Unless the offer is extended.

***Additional amount due (in the event the Subscription Price exceeds the estimated Subscription Price).

Subscription Price

The Subscription Price for the shares of Common Stock to be issued pursuant to the offering will be determined based upon a formula equal to 92.5% of the average of the last reported sales price of a share of Common Stock on the NYSE American on the Expiration Date, and each of the four (4) preceding trading days. If, however, the Formula Price is less than 90% of the Fund’s NAV per share of Common Stock at the close of trading on the NYSE American on the Expiration Date, then the Subscription Price will be 90% of the Fund’s NAV per share of Common Stock at the close of trading on the NYSE American on the Expiration Date. The Fund will pay a dealer manager fee (sales load) on the Subscription Price. That dealer manager fee, along with all of the other costs of the offering, will be borne by the Fund and thus indirectly by the Fund’s Stockholders whether or not they exercise their Rights.

Since the Expiration Date will be February 19, 2025 (unless the Fund extends the Subscription Period), Rights holders will not know the Subscription Price at the time of exercise and will be required initially to pay for both the Common Stock subscribed for pursuant to the Primary Subscription and, if eligible, any additional Common Stock subscribed for pursuant to an Over-Subscription Privilege, if any, at the estimated Subscription Price of $3.26 per share of Common Stock. See “Payment for Common Stock” below. Rights holders who exercise their Rights will have no right to rescind a purchase after receipt of their completed subscription certificates (or notice of guaranteed delivery) together with payment for Common Stock by the Subscription Agent.

Over-Subscription Privilege

Common Stock not subscribed for by Rights holders (the “Excess Common Stock”) will be offered, by means of the Over-Subscription Privilege, to the Record Date Stockholders who have fully exercised the Rights issued to them (other than those Rights that cannot be exercised because they represent the right to acquire less than one share of Common Stock) and who wish to acquire more than the number of shares of Common Stock they are entitled to purchase pursuant to the Primary Subscription. Record Date Stockholders or Existing Rights Holders on the Expiration Date who choose not to exercise their full rights to purchase additional shares of Common Stock will permit Stockholders who exercise the Over-Subscription Privilege to purchase additional shares of Common Stock at a discount without furnishing additional rights or providing any compensation to the non-participating Stockholders for the dilution of their ownership percentage or voting rights. Investors who are not Record Date Stockholders, but who otherwise acquire Rights to purchase the Fund’s Common Stock pursuant to the Rights offering (e.g., Rights acquired in the secondary market), are not entitled to subscribe for any of the Common Stock pursuant to the Over-Subscription Privilege.

Record Date Stockholders should indicate on the Subscription Certificate, which is submitted with respect to the exercise of the Rights issued to them, how many Excess Common Stock they are willing to acquire pursuant to the Over-Subscription Privilege. If sufficient Excess Common Stock remains, all such Record Date Stockholders’ over-subscription requests will be honored in full. If requests from such Record Date Stockholders for Common Stock pursuant to the Over-Subscription Privilege exceed the Excess Common Stock available, the available Excess Common Stock will be allocated pro rata among Record Date Stockholders who oversubscribe based on the number of Rights originally issued to such Record Date Stockholders. The percentage of remaining Common Stock each over-subscribing Record Date Stockholder may acquire will be rounded down to result in delivery of whole shares of Common Stock. The allocation process may involve a series of allocations to assure that the total number of shares of Common Stock available for over-subscriptions is distributed on a pro rata basis.

The formula to be used in allocating the Excess Common Stock is as follows:

Stockholder’s Record Date Position	x	Excess Common Stock Remaining
Total Record Date Position of All Over-Subscribers

Banks, broker-dealers, trustees and other nominee holders of Rights will be required to certify to the Subscription Agent, before any Over-Subscription Privilege may be exercised with respect to any particular beneficial owner, as to the aggregate number of Rights exercised pursuant to the Primary Subscription and the number of shares of Common Stock subscribed for pursuant to the Over-Subscription Privilege by such beneficial owner and that such beneficial owner’s Primary Subscription was exercised in full. Nominee Holder Over-Subscription Forms and Beneficial Owner Certification Forms will be distributed to banks, brokers, trustees and other nominee holders of Rights with the subscription certificates. Nominees should also notify holders purchasing Rights in the secondary market that such Rights may not participate in the Over-Subscription Privilege.

The Fund will not offer or sell any Common Stock that is not subscribed for pursuant to the Primary Subscription or the Over-Subscription Privilege.

The Fund has been advised that one or more of the directors, officers or employees of the Fund and/or Adviser may exercise all of the Rights initially issued to them and may request additional Common Stock pursuant to the Over-Subscription Privilege. An exercise of the Over-Subscription Privilege by such persons will increase their proportionate voting power and share of the Fund’s assets.

The Board has the right in its absolute discretion to eliminate the Over-Subscription Privilege if it considers it to be in the best interest of the Fund to do so. The Board may make that determination at any time, without prior notice to Rights holders or others, up to and including the fifth day following the Expiration Date.

Sale and Transferability of Rights

The Rights are transferable and will be admitted for trading on the NYSE American under the symbol “NHS RT.” Although no assurance can be given that a market for the Rights will develop, trading in the Rights on the NYSE American is expected to begin one Business Day prior to the Record Date and may be conducted until the close of trading on the last NYSE American trading day prior to the Expiration Date.

The value of the Rights, if any, will be reflected by the market price. Investors whose shares of Common Stock are held by a nominee, such as a bank, broker, trustee or other intermediary, must contact that nominee to sell their Rights and such nominee may submit those Rights to the Subscription Agent for sale. Holders of Rights attempting to sell any unexercised Rights in the open market through their broker or a financial intermediary may be subject to different deadlines and/or charged a commission or incur other transaction expenses and should consider the commissions and fees charged prior to selling their Rights on the open market.

Rights that are sold will not confer any right to acquire any Common Stock in any Over-Subscription Privilege, if any, and any Record Date Stockholder who sells any Rights will not be eligible to participate in any Over-Subscription Privilege, if any.

Trading of the Rights on the NYSE American will be conducted on a when-issued basis until and including the date on which the Subscription Certificates are mailed or otherwise delivered to Record Date Stockholders of record and thereafter will be conducted on a regular-way basis until and including the last NYSE American trading day prior to the Expiration Date. The shares of Common Stock are expected to begin trading ex-Rights on the Record Date.

Stockholders are urged to obtain a recent trading price for the Rights on the NYSE American from their broker, bank, financial advisor or the financial press.

Sales through the Subscription Agent and the Dealer Manager. Holders of Rights who are unable or do not wish to exercise any or all of their Rights may instruct the Subscription Agent to sell any unexercised Rights. The Subscription Certificates representing the Rights to be sold by the Subscription Agent must be received prior to 5:00 PM Eastern Time, on February 11, 2025, five Business Days prior to the Expiration Date (or, if the Subscription Period is extended, prior to 5:00 PM Eastern Time, on the fifth Business Day prior to the extended Expiration Date). Upon the timely receipt of the appropriate instructions to sell Rights, the Subscription Agent will ask the Dealer Manager if it will purchase the Rights. The sale price of any Rights sold to the Dealer Manager will be based upon the then-current market price for the Rights. The proceeds from each of such sales to the Dealer Manager will be remitted to the Subscription Agent, which will hold such proceeds in an account segregated from the Subscription Agent’s own funds pending distribution to each selling Rights holder. It is expected that following each such sale of Rights to the Dealer Manager, the proceeds from each such sale will be received by the Subscription Agent within two (2) Business Days of the sale and that the proceeds will then be remitted by the Subscription Agent to the selling Rights holders within one Business Day following the Expiration Date.

If the Dealer Manager declines to purchase the Rights of a holder that have been duly submitted to the Subscription Agent for sale, the Subscription Agent will attempt to sell such Rights in the open market. If the Rights can be sold in such manner, all of such sales will be deemed to have been effected at the weighted-average price of all Rights sold by the Subscription Agent in such open market transactions throughout the Subscription Period. The proceeds from such sales will be held by the Subscription Agent in an account segregated from the Subscription Agent’s own funds pending distribution to the selling Rights holders. It is expected that the proceeds of such open market sales will be remitted by the Subscription Agent to the selling Rights holders within one business day following the Expiration Date.

The Subscription Agent will automatically attempt to sell any unexercised Rights that remain unclaimed as a result of Subscription Certificates being returned by the postal authorities as undeliverable as of the fifth Business Day prior to the Expiration Date. The Subscription Agent will attempt to sell such Rights, including by first offering such Rights to the Dealer Manager for purchase by the Dealer Manager at the then-current market price on the NYSE American. The Subscription Agent will offer Rights to the Dealer Manager before attempting to sell them on the NYSE American, which may affect the market price for Rights on the NYSE American and reduce the number of Rights available for purchase on the NYSE American, thereby reducing the ability of new investors to participate in the offering. These sales will be made net of commissions, taxes and any other expenses paid on behalf of the nonclaiming holders of Rights. Proceeds from those sales will be held by the Subscription Agent for the account of the nonclaiming holder of Rights until the proceeds are either claimed or escheated. There can be no assurance that the Subscription Agent will be able to complete the sale of any of these Rights and neither the Fund nor the Subscription Agent has guaranteed any minimum sales price for the Rights. All of these Rights will be sold at the market price, if any, through an exchange or market trading the Rights. If the Rights can be sold, sales of the Rights will be deemed to have been effected at the weighted average price received by the Rights Agent on the day such Rights are sold, less any applicable brokerage commissions, taxes and other expenses.

There can be no assurance that the Subscription Agent will be able to complete the sale of any Rights, and none of the Fund, the Dealer Manager or the Subscription Agent have guaranteed any minimum sale price for the Rights. If a Record Date Stockholder does not utilize the services of the Subscription Agent and chooses to use another broker-dealer or other financial institution to sell Rights issued to that Stockholder pursuant to the Rights offering, then the other broker-dealer or financial institution may charge a fee to sell the Rights.

Dealer Manager. UBS Securities LLC (previously defined as the “Dealer Manager”), a registered broker-dealer, may also act on behalf of its clients to purchase or sell Rights in the open market and may receive commissions from its clients for such services. Holders of Rights attempting to sell any unexercised Rights in the open market through a broker-dealer other than the Dealer Manager may be charged a different commission and should consider the commissions and fees charged by the broker-dealer prior to selling their Rights on the open market. The Dealer Manager is not expected to purchase Rights as principal for its own account in order to seek to facilitate the trading market for Rights or otherwise. See “Plan of Distribution” for additional information.

Other Transfers. The Rights evidenced by a single Subscription Certificate may be transferred in whole by endorsing the Subscription Certificate for transfer in accordance with the accompanying instructions. A portion of the Rights evidenced by a single Subscription Certificate (but not fractional Rights) may be transferred by delivering to the Subscription Agent a Subscription Certificate properly endorsed for transfer, with instructions to register the portion of the Rights evidenced thereby in the name of the transferee (and to issue a new Subscription Certificate to the transferee evidencing the transferred Rights). In this event, a new Subscription Certificate evidencing the balance of the Rights will be issued to the Rights holder or, if the Rights holder so instructs, to an additional transferee. The signature on the Subscription Certificate must correspond with the name as written upon the face of the Subscription Certificate in every particular, without alteration or enlargement, or any other change. A signature guarantee must be provided by an “eligible guarantor institution” (as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended), subject to the standards and procedures adopted by the Fund.

Holders wishing to transfer all or a portion of their Rights (but not fractional Rights) should promptly transfer such Rights to allow at least ten (10) Business Days prior to the Expiration Date for: (i) transfer instructions to be received and processed by the Subscription Agent, (ii) a new Subscription Certificate to be issued and transmitted to the transferee or transferees with respect to transferred Rights, and to the holder with respect to retained Rights, if any, and (iii) the Rights evidenced by the new Subscription Certificates to be exercised or sold by the recipients thereof prior to the Expiration Date. Neither the Fund nor the Subscription Agent shall have any liability to a transferee or holder of Rights if Subscription Certificates are not received in time for exercise or sale prior to the Expiration Date.

Except for the fees charged by EQ Fund Solutions, LLC, the information agent for the Rights offering, (the “Information Agent”), the Subscription Agent and the Dealer Manager(which will be paid by the Fund as described below), all commissions, fees and other expenses (including brokerage commissions and transfer taxes) incurred in connection with the purchase, sale, transfer or exercise of Rights will be for the account of the holder of the Rights, and none of these commissions, fees or expenses will be borne by the Fund, the Information Agent, the Adviser, or the Subscription Agent.

The Fund anticipates that the Rights will be eligible for transfer through, and that the exercise of the Rights may be effected through, the facilities of DTC or the Subscription Agent until 5:00 PM Eastern Time, on the Expiration Date. Your broker, bank, trust company or other intermediary may impose a deadline for transferring Rights earlier than 5:00 PM Eastern Time, on the Expiration Date.

Method for Exercising Rights

Rights are evidenced by Subscription Certificates that will be mailed or otherwise delivered to Record Date Stockholders (except as described under “—Requirements for Foreign Stockholders”) or, if their shares of Common Stock are held by Cede & Co. or any other depository or nominee on their behalf, to Cede & Co. or such other depository or nominee. Rights may be exercised by completing and signing the Subscription Certificate and mailing it in the envelope provided, or otherwise delivering the completed and signed Subscription Certificate to the Subscription Agent, together with payment in full at the estimated Subscription Price for the Common Stock subscribed for by the Expiration Date as described under “Payment for Common Stock.” Rights may also be exercised through the broker of a holder of Rights, who may charge the holder of Rights a servicing fee in connection with such exercise. Rights may also be exercised by contacting your broker, bank, trust company or other intermediary, which can arrange, on your behalf, to guarantee delivery of a properly completed and executed Subscription Certificate pursuant to a notice of guaranteed delivery by the close of business on the first Business Day after the Expiration Date. A fee may be charged for this service.

Completed Subscription Certificates (or a notice of guaranteed delivery) and payments must be received by the Subscription Agent prior to 5:00 PM Eastern Time, on the Expiration Date at the offices of the Subscription Agent at one of the addresses set forth under “Subscription Agent”. Your broker, bank, trust company or other intermediary may impose a deadline for exercising Rights earlier than 5:00 PM Eastern Time, on the Expiration Date, and may impose a separate fee for doing so. Fractional shares of Common Stock will not be issued upon exercise of Rights.

Stockholders who are Record Owners. Stockholders who are record owners of Common Stock can choose between either option set forth under “Payment for Common Stock” If time is of the essence, option (2) will permit delivery of the Subscription Certificate after the Expiration Date.

Investors whose shares of Common Stock are Held by a Nominee. Investors whose shares of Common Stock are held by a nominee, such as a bank, broker, trustee or other intermediary, must contact that nominee to exercise their Rights. In that case, the nominee will complete the Subscription Certificate on behalf of the investor and arrange for proper payment by one of the methods set forth under “Payment for Common Stock.”

Nominees. Nominees, such as banks, brokers, trustees or depositories for securities, who hold Common Stock for the account of others should notify the respective beneficial owners of such Common Stock as soon as possible to ascertain those beneficial owners’ intentions and to obtain instructions with respect to the Rights. If the beneficial owner so instructs, the nominee should complete the Subscription Certificate and submit it to the Subscription Agent with the proper payment as described under “Payment for Common Stock.”

Banks, brokers, trustees and other nominee holders of Rights will be required to certify to the Subscription Agent, before any Over-Subscription Privilege may be exercised with respect to any particular beneficial owner who is a Record Date Stockholder, as to the aggregate number of Rights exercised during the Subscription Period and the number of shares of Common Stock subscribed for pursuant to the Over-Subscription Privilege by the beneficial owner, and that the beneficial owner exercised all the Rights issued to it pursuant to the Rights offering.

Requirements for Foreign Stockholders. Subscription Certificates will not be mailed to Foreign Stockholders whose addresses are outside the United States (for these purposes, the United States includes the District of Columbia and the territories and possessions of the United States). The Rights of any Foreign Stockholders will be held by the Subscription Agent for their accounts until instructions are received to exercise the Rights. If instructions have not been received by 5:00 PM Eastern Time, on February 11, 2025, five (5) business days prior to the Expiration Date (or, if the subscription period is extended, on or before the fifth business day prior to the extended Expiration Date), the Subscription Agent will ask the Dealer Manager if it will purchase the Rights. If the Dealer Manager declines to purchase the Rights, the Subscription Agent will attempt to sell such Rights in the open market. The net proceeds, if any, from the sale of those Rights will be remitted to those Foreign Stockholders.

Subscription Agent

Equiniti Trust Company, LLC serves as the Subscription Agent for the Rights offering. The Subscription Agent will receive a fee for its administrative, processing, invoicing and other services, plus certain per transaction fees and reimbursement for all out-of-pocket expenses related to the offer. The fees and expenses of the Subscription Agent are included in the fees and expenses of the Rights offering and therefore will be borne by the Fund and indirectly by all Stockholders, including those who do not exercise their Rights. Questions regarding the subscription certificates should be directed by mail to the Information Agent at EQ Fund Solutions, LLC, 55 Challenger Road, Suite 201, Ridgefield Park, New Jersey 07660. Stockholders may also subscribe for the Offer by contacting their broker dealer, trust company, bank or other nominee.

Completed subscription certificates must be sent together with proper payment of the estimated Subscription Price for all shares of Common Stock subscribed for in the primary subscription and the Over-Subscription Privilege (for Record Date Stockholders) to the Subscription Agent by one of the methods described below. Alternatively, Rights holders may arrange for their financial intermediaries to send notices of guaranteed delivery by email to Equiniti Trust Company, LLC to be received by the Subscription Agent along with proper payment of the estimated Subscription Price for all shares of Common Stock subscribed for in the primary subscription and the Over-Subscription Privilege (for Record Date Stockholders) prior to 5:00 PM Eastern Time, on the Expiration Date. The Fund will accept only properly completed and executed subscription certificates actually received at any of the addresses listed below, prior to 5:00 PM Eastern Time, on the Expiration Date, or by the close of business on the first Business Day after the Expiration Date following timely receipt of a notice of guaranteed delivery. See “Payment for Common Stock.”

Subscription Certificate Delivery Method	Address/Number
Notice of Guaranteed Delivery:	Send via email to: Domenick.Apisa@Equiniti.com
First Class Mail Only (No Express Mail or Overnight Courier):	Equiniti Trust Company, LLC 55 Challenger Road, Suite #200 Ridgefield Park, New Jersey 07660 Attn: Reorganization Department
Express Mail or Overnight Courier:	Equiniti Trust Company, LLC 55 Challenger Road, Suite #200 Ridgefield Park, New Jersey 07660 Attn: Reorganization Department

The Fund will only honor subscription certificates received by the Subscription Agent prior to 5:00 PM, Eastern Time, on the Expiration Date at one of the addresses listed above. Delivery to an address other than those listed above will not constitute good delivery.

Information Agent

The Information Agent for the Rights offering is EQ Fund Solutions, LLC. If you have questions or need further information about the offer, please write the Information Agent at EQ Fund Solutions, LLC, 55 Challenger Road, Suite 201 Ridgefield Park, New Jersey 07660, or call 866-387-0017. Any questions or requests for assistance concerning the method of subscribing for Common Stock or additional copies of this Prospectus Supplement or the accompanying Prospectus or subscription certificates should be directed to the Information Agent. Stockholders may also contact their broker dealer, trust company, bank or other nominee for information with respect to the Rights offering.

The Information Agent will receive a fee estimated to be approximately $10,500 for its services, plus reimbursement for all out-of-pocket expenses related to the offer. The fees and expenses of the Information Agent are included in the fees and expenses of the offer and therefore will be borne by the Fund and indirectly by all Stockholders, including those who do not exercise their Rights.

Payment for Common Stock

Holders of Rights who wish to acquire Common Stock in the Rights offering may choose between the following methods of payment:

(1)A holder of Rights can send the properly completed and executed Subscription Certificate, together with payment in the form of a check or wire for the Common Stock subscribed for during the Subscription Period and, if eligible, for any additional Common Stock subscribed for pursuant to the Over-Subscription Privilege, to the Subscription Agent based upon an estimated Subscription Price of $3.26 per share of Common Stock. To be accepted, the payment, together with the executed Subscription Certificate, must be received by the Subscription Agent at one of the addresses set forth under “Subscription Agent,” above prior to 5:00 PM Eastern Time on the Expiration Date. The Subscription Agent will deposit all stock purchase checks or wires received by it prior to the final due date into a segregated account pending proration and distribution of Common Stock. A payment by check described above must be in U.S. dollars by means of certified or cashier’s check check drawn on a bank located in the United States with the Stockholder’s name and Equiniti Trust Company, LLC account number identified on the check, must be payable to “Equiniti Trust Company, LLC” and must accompany a properly completed and executed Subscription Certificate for such subscription to be accepted.

(2)Alternatively, a subscription will be accepted by the Subscription Agent if, prior to 5:00 PM Eastern Time on the Expiration Date, the Subscription Agent has received payment of the full Subscription Price for the Common Stock subscribed for in the Rights offering and, if eligible, for any additional Common Stock subscribed for pursuant to the Over-Subscription Privilege and a written notice of guaranteed delivery by mail or email from a bank, trust company or NYSE American member, guaranteeing delivery of a properly completed and executed Subscription Certificate. In order for the notice of guarantee to be valid, full payment for the Common Stock at the Subscription Price must be received with the notice. The Subscription Agent will not honor a notice of guaranteed delivery unless a properly completed and executed Subscription Certificate is received by the Subscription Agent by the close of business on the first Business Day after the Expiration Date and the full payment is received by the Expiration Date. The notice of guaranteed delivery may be delivered to the Subscription Agent in the same manner as Subscription Certificates at the addresses set forth above, or may be transmitted to the Subscription Agent by email to: Domenick.Apisa@Equiniti.com.

On the confirmation date, which will be five (5) Business Days following the Expiration Date, a confirmation will be sent by the Subscription Agent to each Rights holder exercising its Rights (or, if a Rights holder’s shares of Common Stock are held by DTC or any other depository or nominee, to DTC and/or that other depository or nominee) showing (i) the number of shares of Common Stock acquired during the Subscription Period, (ii) the number of shares of Common Stock, if any, acquired pursuant to the Over-Subscription Privilege, (iii) the per share and total purchase price for the Common Stock and (iv) any additional amount payable to the Fund by the Rights holder or any excess to be refunded by the Fund to the Rights holder, in each case based on the Subscription Price as determined on the Expiration Date. Any additional payment required from a Rights holder must be received by the Subscription Agent within ten (10) Business Days after the confirmation date (which confirmation date is February 28, 2025, unless the Subscription Period is extended). Any excess payment to be refunded by the Fund to a Rights holder will be mailed by the Subscription Agent to such Rights holder as promptly as practicable. All payments by a Rights holder must be in U.S. dollars by wire or by check drawn on a bank located in the United States and payable to “Equiniti Trust Company, LLC.”

Whichever of the two methods described above is used, issuance and delivery of the shares of Common Stock subscribed for are contingent upon actual payment for such Common Stock. No certificates will be issued or delivered with respect to Common Stock issued and sold in the Rights offering.

Rights holders who have exercised their Rights will have no right to rescind their subscription after receipt of the completed Subscription Certificate together with payment for Common Stock by the Subscription Agent, except as described under “—Notice of Net Asset Value Decline.” If a holder of Rights who acquires Common Stock pursuant to the exercise of Rights does not make payment of all amounts due, the Fund reserves the right to take any or all of the following actions through all appropriate means: (i) find other purchasers for such subscribed-for and unpaid-for Common Stock; (ii) apply any payment actually received by the Fund toward the purchase of the greatest whole number of shares of Common Stock that could be acquired by such holder upon exercise of such Rights or the Over-Subscription Privilege; (iii) sell all or a portion of the Common Stock purchased by the holder, in the open market, and apply the proceeds to the amounts owed; and (iv) exercise any and all other rights or remedies to which the Fund may be entitled, including, without limitation, the right to set off against payments actually received by it with respect to such subscribed shares of Common Stock and to enforce the relevant guarantee of payment.

The method of delivery of completed Subscription Certificates and payment of the Subscription Price to the Subscription Agent will be at the election and risk of exercising Rights holders, but if sent by mail it is recommended that such forms and payments be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and clearance of payment by 5:00 PM Eastern Time, on the Expiration Date.

All questions concerning the timeliness, validity, form and eligibility of any exercise of Rights will be determined by the Fund, which determinations will be final and binding. The Fund, in its sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as it may determine, or reject the purported exercise of any Right. Subscriptions will not be deemed to have been received or accepted until substantially all irregularities have been waived or cured within such time as the Fund determines in its sole discretion. The Fund will not be under any duty to give notification of any defect or irregularity in connection with the submission of Subscription Certificates or incur any liability for failure to give such notification.

Notice of NAV Decline

The Fund has, pursuant to the SEC’s regulatory requirements, undertaken to suspend the Rights offering until the Fund amends this Prospectus Supplement if, after January 23, 2025 (the date of this Prospectus Supplement), the NAV of the Common Stock declines more than 10% from the NAV of the Common Stock as of that date. In that event, the Expiration Date will be extended and the Fund will notify Record Date Stockholders of record of any such decline and permit Rights holders to cancel their exercise of Rights.

Employee Benefit Plan and IRA Considerations

Employee benefit plans that are subject to the fiduciary duty provisions of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (including, without limitation, pension and profit-sharing plans) and plans that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (including, without limitation, IRAs and Keogh plans) (each, a “Covered Plan”), may purchase Common Stock. ERISA and Section 4975 of the Code, for example, imposes certain responsibilities on persons who are fiduciaries with respect to a Covered Plan, including, without limitation, the duties of prudence and diversification with respect to Covered Plans that are subject to ERISA, as well as the need to avoid non-exempt prohibited transactions and conflicts of interest. In this regard there can be no assurance that any prohibited transaction exemption applies, or that all of the conditions of any exemption will be satisfied, at the time that the Rights are exercised or thereafter while the Common Stock (including interests therein) are held by any Covered Plan.

Because the Fund is registered as an investment company under the 1940 Act, the underlying assets of the Fund will not be considered to be “plan assets” of any Covered Plan investing in the Fund for purposes of the fiduciary responsibility and prohibited transaction rules under Title I of ERISA or Section 4975 of the Code. Thus, neither the Fund nor NBIA will be a “fiduciary,” within the meaning of ERISA and Section 4975 of the Code with respect to the assets of any Covered Plan that becomes a Stockholder, solely as a result of the Covered Plan’s investment in the Fund.

Governmental plans, certain church plans and non-U.S. plans are not subject to the prohibited transaction provisions of ERISA or the Code but may be subject to similar laws (“Similar Laws”). Fiduciaries of any such plans should consult with counsel before exercise or transfer of Rights.

Because of the foregoing, the person (the “fiduciary”) making the decisions regarding the exercise, transfer or other disposition of any Rights, and any acquisition of Common Stock on behalf of a Covered Plan or a governmental, church or non-U.S. plan (collectively, “Plans”) will be deemed to represent on behalf of itself and the Plan that the exercise or other disposition of the Rights (and the investment in Common Stock pursuant to any exercise of Rights) will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or any applicable Similar Laws.

Neither the offer and issuance of Rights, nor the sale of Common Stock pursuant to an exercise of any Rights, to a Plan is in any respect a representation or recommendation by any of the Fund, the Dealer Manager, NBIA nor any of their respective affiliates or agents that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate or advisable for Plans generally or any particular Plan. Stockholders and other holders of Rights that are Plans have the exclusive responsibility for ensuring that their exercise or transfer of Rights, and the investment in Common Stock pursuant to an exercise of Rights, complies with the fiduciary responsibility rules of ERISA or any applicable Similar Laws and does not violate the prohibited transaction rules of ERISA, the Code or any applicable Similar Laws.

The provisions of ERISA are subject to extensive and continuing administrative and judicial interpretation and review. The discussion of ERISA contained herein is general in nature and may be affected by future regulations and rulings. Potential investors should consult their legal advisers regarding the consequences under ERISA, the Code or other applicable law of an investment by a Plan in the Fund.

SPECIAL CHARACTERISTICS AND RISKS OF THE RIGHTS OFFERING

Risk is inherent in all investing. Therefore, before investing in the Common Stock you should consider the risks associated with such an investment carefully. See “Risk Factors” in the Prospectus. The following summarizes some of the matters that you should consider before investing in the Fund through the Rights offering:

Dilution Risk

As a result of the Rights offering, it is anticipated that even if you fully exercise your Rights, you should expect to incur immediate economic dilution and, if you do not exercise all of your Rights, you will incur voting dilution because you will own a smaller proportionate interest in the Fund after the Rights offering than you owned prior to the Rights offering. Further, both the sales load and the expenses associated with the Rights offering paid by the Fund will immediately reduce the NAV of each outstanding share of Common Stock. To the extent that the number of shares of Common Stock outstanding after the Rights offering will have increased proportionately more than the increase in the size of the Fund’s net assets, you will, at the completion of the Rights offering, experience immediate dilution of NAV.

In addition, if the Subscription Price for the Rights offering is less than the NAV of the Common Stock as of the Expiration Date, you would experience additional immediate dilution of NAV as a result of the Rights offering. If the Subscription Price is substantially less than the current NAV at the expiration of the Rights offering, such dilution could be substantial. It is anticipated that the existing Stockholders will experience immediate dilution even if they fully exercise their Rights. In addition, whether or not you exercise your Rights, you will experience a dilution of NAV of the Common Stock because you will indirectly bear the expenses of this Rights offering, which include, among other items, SEC registration fees, printing expenses and the fees assessed by service providers (including the cost of the Fund’s counsel and independent registered public accounting firm). This dilution of NAV will disproportionately affect Stockholders who do not exercise their Rights.

Furthermore, if you do not participate in the Over-Subscription Privilege, if it is available, your percentage ownership may also be diluted. The Fund cannot state precisely the amount of any dilution because it is not known at this time what the NAV per share will be on the Expiration Date or what proportion of the Rights will be exercised. The impact of the Rights offering on NAV per share is shown by the following examples, assuming the Rights offering is fully subscribed and the estimated Subscription Price of $3.26:

Scenario 1: (assumes NAV per share is above subscription price)(1)
NAV(2)	$3.36
Subscription Price(3)	$3.26
Reduction in NAV($)	($1,584,046)
Reduction in NAV(%)	(2.98%)
Scenario 2: (assumes NAV per share is below subscription price)(1)
NAV(2)	$3.16
Subscription Price(3)	$3.26
Increase in NAV($)	$1,584,046
Increase in NAV(%)	3.16%

(1)Both examples assume the full Primary Subscription is exercised. Actual amounts may vary due to rounding.

(2)For illustrative purposes only. It is not known at this time what the NAV per share of Common Stock will be on the Expiration Date.

(3)For illustrative purposes only; reflects an estimated Subscription Price of $3.26 based upon 92.5% of the average of the last reported sales price per share of the Fund’s Common Stock at the close of trading on the NYSE American on January 15, 2025 and each of the four (4) preceding trading days. It is not known at this time what the Subscription Price will be on the Expiration Date.

If you do not wish to exercise your Rights, you should consider selling them as set forth in this Prospectus Supplement. The fact that the Rights are transferable may reduce the effects of dilution as a result of the Rights offering. Rights holders can transfer or sell their Rights. The cash received from the sale of Rights may be viewed as partial compensation for any possible dilution. There can be no assurances, however, that a market for the Rights will develop or that the Rights will have any value in that market.

The Fund’s largest Stockholders could increase their percentage ownership in and control of the Fund through the exercise of the Primary Subscription and Over-Subscription Privilege.

Risks of Investing in Rights

Shares of closed-end funds such as the Fund frequently trade at a discount to NAV. Since inception, the Fund’s Common Stock has frequently traded at a discount in relation to NAV. See “Description of Capital Structure” in the Prospectus and “Price Range of Shares of Common Stock” in this Prospectus Supplement. If the price at which the shares of Common Stock are being offered is less than 90% of NAV on the Expiration Date, then the Subscription Price will likely be greater than the market price of a share of Common Stock on that date. In addition, the price at which the shares of Common Stock are being offered, even if above 90% of NAV, may still be above the market price of a share of Common Stock on the Expiration Date. If either event occurs, the Rights will have no value, and a person who exercises Rights will experience an immediate loss of value.

Increase in Share Price Volatility; Decrease in Share Price. The Rights offering may result in an increase in trading of the Common Stock, which may increase volatility in the market price of the Common Stock. The Rights offering may result in an increase in the number of Stockholders wishing to sell their shares of Common Stock, which would exert downward price pressure on the price of Common Stock.

Under-Subscription. It is possible that the Rights offering will not be fully subscribed. Under-subscription of the Rights offering would have an impact on the net proceeds of the Rights offering and whether the Fund achieves any benefits.

Leverage Risk

Leverage creates a greater risk of loss, as well as a potential for more gain, for the Common Stock than if leverage were not used.  Following the completion of the Rights offering, the Fund’s amount of leverage outstanding will decrease.  The leverage of the Fund as of January 15, 2025 was approximately 24.06% of the Fund’s Managed Assets.  After the completion of the Rights offering, and assuming the full Primary Subscription is exercised, the amount of leverage outstanding is expected to decrease to approximately 19.67% of the Fund’s Managed Assets. While there is no guarantee, the Fund currently anticipates that after the completion of the Rights offering, it will seek to increase the amount of its leverage so that its leverage as a percentage of its Managed Assets returns to a level similar to that which existed prior to the Rights offering. The amount of leverage employed by the Fund may increase or decrease thereafter.  The use of leverage for investment purposes creates opportunities for greater total returns but at the same time increases risk.  When leverage is employed, the NAV and market price of the Common Stock and the yield to Stockholders may be more volatile.  Any investment income or gains earned with respect to the amounts borrowed in excess of the interest due on the borrowing will augment the Fund’s income.  Conversely, if the investment performance with respect to the amounts borrowed fails to cover the interest on such borrowings, the value of the Fund’s Common Stock may decrease more quickly than would otherwise be the case, and distributions on the Common Stock could be reduced or eliminated.  Interest payments and fees incurred in connection with such borrowings will reduce the amount of net income available for distribution to Stockholders.

Because the fee paid to the Adviser is calculated on the basis of the Fund’s Managed Assets, which include the proceeds of leverage, the dollar amount of the management fee paid by the Fund to the Adviser will be higher (and the Adviser will benefit to that extent) when leverage is used.  The Adviser will use leverage only if it believes such action would result in a net benefit to the Fund’s Stockholders after taking into account the higher fees and expenses associated with leverage (including higher management fees).

The Fund’s leveraging strategy may not be successful.

TAXATION

The following is a general summary of the U.S. federal income tax consequences of the Rights offering to Record Date Stockholders who are U.S. persons for U.S. federal income tax purposes.  The following summary supplements the discussion set forth in the accompanying Prospectus and SAI and is subject to the qualifications and assumptions set forth therein.  The discussion set forth herein does not constitute tax advice and potential investors are urged to consult their own tax advisers to determine the tax consequences of investing in the Fund.

Please refer to the “Tax Matters” sections in the Fund’s Prospectus and Statement of Additional Information for a description of the consequences of investing in the Fund’s Common Stock. Special tax considerations relating to this Rights offering are summarized below:

•The value of a Right will not be includible in the income of a Stockholder at the time the subscription right is issued.

•The basis of a Right issued to a Stockholder will be zero, and the basis of the share of Common Stock with respect to which the Right was issued (the old share) will remain unchanged, unless either (a) the fair market value of the Right on the date of distribution is at least 15% of the fair market value of the old share of Common Stock, or (b) such Stockholder affirmatively elects (in the manner set out in Treasury regulations) under the Code to allocate to the Right a portion of the basis of the old share of Common Stock. If either (a) or (b) applies, such Stockholder must allocate basis between the old share of Common Stock and the Right in proportion to their fair market values on the date of distribution.

•The basis of a Right purchased in the market will generally be its purchase price.

•The holding period of a Right issued to a Stockholder will include the holding period of the old share of Common Stock.

•No loss will be recognized by a Stockholder if a Right distributed to such Stockholder expires unexercised because the basis of the old share of Common Stock may be allocated to a Right only if the Right is exercised. If a Right that has been purchased in the market expires unexercised, there will be a recognized loss equal to the basis of the Right.

•Any gain or loss on the sale of a Right will be a capital gain or loss if the Right is held as a capital asset (which in the case of a Right issued to Record Date Stockholders will depend on whether the old share of Common Stock is held as a capital asset), and will be a long term capital gain or loss if the holding period is deemed to exceed one year.

•No gain or loss will be recognized by a Stockholder upon the exercise of a Right, and the basis of any share of Common Stock acquired upon exercise (the new share of Common Stock) will equal the sum of the basis (as determined above), if any, of the Right and the Subscription Price of the Right for the new share of Common Stock. The holding period for the new share of Common Stock does not include the time during which the Right holder held the unexercised Right and will begin no later than the date following the date when the Right is exercised.

The foregoing is a general and abbreviated summary of the provisions of the Code and the Treasury regulations in effect as they directly govern the taxation of the Fund and its Stockholders, with respect to U.S. federal income taxation only. Other tax issues such as state and local taxation may apply. Investors are urged to consult their own tax advisers to determine the tax consequences of investing in the Fund. These provisions are subject to change by legislative or administrative action, and any such change may be retroactive.

PLAN OF DISTRIBUTION

Distribution Arrangements

UBS Securities LLC will act as Dealer Manager for the Rights offering. Under the terms and subject to the conditions contained in the Dealer Manager Agreement among the Dealer Manager, the Fund and the Adviser, the Dealer Manager will provide financial structuring and solicitation services in connection with the Rights offering and will solicit the exercise of Rights and participation in the Over-Subscription Privilege. The Rights offering is not contingent upon any number of Rights being exercised. The Dealer Manager will also be responsible for forming and managing a group of selling broker-dealers (each a “Selling Group Member” and collectively the “Selling Group Members”), whereby each Selling Group Member will enter into a Selling Group Agreement with the Dealer Manager to solicit the exercise of Rights and to sell Common Stock purchased by the Selling Group Member from the Dealer Manager. In addition, the Dealer Manager will enter into a Soliciting Dealer Agreement with other soliciting broker-dealers (each a “Soliciting Dealer” and collectively, the “Soliciting Dealers”) to solicit the exercise of Rights. See “Compensation to Dealer Manager” for a discussion of fees and other compensation to be paid to the Dealer Manager, Selling Group Members and Soliciting Dealers in connection with the Rights offering.

The services provided by the Dealer Manager differ from those provided by the Adviser in that the Adviser acts as the investment adviser for the Fund and manages the investment and reinvestment of the Fund’s assets in accordance with the Fund’s investment objectives and policies and limitations, and generally manages the day-to-day business and affairs of the Fund. The Adviser has not been retained by the Fund to manage a rights offering; instead, given the complexities of the transaction, the Fund believes that the retention of the Dealer Manager will be beneficial.

The Fund and the Adviser have each agreed to indemnify the Dealer Manager for losses arising out of certain liabilities, including liabilities under the Securities Act. The Dealer Manager Agreement also provides that the Dealer Manager will not be subject to any liability to the Fund in rendering the services contemplated by the Dealer Manager Agreement except for any act of willful misfeasance, bad faith or gross negligence of the Dealer Manager or reckless disregard by the Dealer Manager of its obligations and duties under the Dealer Manager Agreement.

Prior to the expiration of the Rights offering, the Dealer Manager may independently offer for sale Common Stock acquired through exercising the Rights at prices that may be different from the market price for such Common Stock or from the price to be received by the Fund upon the exercise of Rights. The Dealer Manager is authorized to buy and exercise Rights (for delivery of Common Stock prior to the expiration of the Rights offering), including unexercised Rights of Record Date Stockholders whose record addresses are outside the United States held by the Subscription Agent for which no instructions are received, and to sell Common Stock to the public or to Selling Group Members at the offering price set by the Dealer Manager from time to time. In addition, the Dealer Manager has the right to buy Rights offered to it by the Subscription Agent from electing Record Date Stockholders, and the Dealer Manager may purchase such Rights as principal or act as agent on behalf of its clients for the resale of such Rights.

In order to seek to facilitate the trading market in the Rights for the benefit of non-exercising Stockholders, and the placement of the Common Stock to new or existing investors pursuant to the exercise of the Rights, the Dealer Manager Agreement provides for special arrangements with the Dealer Manager. Under these arrangements, the Dealer Manager is expected to purchase Rights on the NYSE American. The number of Rights, if any, purchased by the Dealer Manager will be determined by the Dealer Manager in its sole discretion. The Dealer Manager is not obligated to purchase Rights or Common Stock as principal for its own account to facilitate the trading market for Rights or for investment purposes. Rather, its purchases are expected to be closely related to interest in acquiring Common Stock generated by the Dealer Manager through its marketing and soliciting activities. The Dealer Manager may exercise those Rights at its option on one or more dates, which are expected to be prior to the Expiration Date. The subscription price for the Common Stock issued through the exercise of Rights by the Dealer Manager prior to the Expiration Date will be the greater of 92.5% of the last reported sale price of a share of Common Stock on the NYSE American on the date of exercise or 90% of the Fund’s NAV per share of Common Stock at the close of trading on the NYSE American prior to the date of exercise, or, if exercised on the Expiration Date, at the Subscription Price. The price and timing of these exercises are expected to differ from those described herein for the Rights offering. The Subscription Price will be paid to the Fund and the Dealer Manager fee with respect to such proceeds will be paid by the Fund on the applicable settlement date(s) of such exercise(s).

In connection with the exercise of Rights and receipt of Common Stock, the Dealer Manager intends to offer those shares of Common Stock for sale to the public and/or through Selling Group Members it has established. The Dealer Manager may set the price for those shares of Common Stock at any price that it determines, in its sole discretion. The Dealer Manager has advised that the price at which such shares of Common Stock are offered is expected to be at or slightly below the closing price of the Common Stock on the NYSE American on the date the Dealer Manager exercises Rights. No portion of the amount paid to the Dealer Manager or to a Selling Group Member from the sale of Common Stock in this manner will be paid to the Fund. If the sales price of the Common Stock is greater than the subscription price paid by the Dealer Manager for such shares of Common Stock plus the costs to purchase Rights for the purpose of acquiring those shares of Common Stock, the Dealer Manager will receive a gain.

Alternatively, if the sales price of the Common Stock is less than the Subscription Price for such shares of Common Stock plus the costs to purchase Rights for the purpose of acquiring those shares of Common Stock, the Dealer Manager will incur a loss. The Dealer Manager will pay a concession to Selling Group Members in an amount equal to approximately 2.00% of the aggregate price of the Common Stock sold by the respective Selling Group Member. Neither the Fund nor the Adviser has a role in setting the terms, including the sales price, on which the Dealer Manager offers for sale and sells Common Stock it has acquired through purchasing and exercising Rights or the timing of the exercise of Rights or sales of Common Stock by the Dealer Manager. Persons who purchase Common Stock from the Dealer Manager or a Selling Group Member will purchase Common Stock at a price set by the Dealer Manager, which may be more, less than or at the Subscription Price, based on the price mechanism through which Common Stock will be sold in the Rights offering, and at a time set by the Dealer Manager, which may be prior to the Expiration Date, and will not have the uncertainty of waiting for the determination of the Subscription Price on the Expiration Date.

The Dealer Manager may purchase Rights as principal or act as agent on behalf of its clients for the resale of such Rights. The Dealer Manager may realize gains (or losses) in connection with the purchase and sale of Rights and the sale of Common Stock, although such transactions are intended by the Dealer Manager to facilitate the trading market in the Rights and the placement of the Common Stock to new or existing investors pursuant to the exercise of the Rights. Any gains (or losses) realized by the Dealer Manager from the purchase and sale of Rights and the sale of Common Stock are independent of and in addition to its fee as Dealer Manager. The Dealer Manager has advised that any such gains (or losses) are expected to be immaterial relative to its fee as Dealer Manager.

Since neither the Dealer Manager nor persons (who are not otherwise Record Date Stockholders) who purchase Common Stock from the Dealer Manager or Selling Group Members were Record Date Stockholders, they would not be able to participate in the Over-Subscription Privilege.

There is no limit on the number of Rights the Dealer Manager can purchase or exercise. Common Stock acquired by the Dealer Manager pursuant to the exercise of Rights acquired by it will reduce the number of shares of Common Stock available pursuant to the Over-Subscription Privilege, perhaps materially, depending on the number of Rights purchased and exercised by the Dealer Manager.

Although the Dealer Manager is expected to seek to facilitate the trading market for Rights as described above, investors can acquire Common Stock at the Subscription Price by acquiring Rights on the NYSE American and exercising them in the method described above under “Method for Exercising Rights.”

In the ordinary course of their businesses, the Dealer Manager and/or its affiliates may engage in investment banking or financial transactions with the Fund, the Adviser and their affiliates. In addition, in the ordinary course of their businesses, the Dealer Manager and/or its affiliates may, from time to time, own securities of the Fund or its affiliates.

The principal business address of the Dealer Manager is 11 Madison Avenue, New York, New York 10010.

Compensation to Dealer Manager

Pursuant to the Dealer Manager Agreement, the Fund has agreed to pay the Dealer Manager a fee for its financial structuring and solicitation services equal to 3.50% of the Subscription Price for each share of Common Stock issued pursuant to the Rights offering, including the Over-Subscription Privilege, a portion of which may be reallowed to an affiliate of the Dealer Manager. The Dealer Manager will reallow to Selling Group Members in the Selling Group to be formed and managed by the Dealer Manager selling fees equal to 2.00% of the Subscription Price for each share of Common Stock issued pursuant to the Rights offering or the Over-Subscription Privilege as a result of their selling efforts. In addition, the Dealer Manager will reallow to Soliciting Dealers that have executed and delivered a Soliciting Dealer Agreement and have solicited the exercise of Rights, solicitation fees equal to 0.50% of the Subscription Price for each share of Common Stock issued pursuant to the exercise of Rights as a result of their soliciting efforts, subject to a maximum fee based on the number of shares of Common Stock held by such Soliciting Dealer through DTC on the Record Date. Fees will be paid to the broker-dealer designated on the applicable portion of the subscription certificates or, in the absence of such designation, to the Dealer Manager.

The Fund has also agreed to pay the Dealer Manager up to $150,000 as a partial reimbursement for its reasonable out-of-pocket expenses incurred in connection with the Rights offering.  The Fund will also pay expenses relating to the printing or other production, mailing and delivery expenses incurred in connection with materials related to the Rights offering, including all reasonable out-of-pocket fees and expenses, if any, incurred by the Dealer Manager, Selling Group Members, Soliciting Dealers and other brokers, dealers and financial institutions in connection with their customary mailing and handling of materials related to the Rights offering to their customers. No other fees will be payable by the Fund or the Adviser to the Dealer Manager in connection with the Rights offering.

LEGAL MATTERS

Certain legal matters will be passed on by K&L Gates LLP, counsel to the Fund. Certain legal matters will be passed on by Dechert LLP as special counsel to the Dealer Manager in connection with the Rights offering.

ADDITIONAL INFORMATION

This Prospectus Supplement and the accompanying Prospectus constitute part of a registration statement filed by the Fund with the SEC under the Securities Act and the 1940 Act. This Prospectus Supplement and the accompanying Prospectus omit certain of the information contained in the registration statement, and reference is hereby made to the registration statement and related exhibits for further information with respect to the Fund and the Common Stock offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. The complete registration statement may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations or free of charge through the SEC’s website (http://www.sec.gov).

BASE PROSPECTUS

$150,000,000

Neuberger Berman Real Estate Securities
Income Fund Inc.

Shares of Common Stock
Subscription Rights to Acquire Shares of Common Stock

Neuberger Berman Real Estate Securities Income Fund Inc. (the “Fund”) is a closed-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). The Fund’s primary investment objective is high current income. Capital appreciation is a secondary investment objective for the Fund. There is no assurance that the Fund will achieve its investment objectives.

To pursue its investment objectives, under normal market conditions, the Fund invests at least 90% of its total assets in income-producing common equity securities, preferred securities, convertible securities and non-convertible debt securities issued by real estate companies, including real estate investment trusts (“REITs”). Under normal market conditions, the Fund invests at least 75% of its total assets in income-producing equity securities issued by REITs. The Fund may invest up to 15% of its total assets in any combination of mortgage REITs and hybrid REITs. Under normal market conditions, the Fund may invest up to 20% of its total assets in debt securities. The Fund will not invest more than 10% of its total assets in the securities of any one issuer. At least 90% of the Fund’s total assets will be invested in U.S. dollar-denominated securities of issuers located in the United States. The Fund may invest up to 10% of its total assets in securities of non-U.S. issuers located in industrialized countries. The Fund currently utilizes leverage through a secured credit facility.

The Fund may issue, from time to time, in one or more offerings, shares of common stock, each with a par value of $0.0001 per share (each a “share of Common Stock” and together, the “Common Stock”), and/or its transferable subscription rights to acquire shares of Common Stock (“Rights,” and, together with the Common Stock, “Securities”) to its Stockholders of record on the record date for the offering (the “Record Date”) entitling the holders of these Rights to subscribe (an “Offer”) for additional shares of Common Stock. The Securities may be offered at prices and on terms to be set forth in one or more supplements to this prospectus (this “Prospectus,” and each supplement thereto, a “Prospectus Supplement”). You should read this Prospectus and the applicable Prospectus Supplement(s) carefully before you invest in the Fund’s Securities.

The net asset value (“NAV”) per share of the Fund’s Common Stock at the close of business on January 15, 2025 was $3.52 and the last reported sale price of a share of Common Stock on the NYSE American on that date was $3.55, representing a premium to NAV per share of 0.85%. The Fund’s Common Stock is traded on the NYSE American under the symbol “NRO.”

Prospectus dated March 14, 2023, as amended January 23, 2025

Investing in the Fund’s Securities involves risks, including the risk of leverage and the risk that that you may receive little or no return on your investment or that you may lose part or all of your investment. Before buying any Securities, you should read the discussion of the principal risks of investing in the Fund. The principal risks of investing in the Fund are summarized in “Prospectus Summary — Risk Factors” beginning on page 6 of this Prospectus and further described in “Risk Factors” beginning on page 23 of this Prospectus and leverage is further described in “Use of Leverage and Related Risks” beginning on page 20 of this Prospectus.

Shares of closed-end management investment companies frequently trade at a discount to their net asset value. The Fund’s Common Stock has traded at a discount to net asset value, including during recent periods. If the Fund’s Common Stock trades at a discount to its net asset value, the risk of loss may increase for purchasers in a public offering.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Management. Neuberger Berman Investment Advisers LLC (“NBIA” or the “Adviser”) serves as the Fund’s investment adviser. NBIA, an investment adviser registered with the SEC under the Investment Advisers Act of 1940, is located at 1290 Avenue of the Americas, New York, New York 10104-0002. See “Management of the Fund.” As of September 30, 2024, Neuberger Berman and its affiliates had $509 billion in assets under management and continue an asset management history that began in 1939.

This Prospectus may not be used to consummate sales of securities by us through agents, underwriters or dealers unless accompanied by a Prospectus Supplement. This Prospectus, together with any applicable Prospectus Supplement, sets forth concisely the information about the Fund that a prospective investor should know before investing. You should read this Prospectus and any applicable Prospectus Supplement before deciding whether to invest in the Securities, and retain both for future reference. A Statement of Additional Information, dated March 14, 2023, as amended January 23, 2025 (the “SAI”), containing additional information about the Fund, has been filed with the SEC and is incorporated by reference in its entirety into this Prospectus. You can review the table of contents of the SAI at the end of this Prospectus. You may receive free of charge a copy of the SAI or the Fund’s annual and semi-annual reports to stockholders by visiting our website at www.nb.com, by calling (877) 461-1899, or by writing to the Fund, or obtain a copy (and other information regarding the Fund) from the SEC’s website at http://www.sec.gov. The SAI is only updated in connection with an offering and is therefore not available on the Fund’s website.

The Securities do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other government agency.

You should rely only on the information contained or incorporated by reference in this Prospectus and any applicable Prospectus Supplement in making your investment decisions. The Fund has not authorized anyone to provide you with different information. The Fund is not making an offer to sell Securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this Prospectus or any applicable Prospectus Supplement is accurate as of any date other than the dates on their covers. The Fund’s business, financial condition and prospects may have changed since the date of its description in this Prospectus or the date of its description in any Prospectus Supplement.

As permitted by regulations adopted by the U.S. Securities and Exchange Commission, paper copies of the Fund’s annual and semi-annual stockholder reports will not be sent by mail, unless you specifically request paper copies of the reports. Instead, the reports will be made available on the Fund’s website www.nb.com/CEFliterature, and you will be notified by mail each time a report is posted and provided with a website link to access the report.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus and the SAI incorporated by reference into this Prospectus contain “forward-looking statements.” Forward-looking statements can be identified by the words “may,” “will,” “intend,” “expect,” “estimate,” “continue,” “plan,” “anticipate,” and similar terms with the negative of such terms. By their nature, all forward-looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by the forward-looking statements. Several factors that could materially affect the Fund’s actual results are the performance of the portfolio of securities the Fund holds, the price at which the Fund’s shares will trade in the public markets and other factors discussed in the Fund’s periodic filings with the SEC.

Although the Fund believes that the expectations expressed in the forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in the Fund’s forward-looking statements. Future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in the “Risk Factors” section of this Prospectus. All forward-looking statements contained in this Prospectus or in the SAI are made as of the date of this Prospectus or SAI, as the case may be. Except for ongoing obligations under the federal securities laws, the Fund does not intend and is not obligated, to update any forward-looking statement.

PROSPECTUS SUMMARY

This is only a summary. You should review the more detailed information elsewhere in this prospectus (“Prospectus”), in any related supplement to this Prospectus (each, a “Prospectus Supplement”), and in the Statement of Additional Information (the “SAI”) prior to making an investment in the Fund. See “Risk Factors.”

The Fund

Neuberger Berman Real Estate Securities Income Fund Inc. (the “Fund”) is a Maryland corporation registered as a diversified, closed-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”). The Fund currently utilizes leverage through a secured credit facility (the “Facility”). As of January 15, 2025, the Fund’s net asset value (“NAV”) per share was $3.52.

The Offering

The Fund may offer, from time to time, in one or more offerings, shares of common stock, $0.0001 par value per share (each a “share of Common Stock” and together, the “Common Stock”), and/or transferable rights to purchase such shares of Common Stock (“Rights,” and together with the Common Stock, “Securities”). The Securities may be offered at prices and on terms to be set forth in one or more Prospectus Supplements. The offering price per share of Common Stock will not be less than the net asset value per share of Common Stock at the time the Fund makes the offering, exclusive of any underwriting commissions or discounts; however, transferable rights offerings that meet certain conditions may be offered at a price below the then current net asset value per share of Common Stock of the Fund. You should read this Prospectus and any applicable Prospectus Supplement carefully before you invest in the Fund’s securities.

Other Information Regarding the Fund

NYSE American Listed

As of January 15, 2025, the Fund had 47,521,375 shares of Common Stock outstanding. The Fund’s Common Stock is traded on the NYSE American under the symbol “NRO.” As of January 15, 2025, the last reported sales price of a share of Common Stock of the Fund on the NYSE American was $3.55, representing a premium to NAV per share of 0.85%. See “The Fund.” Rights issued by the Fund may also be listed on a securities exchange.

Use of Proceeds

Unless otherwise specified in a Prospectus Supplement, the Adviser (defined below) anticipates that investment of the net proceeds of an offer in accordance with the Fund’s investment objectives and policies will take up to three months after completion of such offer depending on market conditions and the availability of appropriate securities. Depending on market conditions and operations, a portion of the proceeds to be identified in any relevant Prospectus Supplement may be used to pay distributions in accordance with the Fund’s distribution policy.

Investment Objectives and Policies

The Fund’s primary investment objective is high current income. Capital appreciation is a secondary investment objective for the Fund. These investment objectives are fundamental and cannot be changed without stockholder approval. There is no assurance that the Fund will achieve its investment objectives.

Under normal market conditions, the Fund invests at least 90% of its total assets in income-producing common equity securities, preferred securities, convertible securities and non-convertible debt securities issued by real estate companies, including real estate investment trusts (“REITs”). The Fund defines a real estate company as one that derives at least 50% of its revenue from, or has at least 50% of its assets in, real estate. The Fund normally invests at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in securities of real estate companies. The Fund will not change its strategy of normally investing at least 80% of its net assets in securities issued by real estate companies without providing stockholders at least 60 days’ notice.

Under normal market conditions, the Fund invests at least 75% of its total assets in income-producing equity securities issued by REITs. The Fund anticipates that its investments in REITs will consist primarily of equity REITs. The Fund may invest up to 15% of its total assets in any combination of mortgage REITs and hybrid REITs. An equity REIT invests primarily in the fee ownership or leasehold ownership of land and buildings and derives its income primarily from rental income. A mortgage REIT invests primarily in mortgages on real estate, which may secure construction, development or long-term loans, and derives its income primarily from interest payments on the credit it has extended. A hybrid REIT combines the characteristics of equity REITs and mortgage REITs, generally by holding both ownership interests and mortgage interests in real estate. The Fund may invest in both publicly and privately traded REITs. When investing in equity securities, the Fund may invest in entities of any market capitalization.

Under normal market conditions, the Fund may invest up to 20% of its total assets in debt securities of any credit quality (including convertible and non-convertible debt securities), such as debt securities issued by real estate companies and U.S. government obligations. The Fund will not invest more than 10% of its total assets in the securities of any one issuer. At least 90% of the Fund’s total assets will be invested in U.S. dollar-denominated securities of issuers located in the United States. The Fund may invest up to 10% of its total assets in securities of non-U.S. issuers located in industrialized countries.

The Fund has a fundamental policy of concentrating its investments in the U.S. real estate industry and not concentrating in any other industry. This policy cannot be changed without stockholder approval.

The Fund uses leverage to pursue its investment objective. The Fund currently utilizes leverage through a secured credit facility and may borrow money or use a variety of additional strategies to increase funds available for investment. Under the 1940 Act, the Fund is permitted to issue debt up to 33 1/3% of its total Managed Assets (defined below) or equity securities (e.g., preferred stock) up to 50% of its total Managed Assets. “Managed Assets” means the Fund’s total assets minus liabilities other than the aggregate indebtedness entered into for purposes of leverage. The Fund may voluntarily elect to limit its leverage to less than the maximum amount permitted under the 1940 Act.

In connection with the Fund’s use of leverage, the Fund may seek to hedge the interest rate risks associated with leverage through interest rate swaps, caps or other derivative transactions. These transactions involve investment techniques and risks different from those associated with portfolio transactions in securities of real estate companies. There is no assurance that any interest rate hedging transactions, if undertaken, will be successful, and such transactions may adversely affect the Fund’s achievement of its investment objectives.

As part of their fundamental investment analysis the portfolio managers consider Environmental, Social and Governance (ESG) factors they believe are financially material to individual investments, where applicable, as described in this paragraph. While this analysis is inherently subjective and may be informed by both internally generated and third-party metrics, data and other information, the portfolio managers believe that the consideration of financially material ESG factors, alongside traditional financial metrics, may enhance the Fund’s overall investment process. The consideration of ESG factors does not apply to certain instruments, such as certain derivative instruments, other registered investment companies, cash and cash equivalents. The consideration of ESG factors as part of the investment process does not mean that the Fund pursues a specific “impact” or “sustainable” investment strategy.

Temporary Investments. For temporary defensive purposes, or to manage cash pending investment or payout, the Fund may invest up to 100% of its total assets in cash and cash equivalents, U.S. Government and Agency Securities, commercial paper and certain other money market instruments, as well as repurchase agreements collateralized by the foregoing. In addition, the Fund may engage in active and frequent trading, including during periods when the Fund needs to reduce leverage quickly and during periods of extreme market volatility. The Fund may not achieve its investment objectives under these circumstances.

Leverage

The Fund uses leverage to pursue its investment objective. The Fund currently utilizes leverage through bank borrowings under a committed secured credit facility, which includes a related security agreement (the “Credit Facility”) with State Street Bank and Trust Company (“State Street”). The Fund’s total leverage ratio through borrowings under the Credit Facility was 24.06% of Managed Assets as of January 15, 2025. “Managed Assets” are the total assets of the Fund, less liabilities other than the aggregate indebtedness entered into for purposes of leverage. The Credit Facility currently includes a 180-day rolling line of credit for revolving loans of up to $70 million, of which, $50 million was drawn as of October 31, 2024. In connection with the Credit Facility, the Fund has granted a security interest in a substantial portion of its assets to the lending bank. The Credit Facility includes customary provisions regarding requirements to prepay outstanding amounts or incur a penalty rate of interest upon the occurrence of certain events of default, and indemnification of the bank against liabilities it may incur in connection with the Credit Facility. The Credit Facility also includes customary covenants that, among other things, limit the Fund’s ability to incur additional debt. See “Use of Leverage and Related Risks.”

Although it has no current intent to do so, the Fund may also leverage by issuing preferred stock, notes or commercial paper and/or leverage through other borrowings to increase funds available for investment. Under the 1940 Act, the Fund is permitted to issue debt up to 33 1/3% of its total Managed Assets or equity securities (e.g., preferred stock) up to 50% of its total Managed Assets. The Fund may voluntarily elect to limit its leverage to less than the maximum amount permitted under the 1940 Act. In addition, the Fund may be subject to certain asset coverage, leverage or portfolio composition requirements imposed under the Credit Facility, which may be more stringent than those imposed by the 1940 Act.

Use of leverage creates an opportunity for increased income and return for the holders of Common Stock (the “Common Stockholders”) but, at the same time, creates risks, including the likelihood of greater volatility in the NAV and market price of, and distributions on, the Common Stock. For example, in declining markets, the use of leverage may increase the Fund’s losses. See “Use of Leverage and Related Risks” and “Risk Factors – Leverage Risk.” There is a risk that fluctuations in the interest rates paid on bank borrowings or dividends or interest rates paid on other forms of leverage that the Fund enter into may adversely affect the return to the Common Stockholders. If the income from the securities purchased with such funds is not sufficient to cover the cost of leverage, the return on the Fund will be less than if leverage had not been used, and therefore the amount available for distribution to Common Stockholders as dividends and other distributions will be reduced and may not satisfy the level dividend rate distribution policy set by the Fund’s Board of Directors (the “Board”). There can be no assurance that the Fund will continue to use leverage or that its leveraging strategy will be successful during any period in which it is employed. If any of the Fund’s leverage becomes rated by one or more nationally recognized statistical rating organizations (each, an “NRSRO”), the Fund may be subject to investment restrictions based on the NRSRO(s)’ requirements as well. These restrictions may impose asset coverage or portfolio composition requirements that are more stringent than those imposed on the Fund by the 1940 Act. It is not anticipated that these covenants or portfolio requirements will significantly impede the Adviser in managing the Fund’s portfolio in accordance with its investment objectives and policies. Nonetheless, if these covenants or guidelines are more restrictive than those imposed by the 1940 Act, the Fund may not be able to utilize as much leverage as it otherwise could have, which could reduce the Fund’s investment returns. In addition, such restrictions could cause the Adviser to make different investment decisions than if there were no such restrictions.

The costs of a leverage program (including the costs of current bank borrowings) are borne by Common Stockholders and consequently will result in a reduction of the NAV of the Common Stock. During periods in which the Fund is using leverage, the fees paid by the Fund for investment advisory services will be higher than if the Fund did not use leverage because the investment advisory fees paid will be calculated on the basis of the Fund’s Managed Assets, which includes proceeds from (and assets subject to) any borrowings under the Credit Facility, so that the investment advisory fees payable to the Adviser will be higher when leverage is utilized. This creates a conflict of interest between the Adviser, on the one hand, and Common Stockholders, on the other hand. Fees and expenses in respect of leverage, as well as the investment advisory fee and all other expenses of the Fund, will be borne entirely by the Common Stockholders, and not by the provider of the Credit Facility or any future preferred stockholders, noteholders or any other leverage providers.

Interest Rate Transactions. In connection with the Fund’s use of leverage, it may seek to hedge the interest rate risks associated with the leverage through interest rate swaps, caps or other derivative transactions. These transactions involve investment techniques and risks different from those associated with portfolio transactions in securities of real estate companies. There is no assurance that any interest rate hedging transactions, if undertaken, will be successful, and such transactions may adversely affect the Fund’s achievement of its investment objectives. See “Use of Leverage and Related Risks” and “Interest Rate Transactions.”

The Adviser

Neuberger Berman Investment Advisers LLC (“NBIA” or the “Adviser”) serves as the Fund’s investment manager. NBIA is located at 1290 Avenue of the Americas, New York, New York 10104-0002. See “Management of the Fund.” As of December 31, 2024, Neuberger Berman and its affiliates had $508 billion in assets under management and continue an asset management history that began in 1939.

The Administrator

NBIA, located at 1290 Avenue of the Americas, New York, New York 10104-0002, serves as administrator to the Fund. Under the administration agreement, NBIA is generally responsible for managing the administrative affairs of the Fund.

During periods when the Fund is using leverage, the fee paid to NBIA (for various services) will be higher than if the Fund did not use leverage because the fees paid are calculated on the basis of the Fund’s Managed Assets, which includes the assets purchased through leverage. For the purpose of calculating Managed Assets, derivatives are valued at their market value. See “Management of the Fund — The Administrator.”

State Street serves as sub-administrator of the Fund and is paid by NBIA out of the fees it receives as the Fund’s administrator.

Distributions

The Fund distributes its net investment income on a monthly basis. The Fund intends to distribute at least annually, all of its realized net long- and short-term capital gains, if any. Both monthly and annual distributions to Common Stockholders will be made only after paying any accrued interest and other fees or expenses under the Credit Facility and making any required payments on any other outstanding leverage.

Over time, all the net investment income of the Fund will be distributed. That income generally will consist of all dividends earned and interest income accrued on portfolio assets and any income from other investments held by the Fund less all expenses of the Fund, which will be accrued each day.

In addition, the Fund currently expects that a portion of the cash flow it receives from real estate companies that is initially characterized as “dividends” will later be recharacterized by the real estate companies as a non-taxable return of capital to the Fund. In that event, amounts distributed to Common Stockholders may have to be subsequently recharacterized as a return of capital for tax purposes.

To maintain more stable monthly distributions, the Fund may include a return of capital as part of the distributions or may distribute less than the entire amount of its net investment income earned in a particular period (the “Level-Rate Distribution Policy”). A return of capital is a distribution by the Fund that exceeds the Fund’s current and accumulated earnings and profits and which represents a return of a Common Stockholder’s original investment. To the extent a distribution paid by the Fund represents a return of capital, a Common Stockholder’s cost basis in Fund shares will be reduced, which will increase a capital gain or reduce a capital loss upon sale of those shares. The undistributed net investment income may be available to supplement future distributions. Therefore, the distributions the Fund pays for any particular monthly period may be more or less than the amount of net investment income it actually earns during the period, and the Fund may have to sell a portion of its investment portfolio to make a distribution at a time when independent investment judgment might not dictate such action. Undistributed net investment income is included in the Common Stock’s net asset value, and, correspondingly, distributions from net investment income will reduce the Common Stock’s net asset value.  Pursuant to the requirements of the 1940 Act and other applicable laws, a notice would be provided for each monthly distribution that does not consist entirely of net investment income that would provide estimated sources of the distribution made.

While the Fund intends to pay a level distribution, investors should understand that there is no assurance that it will always be able to pay a distribution, that the distribution will be of any particular size, or that distributions will consist solely of net investment income and net realized capital gains.

The Fund has exemptive relief from the Securities and Exchange Commission (“SEC”) to permit it to pay long-term capital gain more frequently than is currently allowed under the 1940 Act, which would allow it to adopt a managed distribution policy (“Managed Distribution Policy”). Pursuant to a Managed Distribution Policy, the Fund could make regular cash distributions to Common Stockholders, at a fixed rate per share of Common Stock or at a fixed percentage of its NAV per share, that may include periodic distributions of net long- and short-term capital gains or, in certain instances, return of capital.

If the Board determines to rely on the exemptive relief and adopt a Managed Distribution Policy, the Fund would terminate its Level-Rate Distribution Policy.

The distribution rate that the Fund expects to pay on its Common Stock and its ability to satisfy its Level-Rate Distribution Policy will depend on a number of factors, including the amount and stability of income received from its investments, the availability of capital gains, interest paid on any borrowings and the level of other Fund fees and expenses. As portfolio and market conditions change, the rate of distributions on the Common Stock could be adjusted upward or downward from time to time.

See “Distributions” and “Distribution Reinvestment Plan.”

An investor who acquires Common Stock in an offering issued after the record date for a monthly distribution (if any) to be paid by the Fund will not receive such distribution.

Distribution Reinvestment Plan

Unless you elect to receive distributions in cash, all of your distributions will be automatically reinvested in additional shares of Common Stock under the Fund’s Distribution Reinvestment Plan. See “Distribution Reinvestment Plan.”

Custodian, Distribution Paying Agent, Transfer Agent and Registrar

State Street serves as custodian (the “Custodian”) for the Fund. Equiniti Transfer & Trust Company, LLC serves as Transfer Agent, Distribution Paying Agent and Registrar.

Closed-End Fund Structure

Closed-end funds differ from open-end management investment companies (commonly referred to as mutual funds) in that closed-end funds generally list their shares for trading on a securities exchange and do not redeem their shares at the option of the shareholder. By comparison, mutual funds issue securities redeemable at NAV at the option of the shareholder and typically engage in a continuous offering of their shares. Mutual funds are subject to continuous asset in-flows and out-flows that can complicate portfolio management, whereas closed-end funds generally can stay more fully invested in securities consistent with the closed-end fund’s investment objectives and policies. In addition, in comparison to open-end funds, closed-end funds have greater flexibility in the employment of leverage and in the ability to make certain types of investments, including investments in illiquid securities.

However, shares of closed-end funds frequently trade at a discount from their NAV per share. In recognition of the possibility that the Common Stock might trade at a discount to NAV and that any such discount may not be in the interest of Common Stockholders, the Board, in consultation with the Adviser, from time to time may review possible actions to reduce any such discount, such as tender offers for Common Stock at a percentage of NAV. There can be no assurance, however, that the Board will decide to undertake any of these actions or that, if undertaken, such actions would result in the Common Stock trading at a price equal to or close to NAV.

Risk Factors

Investing in any investment company security involves risk, including the risk that you may receive little or no return on your investment or even that you may lose part or all of your investment. The following summarizes some of the risks that you should consider before making an investment in the Fund under any offering. A more detailed description of these and other risks of investing in the Fund are described under “Risk Factors” below. You should carefully consider the following risk factors, as well as the other information in this Prospectus and any applicable Prospectus Supplement, before making an investment in the Fund under any offer. The Securities do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other government agency.

The actual risk exposure taken by the Fund in its investment program will vary over time, depending on various factors including the portfolio managers’ evaluation of issuer, political, regulatory, market, or economic developments. There can be no guarantee that the portfolio managers will be successful in their attempts to manage the risk exposure of the Fund or will appropriately evaluate or weigh the multiple factors involved in investment decisions, including issuer, market and/or instrument-specific analysis, valuation and ESG factors. Information used by the portfolio managers in their assessment of ESG factors, like other information used in their security selection process, may not be readily available, complete, or accurate, which could negatively impact the Fund’s performance or create additional risk in the portfolio.

Each of the following risks, which are described in alphabetical order and not in order of any presumed importance, can significantly affect the Fund’s performance. The relative importance of, or potential exposure as a result of, each of these risks will vary based on market and other investment-specific considerations.

Anti-takeover Provisions Risk. The Fund’s Articles of Incorporation and Bylaws include provisions that could limit the ability of other entities or persons to acquire control of the Fund or convert the Fund to an open-end fund. If the Fund were converted to open-end status, the Fund would have to redeem any preferred stock and prepay or repay any borrowings outstanding.  By resolution of the Board, the Fund has opted into the Maryland Control Share Acquisition Act and the Maryland Business Combination Act.  See “Anti-Takeover Provisions in the Articles of Incorporation and Bylaws” below for additional information.

Below-Investment Grade Quality Securities Risk. The convertible and non-convertible preferred and debt securities in which the Fund may invest are sometimes collectively referred to in this Prospectus as “Senior Income Securities.” Below-investment grade quality debt securities are commonly referred to as “junk bonds.” Securities that are below-investment grade quality involve greater risks than investment grade securities. Such securities may fluctuate more widely in price and yield and may fall in price during times when the economy is weak or is expected to become weak. These securities may be less liquid and also may require a greater degree of judgment to establish a price, and may be difficult to sell at the time and price the Fund desires. Below-investment grade securities are considered by the major rating agencies to be predominantly speculative with respect to the issuer’s continuing ability to repay principal/liquidation preference and pay interest/dividends and carry a greater risk that the issuer of such securities will default in the timely payment of principal/liquidation preference and interest/dividends. Issuers of securities that are in default or have defaulted may fail to resume principal/liquidation preference or interest/dividend payments, in which case the Fund may lose its entire investment. The creditworthiness of issuers of these securities may be more complex to analyze than that of issuers of investment grade securities, and the overreliance on credit ratings may present additional risks.

Call Risk. Upon the issuer’s desire to call a security, or under other circumstances where a security is called, which may happen for a number of reasons, such as declining interest rates or changes in credit spreads, the issuer can opt to repay the obligation underlying a “callable security” early. When this occurs, the Fund may have to reinvest the proceeds in an investment offering a lower yield or with a higher risk of default and the Fund may not realize the full anticipated benefit from such investment.

Closed-End Fund Risk. The Fund is a diversified, closed-end management investment company and designed primarily for long-term investors. Closed-end funds differ from open-end management investment companies (commonly known as mutual funds) because investors in a closed-end fund do not have the right to redeem their shares on a daily basis. The Fund’s Common Stock may trade at a discount to the Fund’s NAV. See “Risk Factors — Market Premium/Discount Risk.”

Conflicts of Interest Risk. The Adviser’s advisory fees are based on Managed Assets. Consequently, the Adviser will benefit from an increase in the Fund’s Managed Assets resulting from an offering. In addition, a Director who is an “interested person” (as such term is defined under the 1940 Act) of the Fund or a portfolio manager of the Fund could benefit indirectly from an offering because of such affiliations.

Convertible Securities Risk. The value of a convertible security, which is a form of hybrid security (i.e., a security with both debt and equity characteristics), typically increases or decreases with the price of the underlying common stock. In general, a convertible security is subject to the market risks of stocks when the underlying stock’s price is high relative to the conversion price and is subject to the market risks of debt securities when the underlying stock’s price is low relative to the conversion price. The general market risks of debt securities that are common to convertible securities include, but are not limited to, interest rate risk and credit risk. Many convertible securities have credit ratings that are below investment grade and are subject to the same risks as an investment in lower-rated debt securities. To the extent the Fund invests in convertible securities issued by small- or mid-cap companies, it will be subject to the risks of investing in such companies. The securities of small- and mid-cap companies may fluctuate more widely in price than the market as a whole and there may also be less trading in small- or mid-cap securities.

Credit Risk. Credit risk is the risk that issuers, guarantors, or insurers may fail, or become less able or unwilling, to pay interest and/or principal when due. Changes in the actual or perceived creditworthiness of an issuer, or a downgrade or default affecting any of the Fund’s securities could affect the Fund’s performance by affecting the credit quality or value of the Fund’s securities. Generally, the longer the maturity and the lower the credit quality of a security, the more sensitive it is to credit risk.

Currency Risk. Currency risk is the risk that foreign currencies will decline in value relative to the U.S. dollar. To the extent that the Fund invests in securities or other instruments denominated in or indexed to foreign currencies, changes in currency exchange rates could adversely impact investment gains or add to investment losses. Currency exchange rates may fluctuate significantly over short periods of time and can be affected unpredictably by various factors, including investor perception and changes in interest rates; intervention, or failure to intervene, by U.S. or foreign governments, central banks, or supranational entities; or by currency controls or political developments in the U.S. or abroad.

Distributions Risk. There can be no assurance that the Fund will achieve investment results that will allow the Fund to make a specified level of cash distributions or maintain certain levels of cash distributions. All distributions will be paid at the discretion of the Board and may depend on the Fund’s earnings, the Fund’s net investment income, the Fund’s financial condition, compliance with applicable regulations and such other factors as the Board may deem relevant from time to time. This distribution policy may, under certain circumstances, have certain adverse consequences to the Fund and its stockholders because it may result in a return of capital, which would reduce the Fund’s NAV and, over time, potentially increase the Fund’s expense ratio. See “Distributions.”

Dividend Risk. There is no guarantee that the companies in which the Fund invests will declare dividends in the future or that dividends, if declared, will remain at current levels or increase over time. Securities that pay dividends may be sensitive to changes in interest rates, and as interest rates rise or fall, the prices of such securities may fall.

Foreign Securities Risk. Foreign securities involve risks in addition to those associated with comparable U.S. securities. Additional risks include exposure to less developed or less efficient trading markets; social, political, diplomatic, or economic instability; trade barriers and other protectionist trade policies (including those of the U.S.); imposition of economic sanctions against a particular country or countries, organizations, companies, entities and/or individuals; significant government involvement in an economy and/or market structure; fluctuations in foreign currencies or currency redenomination; potential for default on sovereign debt; nationalization or expropriation of assets; settlement, custodial or other operational risks; higher transaction costs; confiscatory withholding or other taxes; and less stringent auditing and accounting, corporate disclosure, governance, and legal standards. As a result, foreign securities may fluctuate more widely in price, and may also be less liquid, than comparable U.S. securities. World markets, or those in a particular region, may all react in similar fashion to important economic or political developments. In addition, foreign markets may perform differently than the U.S. market. The effect of economic instability on specific foreign markets or issuers may be difficult to predict or evaluate. Regardless of where a company is organized or its stock is traded, its performance may be affected significantly by events in regions from which it derives its profits or in which it conducts significant operations.

Securities of issuers traded on foreign exchanges may be suspended, either by the issuers themselves, by an exchange, or by governmental authorities. Trading suspensions may be applied from time to time to the securities of individual issuers for reasons specific to that issuer, or may be applied broadly by exchanges or governmental authorities in response to market events. In the event that the Fund holds material positions in such suspended securities or instruments, the Fund’s ability to liquidate its positions may be compromised and the Fund could incur significant losses.

High Portfolio Turnover Risk. The Fund may engage in active and frequent trading and may have a high portfolio turnover rate, which may increase the Fund’s transaction costs, may adversely affect the Fund’s performance and may generate a greater amount of capital gain distributions to Common Stockholders than if the Fund had a low portfolio turnover rate.

Interest Rate Risk. The Fund’s distribution rate and NAV will fluctuate in response to changes in interest rates. In general, the value of investments with interest rate risk, such as debt securities, will move in the direction opposite to movements in interest rates. If interest rates rise, the value of such securities may decline. Typically, the longer the maturity or duration of a debt security, the greater the effect a change in interest rates could have on the security’s price. Thus, the sensitivity of the Fund’s debt securities to interest rate risk will increase with any increase in the duration of those securities.

Interest Rate Transactions Risk. The Fund may enter into an interest rate swap or cap transaction to attempt to protect itself from increasing dividend or interest expenses resulting from increasing short-term interest rates. A decline in interest rates may result in a decline in net amounts receivable by the Fund from the counterparty under the interest rate swap or cap (or an increase in the net amounts payable by the Fund to the counterparty under the swap), which may result in a decline in the net asset value of the Fund. See “Interest Rate Transactions.”

Issuer-Specific Risk. An individual security may be more volatile, and may perform differently, than the market as a whole.

Leverage Risk. The Fund’s use of leverage may cause higher volatility for the Fund’s NAV, market price, and distribution rate. Leverage typically magnifies the total return of the Fund’s portfolio, whether that return is positive or negative. Leverage is intended to increase common stock net income, but there is no assurance that the Fund’s leveraging strategy will be successful or that the use of leverage will result in a higher yield on the Fund’s shares of common stock. Leverage may also increase the Fund’s liquidity risk, as the Fund may need to sell securities at inopportune times to stay within Fund, contractual or regulatory limits. The Fund’s use of leverage may increase operating costs, which may reduce total return. The Fund’s use of leverage may increase or decrease from time to time in its discretion and the Fund may, in the future, determine not to use leverage.

Liquidity Risk. From time to time, the trading market for a particular investment in which the Fund invests, or a particular type of instrument in which the Fund is invested, may become less liquid or even illiquid. Illiquid investments frequently can be more difficult to purchase or sell at an advantageous price or time, and there is a greater risk that the investments may not be sold for the price at which the Fund is carrying them. Certain investments that were liquid when the Fund purchased them may become illiquid, sometimes abruptly. Additionally, market closures due to holidays or other factors may render a security or group of securities (e.g., securities tied to a particular country or geographic region) illiquid for a period of time, which can be extensive. An inability to sell a portfolio position can adversely affect the Fund’s value or prevent the Fund from being able to take advantage of other investment opportunities. Market prices for such securities or other investments may be volatile. During periods of substantial market volatility, an investment or even an entire market segment may become illiquid, sometimes abruptly, which can adversely affect the Fund’s ability to limit losses.

Market Capitalization Risk. To the extent the Fund invests in securities of small-, mid-, or large-cap companies, it takes on the associated risks. At times, any of these market capitalizations may be out of favor with investors. Compared to small- and mid-cap companies, large-cap companies may be unable to respond as quickly to changes and opportunities and may grow at a slower rate. Compared to large-cap companies, small- and mid-cap companies may depend on a more limited management group, may have a shorter history of operations, less publicly available information, less stable earnings, and limited product lines, markets or financial resources. The securities of small- and mid-cap companies are often more volatile, which at times can be rapid and unpredictable, and less liquid than the securities of larger companies and may be more affected than other types of securities by the underperformance of a sector, during market downturns, by adverse publicity and investor perceptions, by interest rate changes and by government regulation.

Market Premium/Discount Risk. The market price of the Fund’s shares of Common Stock will generally fluctuate in accordance with changes in the Fund’s NAV as well as the relative supply of and demand for shares on the secondary market. The Adviser cannot predict whether shares will trade below, at or above their NAV because the shares trade on the secondary market at market prices and not at NAV. Because the market price of the Fund’s shares of Common Stock will be determined by factors such as relative supply of and demand for the Common Stock in the market, general market and economic circumstances, and other factors beyond the control of the Fund, the Fund cannot predict whether the Common Stock will trade at, below or above NAV. This characteristic is a risk separate and distinct from the risk that the Fund’s NAV could decrease as a result of investment activities. Common Stockholders bear a risk of loss to the extent that the price at which they sell their shares is lower in relation to the Fund’s NAV than at the time of purchase.

Market Volatility Risk. Markets may be volatile and values of individual securities and other investments, including those of a particular type, may decline significantly in response to adverse issuer, political, regulatory, market, economic or other developments that may cause broad changes in market value, public perceptions concerning these developments, and adverse investor sentiment or publicity. Geopolitical and other risks, including environmental and public health risks may add to instability in world economies and markets generally. Changes in value may be temporary or may last for extended periods. If the Fund sells a portfolio position before it reaches its market peak, it may miss out on opportunities for better performance.

Operational and Cybersecurity Risk. The Fund and its service providers, and your ability to transact with the Fund, may be negatively impacted due to operational matters arising from, among other problems, human errors, processing and communications errors, counterparty and third-party disruptions or errors, systems and technology disruptions or failures, use of or integration of artificial intelligence (“AI”), or cybersecurity incidents. Cybersecurity incidents may allow an unauthorized party to gain access to fund assets, customer data, or proprietary information, or cause the Fund or its service providers, as well as the securities trading venues and their service providers, to suffer data corruption or lose operational functionality, including those related to critical functions. Cybersecurity incidents can result from deliberate attacks or unintentional events. AI has enhanced the ability of threat actors to amplify the potency, scale, and speed of deliberate cybersecurity attacks. It is not possible for the Adviser or the other Fund service providers to identify all of the cybersecurity or other operational risks that may affect the Fund or to develop processes and controls to completely eliminate or mitigate their occurrence or effects. Most issuers in which the Fund invests are heavily dependent on computers for data storage and operations, and require ready access to the internet to conduct their business. Thus, cybersecurity incidents could also affect issuers of securities in which the Fund invests, leading to significant loss of value.

Preferred Securities Risk. Preferred securities, which are a form of hybrid security (i.e., a security with both debt and equity characteristics), may pay fixed or adjustable rates of return. Preferred securities are subject to issuer-specific and market risks applicable generally to equity securities, however, unlike common stocks, participation in the growth of an issuer may be limited. Distributions on preferred securities are generally payable at the discretion of the issuer’s board of directors and after the company makes required payments to holders of its debt securities. For this reason, preferred securities are subject to greater credit, interest, and liquidation risk than debt securities, and the value of preferred securities will usually react more strongly than debt securities to actual or perceived changes in the company’s financial condition or prospects. Preferred securities of smaller companies may be more vulnerable to adverse developments than preferred securities of larger companies. Preferred securities may be less liquid than common stocks.

Recent Market Conditions. Both U.S. and international markets have experienced significant volatility in recent years. As a result of such volatility, investment returns may fluctuate significantly. National economies are substantially interconnected, as are global financial markets, which creates the possibility that conditions in one country or region might adversely impact issuers in a different country or region. However, the interconnectedness of economies and/or markets may be diminishing or changing, which may impact such economies and markets in ways that cannot be foreseen at this time.

Although interest rates were unusually low in recent years in the U.S. and abroad, in 2022, the Federal Reserve and certain foreign central banks raised interest rates as part of their efforts to address rising inflation. The Federal Reserve and certain foreign central banks recently began to lower interest rates, though economic or other factors, such as inflation, could stop such changes. It is difficult to accurately predict the pace at which interest rates might change, the timing, frequency or magnitude of any such changes in interest rates, or when such changes might stop or again reverse course. Additionally, various economic and political factors could cause the Federal Reserve or other foreign central banks to change their approach in the future and such actions may result in an economic slowdown both in the U.S. and abroad. Unexpected changes in interest rates could lead to significant market volatility or reduce liquidity in certain sectors of the market. Deteriorating economic fundamentals may, in turn, increase the risk of default or insolvency of particular issuers, negatively impact market value, cause credit spreads to widen, and reduce bank balance sheets. Any of these could cause an increase in market volatility, reduce liquidity across various markets or decrease confidence in the markets.

Some countries, including the U.S., have adopted more protectionist trade policies. Slowing global economic growth, the rise in protectionist trade policies, changes to some major international trade agreements, risks associated with the trade agreement between countries and regions, including the U.S. and China, political or economic dysfunction within some countries or regions, including major producers of commodities, and dramatic changes in commodity and currency prices could affect the economies of many nations in ways that cannot necessarily be foreseen at the present time. In addition, if the U.S. dollar continues to be strong, it may decrease foreign demand for U.S. assets, which could have a negative impact on certain issuers and/or industries.

Regulators in the U.S. have proposed and adopted a number of changes to regulations involving the markets and issuers, some of which apply to the Fund. The full effect of various newly adopted regulations is not currently known. Additionally, it is not currently known whether any of the proposed regulations will be adopted. However, due to the scope of regulations being proposed and adopted, certain of these changes to regulation could limit the Fund’s ability to pursue its investment strategies or make certain investments, may make it more costly for it to operate, or adversely impact performance.

Advancements in technology, including advanced development and increased regulation of artificial intelligence, may adversely impact market movements and liquidity. As artificial intelligence is used more widely, the profitability and growth of certain issuers and industries may be negatively impacted in ways that cannot be foreseen and could adversely impact its performance.

Tensions, war, or open conflict between nations, such as between Russia and Ukraine, in the Middle East, or in eastern Asia could affect the economies of many nations, including the United States. The duration of ongoing hostilities and any sanctions and related events cannot be predicted. Those events present material uncertainty and risk with respect to markets globally and the performance of the Fund and its investments or operations could be negatively impacted.

High public debt in the U.S. and other countries creates ongoing systemic and market risks and policymaking uncertainty. There is no assurance that the U.S. Congress will act to raise the nation’s debt ceiling; a failure to do so could cause market turmoil and substantial investment risks that cannot now be fully predicted. Unexpected political, regulatory and diplomatic events within the U.S. and abroad may affect investor and consumer confidence and may adversely impact financial markets and the broader economy.

Global climate change can have potential effects on property and security values. Certain issuers, industries and regions may be adversely affected by the impact of climate change in ways that cannot be foreseen. The impact of legislation, regulation and international accords related to climate change, including any direct or indirect consequences that may not be foreseen, may negatively impact certain issuers, industries and regions.

Regulated Investment Company Status. The Fund has qualified, and intends to remain qualified, for federal income tax purposes as a regulated investment company (“RIC”) under Subchapter M of the Code. Qualification requires, among other things, compliance by the Fund with certain distribution requirements. If the Fund does not qualify as a RIC for any taxable year, the Fund’s taxable income will be subject to corporate income taxes, and all distributions from earnings and profits, including distributions of net capital gain (if any), will be taxable to stockholders as ordinary income. Such distributions generally would be eligible (i) to be treated as qualified dividend income in the case of individual and other non-corporate stockholders and (ii) for the dividends received deduction (“DRD”) in the case of corporate stockholders. In addition, in order to requalify for taxation as a RIC, the Fund may be required to recognize unrealized gain, pay substantial taxes and interest, and make certain distributions. See “Tax Matters” for a more complete discussion of these and other federal income tax considerations.

REITs and Other Real Estate Companies Risk. REITs and other real estate company securities are subject to risks similar to those of direct investments in real estate and the real estate industry in general, including, among other risks: general and local economic conditions; changes in interest rates; declines in property values; defaults by mortgagors or other borrowers and tenants; increases in property taxes and other operating expenses; overbuilding in their sector of the real estate market; fluctuations in rental income; lack of availability of mortgage funds or financing; extended vacancies of properties, especially during economic downturns; changes in tax and regulatory requirements; losses due to environmental liabilities; casualty or condemnation losses; or other economic, social, political, or regulatory matters affecting the real estate industry. REITs also are dependent upon the skills and creditworthiness of their managers, subject to heavy cash flow dependency or self-liquidation and generally not diversified. Regardless of where a REIT is organized or traded, its performance may be affected significantly by events in the region where its properties are located. Domestic REITs could be adversely affected by failure to qualify for tax-free “pass-through” of distributed net investment income and net realized gains under the Internal Revenue Code of 1986, as amended, (“Code”) or to maintain their exemption from registration under the Investment Company Act of 1940, as amended. The value of REIT common shares may decline when interest rates rise. REITs and other real estate company securities tend to be small- to mid-cap securities and are subject to the risks of investing in small- to mid-cap securities.

Risk Management. Risk is an essential part of investing. No risk management program can eliminate the Fund’s exposure to adverse events; at best, it may only reduce the possibility that the Fund will be affected by such events, and especially those risks that are not intrinsic to the Fund’s investment program. The Fund could experience losses if judgments about risk prove to be incorrect.

Sector Risk. Although the Fund will not invest in real estate directly, because it concentrates its assets in the real estate industry your investment in the Fund will be closely linked to the performance of the real estate markets and the value of the Fund’s shares of Common Stock may change at different rates compared to the value of shares of a fund with investments in a mix of different sectors or industries.

The Fund may at times emphasize particular sub-sectors of the real estate business—for example, apartments, regional malls, offices, infrastructure, industrial, and health care. As such, the Fund’s performance would be especially sensitive to developments that significantly affect those businesses.

Individual sectors or sub-sectors may be more volatile, and may perform differently, than the broader market. The industries that constitute a sector may all react in the same way to economic, political or regulatory events.

Stockholder Activism Risk. Stockholder activism can take many forms, including making public demands that the Fund consider certain alternatives, engaging in public campaigns to attempt to influence the Fund’s governance and/or management, commencing proxy contests in an effort to elect the activists’ representatives or others to the Fund’s Board or to seek other actions such as a tender offer or Fund liquidation, and commencing litigation. Stockholder activism arises in a variety of situations and has been increasing in the closed-end fund space recently, including litigation challenging closed-end fund defenses. While the Fund is currently not subject to any stockholder activism, due to the potential volatility of the Fund’s common stock market price and for a variety of other reasons, the Fund may in the future become the target of stockholder activism. Stockholder activism could result in substantial costs and divert the Adviser’s and the Fund’s Board’s attention and resources from its business. Also, the Fund may be required to incur significant legal and other expenses related to any activist stockholder matters. Further, the Fund’s stock price could be subject to significant fluctuation or otherwise be adversely affected by the events, risks and uncertainties of any stockholder activism. Stockholder activists seek short-term actions that can increase Fund costs per share and be detrimental to other stockholders.

Valuation Risk. The Fund may not be able to sell an investment at the price at which the Fund has valued the investment. Such differences could be significant, particularly for illiquid securities and securities that trade in relatively thin markets and/or markets that experience extreme volatility. If market or other conditions make it difficult to value an investment, the Fund may be required to value such investments using more subjective methods, known as fair value methodologies. Using fair value methodologies to price investments may result in a value that is different from an investment’s most recent price and from the prices used by other funds to calculate their NAVs. The Fund uses pricing services to provide values for certain securities and there is no assurance that the Fund will be able to sell an investment at the price established by such pricing services. The Fund’s ability to value its investments in an accurate and timely manner may be impacted by technological issues and/or errors by third party service providers, such as pricing services or accounting agents.

SUMMARY OF FUND EXPENSES

The purpose of the following table and the example below is to help you understand the fees and expenses that you, as an investor in the Fund would bear directly or indirectly. The tables also reflect the use of leverage by the Fund through the Credit Facility representing in the aggregate 21.2% of Managed Assets (consistent with the percentage of leverage in place as of October 31, 2024), and show Fund expenses as a percentage of net assets attributable to Common Stock.

Stockholder Transaction Expenses
Sales load(1)	—%
Offering expenses(1)	—%
Distribution Reinvestment Plan fees(2)	—%

Estimated annual expenses (as a percentage of net assets attributable to Common Stock)

Management fees(3)	1.10%
Interest expenses(4)	1.38%
Other expenses	0.22%
Total annual fund operating expenses	2.70%

(1)	If shares of Common Stock are sold to or through underwriters, the Prospectus Supplement will set forth any applicable sales load and the estimated offering expenses. Fund Stockholders will pay all offering expenses involved with an offering.
(2)	The Plan Agent’s fees for the handling of the reinvestment of distributions will be paid by the Fund. However, you will pay brokerage charges if you direct the Plan Agent to sell your Common Stock held in a distribution reinvestment account. See “Distribution Reinvestment Plan.”
(3)	The Adviser receives a management fee payable on a monthly basis at an annual rate of 0.60% of the Fund’s average daily Managed Assets for investment advisory services. In addition, the Adviser receives a fee payable on a monthly basis at an annual rate of 0.25% of the Fund’s average daily Managed Assets for administrative services.
(4)	Reflects leverage, in the form of borrowings under the Credit Facility, in an amount equal to approximately 21.2% of the Fund’s Managed Assets as of October 31, 2024. The interest expense borne by the Fund will vary over time in accordance with the level of the Fund’s use of leverage and variations in market interest rates. Interest expense is required to be treated as an expense of the Fund for accounting purposes.

Example

The following example illustrates the expenses that Common Stockholders would pay on a $1,000 investment in Common Stock, assuming (i) total annual expenses set forth above; (ii) a 5% annual return; and (iii) all distributions are reinvested at NAV:

1 Year	3 Years	5 Years	10 Years
$ 27	$ 84	$ 143	$ 303

The example should not be considered a representation of future expenses or rate of return and actual Fund expenses may be greater or less than those shown. For more complete descriptions of certain of the Fund’s costs and expenses, see “Management of the Fund.” In addition, while the example assumes reinvestment of all dividends and distributions at NAV, participants in the Fund’s distribution reinvestment plan may receive Common Stock purchased or issued at a price or value different from NAV. See “Distribution Reinvestment Plan.” The example does not include sales load or estimated offering costs, which would cause the expenses shown in the example to increase.

FINANCIAL HIGHLIGHTS

Financial highlights tables are intended to help you understand the Fund’s financial performance. The financial highlights as of and for the fiscal years ended October 31, 2015 through 2024 are derived from the Fund’s financial statements audited by Ernst & Young LLP, independent registered public accounting firm for the Fund, and such financial highlights are incorporated by reference to the Fund’s Annual Report on Form N-CSR for the fiscal year ended October 31, 2019 and the Annual Report on Form N-CSR for the fiscal year ended October 31, 2024. The report of Ernst & Young LLP and the Fund’s financial statements are included in the Fund’s Annual Report on Form N-CSR for the fiscal year ended October 31, 2024, and are incorporated by reference into the SAI.

Senior Securities

The following table sets forth information about the Fund’s outstanding senior securities as of the end of each fiscal year for the past ten years. The report of Ernst & Young LLP relating to the senior securities table is attached as an exhibit to a post-effective amendment to the Fund’s registration statement.

Year	Class of Senior Securities	Total Amount Outstanding(1)	Asset Coverage Per Unit(2)	Involuntary Liquidating Preference Per Unit(3)	Average Market Value Per Unit(4)
October 31, 2024	Loans Payable	$50,000,000	$4,710	N/A	N/A
October 31, 2023	Loans Payable	$50,000,000	$3,845	N/A	N/A
October 31, 2022	Loans Payable	$60,000,000	$3,687	N/A	N/A
October 31, 2021	Loans Payable	$70,000,000	$4,559	N/A	N/A
October 31, 2020	Loans Payable	$45,000,000	$5,103	N/A	N/A
October 31, 2019	Loans Payable	$100,000,000	$3,788	N/A	N/A
October 31, 2018	Loans Payable	$100,000,000	$3,402	N/A	N/A
October 31, 2017	Loans Payable	$125,000,000	$3,201	N/A	N/A
October 31, 2016	Loans Payable	$100,000,000	$4,577	N/A	N/A
	Mandatory Redeemable Preferred Shares, Series A	$25,000,000	$91,583	$25,000	N/A
October 31, 2015	Loans Payable	$100,000,000	$4,459	N/A	N/A
	Mandatory Redeemable Preferred Shares, Series A	$25,000,000	$89,232	$25,000	N/A

(1)	Total amount of each class of senior securities outstanding at the end of the period presented.
(2)	The asset coverage ratio for the Loans Payable is calculated by subtracting the Fund’s total liabilities and indebtedness not represented by senior securities from the Fund’s total assets, dividing the result by the aggregate amount of the Fund’s senior securities representing indebtedness then outstanding, and then multiplying by $1,000. The asset coverage ratio for the Mandatory Redeemable Preferred Shares is calculated by subtracting the Fund’s total liabilities and indebtedness not represented by senior securities from the Fund’s total assets, dividing the result by the aggregate amount of the Fund’s senior securities then outstanding (the Loans Payable and aggregate liquidation preference of the Mandatory Redeemable Preferred Shares), and then multiplying by 25,000, which is the liquidation preference per Mandatory Redeemable Preferred Share.
(3)	The amount to which a holder of Mandatory Redeemable Preferred Shares would be entitled upon the involuntary liquidation of the Fund in preference to the holder of any class of security with a junior ranking.
(4)	Not applicable, as senior securities are not registered for public trading.

THE FUND

The Fund is a Maryland corporation and a diversified, closed-end management investment company registered under the 1940 Act. The Fund currently utilizes leverage through the Credit Facility. The Fund was incorporated in the State of Maryland on August 28, 2003. As of January 15, 2025, the Fund’s NAV per share of Common Stock was $3.52. The Fund was organized a closed-end, non-diversified management investment company registered under the 1940 Act.  Under the 1940 Act, the status of a fund that was registered as non-diversified may, under certain circumstances, change to that of a diversified fund. The Fund is currently a diversified fund.

The Fund’s primary investment objective is to seek high current income. Capital appreciation is the Fund’s secondary investment objective. These investment objectives are fundamental and cannot be changed without stockholder approval. There is no assurance that the Fund will achieve its investment objectives.

The Fund’s Adviser is NBIA. NBIA is located at 1290 Avenue of the Americas, New York, New York 10104-0002. See “Management of the Fund.” As of December 31, 2024, Neuberger Berman and its affiliates had $508 billion in assets under management and continue an asset management history that began in 1939.

THE OFFERING

The Fund may offer, from time to time, in one or more offerings, shares of Common Stock, $0.0001 par value per share (“Common Stock”), and/or transferable rights to purchase such shares of Common Stock (“Rights,” and together with the Common Stock, “Securities”). The Securities may be offered at prices and on terms to be set forth in one or more Prospectus Supplement. The offering price per share of Common Stock will not be less than the net asset value per share of Common Stock at the time the Fund makes the offering, exclusive of any underwriting commissions or discounts; however, in transferable rights offerings that meet certain conditions, Common Stock may be offered at a price below the then-current net asset value per share of Common Stock of the Fund. You should read this Prospectus and any applicable Prospectus Supplement carefully before you invest in the Fund’s securities.

USE OF PROCEEDS

Unless otherwise specified in a Prospectus Supplement, the Adviser anticipates that investment of the net proceeds of an offer in accordance with the Fund’s investment objectives and policies will take up to three months after completion of such offer, depending on market conditions and the availability of appropriate securities. Depending on market conditions and operations, a portion of the proceeds to be identified in any relevant Prospectus Supplement may be used to pay distributions in accordance with the Fund’s distribution policy.

INVESTMENT OBJECTIVES AND POLICIES

The Fund’s primary investment objective is high current income. Capital appreciation is a secondary investment objective for the Fund. These investment objectives are fundamental and cannot be changed without stockholder approval. There is no assurance that the Fund will achieve its investment objectives.

Under normal market conditions, the Fund invests at least 90% of its total assets in income-producing common equity securities, preferred securities, convertible securities and non-convertible debt securities issued by real estate companies, including real estate investment trusts (“REITs”). The Fund defines a real estate company as one that derives at least 50% of its revenue from, or has at least 50% of its assets in, real estate. The Fund normally invests at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in securities of real estate companies. The Fund will not change its strategy of normally investing at least 80% of its net assets in securities issued by real estate companies without providing stockholders at least 60 days’ notice.

Under normal market conditions, the Fund invests at least 75% of its total assets in income-producing equity securities issued by REITs. The Fund anticipates that its investments in REITs will consist primarily of equity REITs. The Fund may invest up to 15% of its total assets in any combination of mortgage REITs and hybrid REITs. An equity REIT invests primarily in the fee ownership or leasehold ownership of land and buildings and derives its income primarily from rental income. A mortgage REIT invests primarily in mortgages on real estate, which may secure construction, development or long-term loans, and derives its income primarily from interest payments on the credit it has extended. A hybrid REIT combines the characteristics of equity REITs and mortgage REITs, generally by holding both ownership interests and mortgage interests in real estate. The Fund may invest in both publicly and privately traded REITs. When investing in equity securities, the Fund may invest in entities of any market capitalization.

Under normal market conditions, the Fund may invest up to 20% of its total assets in debt securities of any credit quality (including convertible and non-convertible debt securities), such as debt securities issued by real estate companies and U.S. government obligations. The Fund will not invest more than 10% of its total assets in the securities of any one issuer. At least 90% of the Fund’s total assets will be invested in U.S. dollar-denominated securities of issuers located in the United States. The Fund may invest up to 10% of its total assets in securities of non-U.S. issuers located in industrialized countries.

The Fund has a fundamental policy of concentrating its investments in the U.S. real estate industry and not concentrating in any other industry. This policy cannot be changed without stockholder approval.

The Fund uses leverage to pursue its investment objectives. The Fund currently utilizes leverage through a secured credit facility and may borrow money or use a variety of additional strategies to increase funds available for investment. Under the 1940 Act, the Fund is permitted to issue debt up to 33 1/3% of its total Managed Assets or equity securities (e.g., preferred shares) up to 50% of its total Managed Assets. The Fund may voluntarily elect to limit its leverage to less than the maximum amount permitted under the 1940 Act.

In connection with the Fund’s use of leverage, the Fund may seek to hedge the interest rate risks associated with leverage through interest rate swaps, caps or other derivative transactions. These transactions involve investment techniques and risks different from those associated with portfolio transactions in securities of real estate companies. There is no assurance that any interest rate hedging transactions, if undertaken, will be successful, and such transactions may adversely affect the Fund’s achievement of its investment objectives.

As part of their fundamental investment analysis the portfolio managers consider Environmental, Social and Governance (ESG) factors they believe are financially material to individual investments, where applicable, as described in this paragraph. While this analysis is inherently subjective and may be informed by both internally generated and third-party metrics, data and other information, the portfolio managers believe that the consideration of financially material ESG factors, alongside traditional financial metrics, may enhance the Fund’s overall investment process. The consideration of ESG factors does not apply to certain instruments, such as certain derivative instruments, other registered investment companies, cash and cash equivalents. The consideration of ESG factors as part of the investment process does not mean that the Fund pursues a specific “impact” or “sustainable” investment strategy.

Temporary Investments. For temporary defensive purposes, or to manage cash pending investment or payout, the Fund may invest up to 100% of its total assets in cash and cash equivalents, U.S. Government and Agency Securities, commercial paper and certain other money market instruments, as well as repurchase agreements collateralized by the foregoing. In addition, the Fund may engage in active and frequent trading, including during periods when the Fund needs to reduce leverage quickly and during periods of extreme market volatility. The Fund may not achieve its investment objectives under these circumstances.

PORTFOLIO COMPOSITION

The Fund may engage in certain practices and invest in certain securities in addition to those described in the “Investment Objectives and Policies” section above. The following provides further descriptions of certain investments that the Fund may make and are not intended to be an exhaustive discussion of the Fund’s investments. For additional information on the types of investments the Fund may make, please see the SAI.

Common Equity Securities. Common equity securities are shares of a corporation or other entity that entitle the holder to a pro rata share of the profits of the corporation, if any, without preference over any other class of securities, including such entity’s debt securities, preferred stock and other senior equity securities. Common equity securities usually carry with them the right to vote and frequently an exclusive right to do so.

Preferred Securities. Shares of preferred stock are equity securities, but they have many characteristics of debt securities, such as a fixed dividend payment rate and a liquidation preference over the issuer’s common stock.

Unlike interest payments on debt securities, dividends on preferred stock are generally payable at the discretion of the issuer’s board of directors. Preferred stockholders may have certain rights if dividends are not paid but generally have no legal recourse against the issuer. Stockholders may suffer a loss of value if dividends are not paid. The market prices of preferred stocks are generally more sensitive to changes in the issuer’s creditworthiness than are the prices of debt securities. Because shares of preferred stock are equity securities, they may be more susceptible to risks traditionally associated with equity investments than the debt securities in which the Fund invests.

Convertible Securities. A convertible security is a bond, debenture, note, preferred stock, or other security or debt obligation that may be converted into or exchanged for a prescribed amount of common stock of the same or a different issuer within a particular period of time at a specified price or formula. Convertible securities generally have features of, and risks associated with, both equity and fixed income instruments. As such, the value of most convertible securities will vary with changes in the price of, and will be subject to the risks associated with, the underlying common stock. Additionally, convertible securities are also subject to the risk that the issuer may not be able to pay principal or interest when due and the value of the convertible security may change based on the issuer’s credit rating. A convertible security may have a mandatory conversion feature or a call feature that subjects it to redemption at the option of the issuer at a price established in the security’s governing instrument. If a convertible security held by the Fund is called for redemption, the Fund will be required to convert it into the underlying common stock, sell it to a third party or permit the issuer to redeem the security. Any of these actions could have an adverse effect on the Fund’s ability to achieve its investment objectives.

Debt Securities.

Debt Securities of Real Estate Companies. Debt securities in which the Fund may invest include all types of debt obligations having varying terms with respect to security or credit support, subordination, purchase price, interest payments and maturity. The debt securities in which the Fund invests may bear interest at fixed rates or variable rates of interest and may involve equity features such as contingent interest or participation based on revenues, rents or profits. The prices of debt securities generally vary inversely with interest rates.

U.S. Government Obligations. Obligations issued or guaranteed by the U.S. government and its agencies and instrumentalities include bills, notes and bonds issued by the U.S. Treasury, as well as certain “stripped” or “zero coupon” U.S. Treasury obligations representing future interest or principal payments on U.S. Treasury notes or bonds. Stripped securities are sold at a discount to their “face value” and may exhibit greater price volatility than interest-bearing securities since investors receive no payment until maturity. Obligations of certain agencies and instrumentalities of the U.S. government are supported by the full faith and credit of the U.S. Treasury; others are supported by the right of the issuer to borrow from the U.S. Treasury; others are supported by the discretionary authority of the U.S. government to purchase the agency’s obligations; still others, though issued by an instrumentality chartered by the U.S. government, are supported only by the credit of the instrumentality. The U.S. government may choose not to provide financial support to U.S. government-sponsored agencies or instrumentalities if it is not legally obligated to do so. Even where a security is backed by the full faith and credit of the U.S. Treasury, it does not guarantee the market price of that security, only the payment of principal and/or interest.

If interest rates rise, debt security prices generally fall; if interest rates fall, debt security prices generally rise. Debt securities with longer maturities generally offer higher yields than debt securities with shorter maturities assuming all other factors, including credit quality, are equal. For a given change in interest rates, the market prices of longer-maturity debt securities generally fluctuate more than the market prices of shorter-maturity debt securities. This potential for a decline in prices of debt securities due to rising interest rates is referred to herein as “interest rate risk.”

Below-Investment Grade Quality Securities. The preferred securities and the convertible and non-convertible preferred and debt securities in which the Fund may invest are sometimes collectively referred to in this Prospectus as “Senior Income Securities.” The Fund may invest in Senior Income Securities that are below-investment grade quality, including unrated securities determined by NBIA to be of comparable quality. If one rating agency assigns an investment grade rating and another rating agency assigns a below-investment grade rating to the same Senior Income Security, NBIA will determine which rating it considers more appropriate and categorize the Senior Income

Security accordingly. Below-investment grade quality Senior Income Securities are those that have received ratings lower than BBB- by S&P Global Ratings (“S&P”) and Fitch Ratings (“Fitch”) or lower than Baa3 by Moody’s Investor Service, Inc. (“Moody’s”) and unrated securities determined by NBIA to be of comparable quality. Below-investment grade quality debt securities are commonly referred to as “junk bonds.” The Fund will not invest in below-investment grade quality Senior Income Securities if, as a result of such investment, more than 25% of the Fund’s total assets would be invested in such securities. If a downgrade of one or more investment grade quality Senior Income Securities causes the Fund to exceed this 25% limit, the Fund’s portfolio managers will determine, in their discretion, whether to sell any below-investment grade quality Senior Income Securities to reduce the percentage to below 25% of the Fund’s total assets. It is possible, therefore, that the value of below-investment grade quality Senior Income Securities could exceed 25% of the Fund’s total assets for an indefinite period of time. NBIA will monitor the credit quality of the Fund’s Senior Income Securities.

Securities that are below-investment grade quality are regarded as having predominately speculative characteristics with respect to capacity to pay interest and repay principal. The Fund may only invest in below-investment grade quality securities that are rated CCC or higher by S&P, Caa or higher by Moody’s or CCC or higher by Fitch, or are unrated but determined to be of comparable quality by NBIA. The issuers of these securities are more vulnerable to financial setbacks and recession than more creditworthy issuers which may impair their ability to make repayments of principal/liquidation preference and payments of interest/dividends. Such issues may be in default or there may be present elements of danger with respect to principal/liquidation preference or interest/dividends. The Fund will not invest in securities that are in default as to payment of principal and interest at the time of purchase. For a description of security ratings, see Appendix A of the SAI.

Foreign Securities. At least 90% of the Fund’s total assets will be invested in U.S. dollar-denominated securities of issuers located in the United States. The Fund may invest up to 10% of its total assets in securities of non-U.S. issuers located in countries considered by NBIA to be industrialized, which securities may be U.S. dollar-denominated or denominated in a currency other than the U.S. dollar. Foreign issuers are issuers organized and doing business principally outside the United States and include banks, non-U.S. governments, and quasi-governmental organizations. The Fund also may invest in equity, debt, or other securities that are denominated in or indexed to foreign currencies, including (1) common and preferred stocks, (2) CDs, commercial paper, fixed time deposits, and bankers’ acceptances issued by foreign banks, (3) obligations of other corporations, and (4) obligations of foreign governments and their subdivisions, agencies, and instrumentalities, international agencies, and supranational entities.

Illiquid Securities. Substantially all of the equity securities of real estate companies in which the Fund intends to invest are traded on a national securities exchange or in the over-the-counter markets. The Fund may, however, invest in illiquid securities (i.e., securities that are not readily marketable). Generally, an illiquid security is any investment that may not reasonably be expected to be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment. Illiquid securities may include unregistered or other restricted securities, including privately-traded

REITs, and repurchase agreements maturing in greater than seven days. Illiquid securities may also include commercial paper under section 4(2) of the Securities Act of 1933, as amended, and Rule 144A securities (restricted securities that may be traded freely among qualified institutional buyers pursuant to an exemption from the registration requirements of the securities laws); these securities are considered illiquid unless the Adviser determines they are liquid. Generally, foreign securities freely tradable in their principal market are not considered restricted or illiquid even if they are not registered in the United States. Illiquid securities may be difficult for the Fund to value or dispose of due to the absence of an active trading market. The sale of some illiquid securities by the Fund may be subject to legal restrictions, which could be costly to the Fund.

Cash Positions. In anticipation of or in response to adverse market conditions, for cash management purposes, during a reasonable investment period following the completion of any offering, during any wind-down period, or for defensive purposes, the Fund may temporarily hold all or a portion of its assets in cash, money market instruments or bonds or other debt securities. Doing so may help the Fund avoid losses but may mean lost opportunities for the Fund to achieve its investment objectives. A reasonable investment period following any offering generally would not exceed three months.

Money market instruments in which the Fund may invest its cash reserves will generally consist of obligations issued or guaranteed by the U.S. government, its agencies or instrumentalities, repurchase agreements collateralized by such obligations, commercial paper and shares of money market funds. To the extent the Fund purchases shares of a money market fund, the Fund will indirectly bear its proportionate share of the advisory fees and other operating expenses of such fund.

Securities Lending. The Fund may lend portfolio securities to banks, brokerage firms, and other institutional investors, provided that cash or equivalent collateral, initially equal to at least 102% (105% in the case of foreign securities) of the market value of the loaned securities, is maintained by the borrower with the Fund or with the Fund’s lending agent, who holds the collateral on the Fund’s behalf. Thereafter, cash or equivalent collateral, equal to at least 100% of the market value of the loaned securities, is to be continuously maintained by the borrower with the Fund. The Fund may invest the cash collateral and earn income, or it may receive an agreed upon amount of interest income from a borrower that has delivered equivalent collateral. During the time securities are on loan, the borrower will pay the Fund an amount equivalent to any dividends or interest paid on such securities. These loans are subject to termination at the option of the Fund or the borrower. The Fund may pay reasonable administrative and custodial fees in connection with a loan and may pay a negotiated portion of the interest earned on the cash or equivalent collateral to the borrower. The Fund does not have the right to vote on securities while they are on loan. However, it is the Fund’s policy to attempt to terminate loans in time to vote those proxies that the Fund has determined are material to the interests of the Fund. The Adviser believes the risk of loss on these transactions is slight because if a borrower were to default for any reason, the collateral should satisfy the obligation. However, as with other extensions of secured credit, loans of portfolio securities involve some risk of loss of rights in the collateral should the borrower fail financially. The Fund may loan securities through third parties not affiliated with Neuberger Berman BD LLC (“Neuberger Berman”) that would act as agent to lend securities to principal borrowers.

Portfolio Turnover. The Fund may engage in portfolio trading when the Adviser considers it to be appropriate, but the Fund will not use short-term trading as the primary means of achieving its investment objectives.  There are no limits on the rate of portfolio turnover, and investments may be sold without regard to the length of time held when, in the opinion of the Adviser, investment considerations warrant such action. A higher turnover rate would result in correspondingly greater brokerage commissions and other transactional expenses that are borne by the Fund. High portfolio turnover may result in the Fund’s realization of net short-term capital gains that, when distributed to stockholders, will be taxable as ordinary income. See “Tax Matters.”

Temporary Investments. For temporary defensive purposes, or to manage cash pending investment or payout, the Fund may invest up to 100% of its total assets in cash and cash equivalents, U.S. Government and Agency Securities, commercial paper and certain other money market instruments, as well as repurchase agreements collateralized by the foregoing. The Fund may not achieve its investment objectives under these circumstances.

USE OF LEVERAGE AND RELATED RISKS

The Fund utilizes leverage for investment purposes (i.e., to purchase additional portfolio securities consistent with the Fund’s investment objectives and primary investment strategy). The Fund has utilized various forms of leverage since shortly after it began investment operations and expects to continue to use leverage, although there can be no assurance that the Fund will continue to engage in any leveraging techniques. The Fund currently utilizes leverage through bank borrowings under a committed secured credit facility, which includes a related security agreement (the “Credit Facility”). The Fund’s total leverage ratio through borrowings under the Credit Facility was 24.06% of Managed Assets as of January 15, 2025. The Credit Facility currently includes a 180-day rolling line of credit from State Street for revolving SOFR Loans and Base Rate Loans of up to $70 million, of which, $50 million was drawn as of October 31, 2024. Interest on the SOFR Loans is charged at an adjusted term SOFR rate. Interest on Base Rate Loans is charged at a rate equal to the highest of (i) an adjusted term SOFR rate; (ii) an adjusted overnight bank funding rate; (iii) an adjusted federal funds effective rate; and (iv) a floor. State Street may elect to terminate its commitment on the revolving line of credit upon 180-days written notice to the Fund at any time. In connection with the Credit Facility, the Fund has granted a security interest in a substantial portion of its assets to the lending bank.

The Fund may not declare dividends or make other distributions on Common Stock or purchase any such Common Stock if, at the time of the declaration, distribution or purchase, certain asset coverage requirements with respect to outstanding borrowings are not met. The Credit Facility includes customary provisions regarding requirements to prepay outstanding amounts or incur a penalty rate of interest upon the occurrence of certain events of default, and indemnification of the bank against liabilities it may incur in connection with the Credit Facility. The Credit Facility also includes customary covenants that, among other things, limit the Fund’s ability to incur additional debt, change certain of its investment policies and engage in certain transactions, including mergers and consolidations, and require asset coverage ratios in addition to those required by the 1940 Act.

There can be no assurance that the Fund will not replace or refinance the Credit Facility with one or more credit facilities having substantially different terms or with other forms of leverage, such as preferred stock.

Loans under a credit facility typically require interest payments based on short-term interest rates. The proceeds of Loans would be used to buy portfolio securities that the portfolio managers believe will pay distributions or make interest payments at rates that are typically, although not always, higher than such short-term interest rates. Real estate company distributions, as well as long-term and short-term interest rates, fluctuate. If short-term interest rates rise, distributions rates on real estate company securities may rise so that the amount of interest to be paid on loans under a credit facility exceeds the income from the portfolio securities.  Because income from the Fund’s entire investment portfolio would be available to pay interest on borrowings, however, interest payments would need to greatly exceed the Fund’s net portfolio income before the Fund’s ability to pay interest on its loans would be jeopardized.   The Fund may enter into interest rate swap or cap transactions with the intent to reduce or eliminate the risk posed by an increase in short-term interest rates. There is no guarantee that the Fund will engage in these transactions or that these transactions will be successful in reducing or eliminating interest rate risk.

The Fund is permitted to obtain leverage using any form or combination of leverage instruments, including the Credit Facility and derivative instruments discussed above and through the issuance of preferred stock or notes. Subject to prevailing market conditions, the Fund currently intends to use leveraging instruments to maintain leverage on its portfolio representing up to approximately 33 1/3% of the Fund’s total Managed Assets, the maximum amount of leverage allowable under the 1940 Act. The Fund intends to use leverage opportunistically and may choose to increase or decrease its leverage, or use different types or combinations of leveraging instruments, at any time based on the Fund’s assessment of market conditions and the investment environment.

In October 2020, the SEC adopted Rule 18f-4 under the 1940 Act which regulates the use of derivatives by registered investment companies (“Rule 18f-4”). The Fund has adopted a Rule 18f-4 Policy which provides, among other things, that unless the Fund qualifies as a “limited derivatives user” as defined in Rule 18f-4, the Fund is subject to a comprehensive derivatives risk management program, must comply with certain value-at-risk based leverage limits and to provide additional disclosure both publicly and to the SEC regarding its derivatives positions. If the Fund qualifies as a limited derivatives user, Rule 18f-4 requires the Fund to have policies and procedures to manage its aggregate derivatives risk.  Rule 18f-4 permits the Fund to enter into derivatives transactions and certain other transactions notwithstanding the restrictions on the issuance of “senior securities” under Section 18 of the 1940 Act.

Leverage creates risks for holders of the Common Stock, including the likelihood of greater volatility in the NAV and market price of, and distributions on, the Common Stock. For example, in declining markets, the use of leverage may increase the Fund’s losses. There is a risk that fluctuations in the interest rates paid on borrowings or dividends or interest rates paid on other forms of leverage that the Fund enters into may adversely affect the return to the holders of the Common Stock. If the income from the investments purchased with such funds is not sufficient to cover the cost of leverage, the return on the Fund will be less than if leverage had not been used, and therefore the amount available for distribution to Common Stockholders will be reduced. The Fund in its reasonable judgment nevertheless may determine to maintain the Fund’s leveraged position if it deems such action to be appropriate in the circumstances.

Changes in the value of the Fund’s investment portfolio (including investments bought with the proceeds of leverage) will be borne entirely by the Fund and indirectly by the Fund’s Common Stockholders. If there is a net decrease (or increase) in the value of the Fund’s investment portfolio, the leverage will decrease (or increase) the NAV to a greater extent than if the Fund were not leveraged. The use of leverage by the Fund may magnify the Fund’s losses when there is a decrease in the value of a Fund investment and even totally eliminate the Fund’s equity in its portfolio or a Common Stockholder’s equity in the Fund. During periods in which the Fund is using leverage, the fees paid by the Fund for investment advisory services will be higher than if the Fund did not use leverage because the investment advisory fees paid will be calculated on the basis of the Fund’s Managed Assets, which include proceeds from leverage.

Leverage creates an opportunity for a greater return per share of Common Stock, but at the same time it is a speculative technique that will increase the Fund’s exposure to capital risk. Unless the income and appreciation, if any, on assets acquired with leverage exceeds the cost of such leverage, the use of leverage will diminish the investment performance of the Fund’s Common Stock compared with what it would have been without leverage.

The Fund’s willingness to utilize further leverage, and the amount of leverage the Fund will assume, will depend on many factors, the most important of which are market conditions and interest rates. Successful use of a leveraging strategy may depend on the Fund’s ability to predict correctly interest rates and market movements, and there is no assurance that a leveraging strategy will be successful during any period in which it is employed.

Assuming that leverage will represent approximately 21.2% of the Fund’s Managed Assets and that the Fund will bear expenses relating to that leverage at an average annual rate of 5.56%, the income generated by the Fund’s portfolio (net of estimated expenses) must exceed 1.52% in order to cover the expenses specifically related to the Fund’s use of leverage. These numbers are merely estimates used for illustration. Actual leverage expenses will vary frequently and may be significantly higher or lower than the rate estimated above.

The following table is furnished in response to requirements of the SEC. It is designed to illustrate the effects of leverage on Common Stock total return, assuming investment portfolio total returns (consisting of income and changes in the value of investments held in the Fund’s portfolio) of -10%, -5%, 0%, 5% and 10%. These assumed investment portfolio returns are hypothetical figures and are not necessarily indicative of the investment portfolio returns expected to be experienced by the Fund. The table assumes that the Fund utilizes leverage representing 21.2% of Managed Assets (the percentage of leverage as of October 31, 2024), including the assets subject to, and obtained with the proceeds of, the Credit Facility, with an estimated annual interest rate of 5.56%.

Assumed portfolio return (net of expenses)	(10)%	(5)%	0%	5%	10%
Corresponding Common Stock return assuming 21.2% of Managed Assets leveraged through the Credit Facility	-14.20%	-7.85%	-1.50%	4.85%	11.20%

Common Stock total return is composed of two elements — the Common Stock distributions paid by the Fund and gains or losses on the value of the securities the Fund owns. As required by SEC rules, the table above assumes that the Fund is more likely to suffer capital losses than to enjoy capital appreciation. For example, to assume a total return of 0% the Fund must assume that the interest it receives on its investments is entirely offset by losses in the value of those investments.

In addition to leverage for investment purposes, the Fund may also borrow money as a temporary measure for extraordinary or emergency purposes, including the payment of distributions and the settlement of securities transactions which otherwise might require untimely dispositions of Fund investments.

INTEREST RATE TRANSACTIONS

The Fund may, but is not required to, enter into interest rate transactions, including those described below, to hedge against interest rate risks inherent in underlying investments and capital structure.

Swaps and Caps

In connection with the Fund’s use of leverage, the Fund may enter into interest rate swap or cap transactions. Interest rate swaps involve the Fund’s agreement with the swap counterparty to pay a fixed-rate payment in exchange for the counterparty’s paying the Fund a variable rate payment that is intended to approximate all or a portion of the Fund’s variable-rate payment obligation on the Fund’s leverage. The payment obligation would be based on the notional amount of the swap, which will not exceed the amount of the Fund’s leverage.

Interest rate caps require the Fund to pay a premium to the cap counterparty and would entitle it, to the extent that a specified variable-rate index exceeds a predetermined fixed rate, to receive payment from the counterparty of the difference based on the notional amount. The Fund may use interest rate swaps or caps to reduce or eliminate the risk that an increase in short-term interest rates could have on Common Stock net earnings as a result of leverage.

The Fund will usually enter into interest rate swaps or caps on a net basis; that is, the two payment streams will be netted out in a cash settlement on the payment date or dates specified in the instrument, with the Fund receiving or paying, as the case may be, only the net amount of the two payments.

The use of interest rate swaps and caps is a highly specialized activity that involves investment techniques and risks different from those associated with ordinary portfolio security transactions. Depending on the state of interest rates in general, the Fund’s use of interest rate instruments could enhance or harm the overall performance of the Common Stock. To the extent that there is a decline in interest rates, the net amount receivable by the Fund under the interest rate swap or cap could decline and thus could result in a decline in the net asset value of the Common Stock. In addition, if short-term interest rates are lower than the Fund’s fixed rate of payment on the interest rate swap, the swap will reduce Common Stock net earnings if the Fund must make net payments to the counterparty. If, on the other hand, short-term interest rates are higher than the fixed rate of payment on the interest rate swap, the swap will enhance Common Stock net earnings if the Fund receives net payments from the counterparty. Buying interest rate caps could enhance the performance of the Common Stock by limiting the Fund’s maximum leverage expense. Buying interest rate caps could also decrease the net earnings of the Common Stock if the premium paid by the Fund to the counterparty exceeds the additional cost of the leverage that the Fund would have been required to pay had it not entered into the cap agreement. The Fund has no current intention of entering into interest rate swaps or caps other than as described in this Prospectus. The Fund would not enter into interest rate swap or cap transactions in an aggregate notional amount that exceeds the outstanding amount of the Fund’s leverage.

Interest rate swaps and caps do not involve the delivery of securities or other underlying assets or principal. Accordingly, the risk of loss with respect to interest rate swaps is limited to the net amount of interest payments that the Fund is contractually obligated to make. If the counterparty defaults, the Fund would not be able to use the anticipated net receipts under the interest rate swap or cap to offset the costs of the leverage. Depending on whether the Fund would be entitled to receive net payments from the counterparty on the interest rate swap or cap, which in turn would depend on the general state of short-term interest rates at that point in time, such a default could negatively impact the performance of the Common Stock.

Although this will not guarantee that the counterparty does not default, the Fund will not enter into an interest rate swap or cap transaction with any counterparty that NBIA believes does not have the financial resources to honor its obligation under the interest rate swap or cap transaction. Further, NBIA will regularly monitor public information about the financial stability of a counterparty to an interest rate swap or cap transaction in an effort proactively to protect the Fund’s investments.

In addition, at the time the interest rate swap or cap transaction reaches its scheduled termination date, there is a risk that the Fund will not be able to obtain a replacement transaction or that the terms of the replacement will not be as favorable as on the expiring transaction. If this occurs, it could have a negative impact on the performance of the Common Stock.

At any time preferred stock or borrowings are outstanding, the Fund may choose or be required to redeem some or all preferred stock or prepay borrowings. Such a redemption or prepayment would likely result in the Fund’s seeking to terminate early all or a portion of any interest rate swap or cap transaction. Such early termination of a swap could result in a termination payment by or to the Fund. An early termination of a cap could result in a termination payment to the Fund. There may also be penalties associated with early termination.

RISK FACTORS

Investing in any investment company security involves risk, including the risk that you may receive little or no return on your investment or even that you may lose part or all of your investment. The following summarizes some of the risks that you should consider before making an investment in the Fund under any offering. You should carefully consider the following risk factors, as well as the other information in this Prospectus and any applicable Prospectus Supplement, before making an investment in the Fund under any offer. The Securities do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other government agency.

The actual risk exposure taken by the Fund in its investment program will vary over time, depending on various factors including the portfolio managers’ evaluation of issuer, political, regulatory, market, or economic developments. There can be no guarantee that the portfolio managers will be successful in their attempts to manage the risk exposure of the Fund or will appropriately evaluate or weigh the multiple factors involved in investment decisions, including issuer, market and/or instrument-specific analysis, valuation and ESG factors. Information used by the portfolio managers in their assessment of ESG factors, like other information used in their security selection process, may not be readily available, complete, or accurate, which could negatively impact the Fund’s performance or create additional risk in the portfolio.

Each of the following risks, which are described in alphabetical order and not in order of any presumed importance, can significantly affect the Fund’s performance. The relative importance of, or potential exposure as a result of, each of these risks will vary based on market and other investment-specific considerations.

Anti-takeover Provisions Risk

The Fund’s Articles of Incorporation and Bylaws include provisions that could limit the ability of other entities or persons to acquire control of the Fund or convert the Fund to an open-end fund. If the Fund were converted to open-end status, the Fund would have to redeem any preferred stock and prepay or repay any borrowings outstanding.  By resolution of the Board, the Fund has opted into the Maryland Control Share Acquisition Act (“MCSAA”) and the Maryland Business Combination Act.  In general, the MCSAA provides that “control shares” of a Maryland corporation acquired in a control share acquisition may not be voted except to the extent approved by stockholders at a special meeting by a vote of two-thirds of the votes entitled to be cast on the matter (excluding shares owned by the acquirer and by officers or by directors who are employees of the corporation).

In general, the Maryland Business Combination Act prohibits an interested stockholder (a stockholder that holds 10% or more of the voting power of the outstanding stock of the corporation) of a Maryland corporation from engaging in a business combination with the corporation for a period of five years after the most recent date on which the interested stockholder became an interested stockholder. Such provisions may limit the ability of stockholders to sell their shares at a premium over prevailing market prices by discouraging an investor from seeking to obtain control of the Fund. There can be no assurance, however, that such provisions would be sufficient to deter investors that seek to obtain control of the Fund or otherwise cause the Fund to take actions that may not be aligned with the interests of other stockholders. See “Anti-Takeover Provisions in the Articles of Incorporation and Bylaws” for additional information, including relating to litigation.

Below-Investment Grade Quality Securities Risk

The convertible and non-convertible preferred and debt securities in which the Fund may invest are sometimes collectively referred to in this Prospectus as “Senior Income Securities.” Below-investment grade quality debt securities are commonly referred to as “junk bonds.” Securities that are below-investment grade quality involve greater risks than investment grade securities. Such securities may fluctuate more widely in price and yield and may fall in price during times when the economy is weak or is expected to become weak. These securities may be less liquid and also may require a greater degree of judgment to establish a price, may be difficult to sell at the time and price the Fund desires, and may carry higher transaction costs. In particular, these securities may be issued by smaller companies or by highly indebted companies, which are generally less able than more financially stable companies to make scheduled payments of interest or dividends and repay principal or liquidation preference. Below-investment grade securities are considered by the major rating agencies to be predominantly speculative with respect to the issuer’s continuing ability to repay principal/ liquidation preference and pay interest/dividends and carry a greater risk that the issuer of such securities will default in the timely payment of principal/liquidation preference and interest/dividends. Below-investment grade quality securities are susceptible to such a default or decline in market value due to real or perceived adverse economic and business developments relating to the issuer, the industry in general, market interest rates and market liquidity. Issuers of securities that are in default or have defaulted may fail to resume principal/liquidation preference or interest/dividend payments, in which case the Fund may lose its entire investment. Where it deems it appropriate and in the best interests of Fund shareholders, the Fund may incur additional expenses to seek recovery on a defaulted security and/or to pursue litigation to protect the Fund’s investment.

The credit rating of a security may not accurately reflect the actual credit risk associated with such a security. The creditworthiness of issuers of these securities may be more complex to analyze than that of issuers of investment grade securities, and the overreliance on credit ratings may present additional risks.

Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of such securities, especially in a thinly traded or illiquid market. To the extent the Fund owns or may acquire illiquid or restricted lower-rated securities or unrated securities of comparable quality, these securities may involve special registration responsibilities, liabilities, costs, and liquidity and valuation difficulties.

Call Risk

Upon the issuer’s desire to call a security, or under other circumstances where a security is called, which may happen for a number of reasons, such as declining interest rates or changes in credit spreads, the issuer can opt to repay the obligation underlying a “callable security” early. When this occurs, the Fund may have to reinvest the proceeds in an investment offering a lower yield, with a higher risk of default, or other less favorable characteristics. This may reduce the amount of the Fund’s distributions. In addition, the Fund may not realize the full anticipated benefit from such investment. The likelihood of a call also may impact the price of a security.

Closed-end Fund Risk

The Fund is a diversified, closed-end management investment company and designed primarily for long-term investors. Closed-end funds differ from open-end management investment companies (commonly known as mutual funds) because investors in a closed-end fund do not have the right to redeem their shares on a daily basis. The Fund’s Common Stock may trade at a discount to the Fund’s NAV. See “Market Premium/Discount Risk.”

Conflicts of Interest Risk

The Adviser’s advisory fees are based on Managed Assets. Consequently, the Adviser will benefit from an increase in the Fund’s Managed Assets resulting from an offering. In addition, a Director who is an “interested person” (as such term is defined under the 1940 Act) of the Fund or a portfolio manager of the Fund could benefit indirectly from an offering because of such affiliations.

Convertible Securities Risk

The value of a convertible security, which is a form of hybrid security (i.e., a security with both debt and equity characteristics), typically increases or decreases with the price of the underlying common stock. In general, a convertible security is subject to the market risks of stocks, and its price may be as volatile as that of the underlying stock, when the underlying stock’s price is high relative to the conversion price, and a convertible security is subject to the market risks of debt securities, and is particularly sensitive to changes in interest rates, when the underlying stock’s price is low relative to the conversion price. The general market risks of debt securities that are common to convertible securities include, but are not limited to, interest rate risk and credit risk. Because their value can be influenced by many different factors, convertible securities generally have less potential for gain or loss than the underlying common stocks. Securities that are convertible other than at the option of the holder generally do not limit the potential for loss to the same extent as securities that are convertible only at the option of the holder.

Many convertible securities have credit ratings that are below investment grade and are subject to the same risks as an investment in lower-rated debt securities. The credit rating of a company’s convertible securities is generally lower than that of its non-convertible debt securities. Convertible securities are normally considered “junior” securities — that is, the company usually must pay interest on its non-convertible debt securities before it can make payments on its convertible securities. If the issuer stops paying interest or principal, convertible securities may become worthless and the Fund could lose its entire investment. To the extent the Fund invests in convertible securities issued by small- or mid-cap companies, it will be subject to the risks of investing in such companies. The securities of small- and mid-cap companies may fluctuate more widely in price than the market as a whole. There may also be less trading in small- or mid-cap securities, which means that buy and sell transactions in those securities could have a larger impact on a security’s price than is the case with large-cap securities.

Credit Risk

Credit risk is the risk that issuers, guarantors, or insurers may fail, or become less able or unwilling, to pay interest and/or principal when due. Changes in the actual or perceived creditworthiness of an issuer, factors affecting an issuer directly (such as management changes, labor relations, collapse of key suppliers or customers, or material changes in overhead costs), factors affecting the industry in which a particular issuer operates (such as competition or technological advances) and changes in general social, economic or political conditions can increase the risk of default by an issuer, which may affect a security’s credit quality or value. A downgrade or default affecting any of the Fund’s securities could affect the Fund’s performance. Generally, the longer the maturity and the lower the credit quality of a security, the more sensitive it is to credit risk. In addition, lower credit quality may lead to greater volatility in the price of a security and may negatively affect a security’s liquidity. Ratings represent a rating agency’s opinion regarding the quality of a security and are not a guarantee of quality, and do not protect against a decline in the value of a security. In addition, rating agencies may fail to make timely changes to credit ratings in response to subsequent events and a rating may become stale in that it fails to reflect changes in an issuer’s financial condition. The credit quality of a security or instrument can deteriorate suddenly and rapidly, which may negatively impact its liquidity and value. The securities in which the Fund invests may be subject to credit enhancement (for example, guarantees, letters of credit, or bond insurance). Entities providing credit or liquidity support also may be affected by credit risk. Credit enhancement is designed to help assure timely payment of the security; it does not protect the Fund against losses caused by declines in a security’s value due to changes in market conditions.

Currency Risk

Currency risk is the risk that foreign currencies will decline in value relative to the U.S. dollar. To the extent that the Fund invests in securities or other instruments denominated in or indexed to foreign currencies, changes in currency exchange rates could adversely impact investment gains or add to investment losses. Domestic issuers that hold substantial foreign assets may be similarly affected. Currency exchange rates may fluctuate in response to factors external to a country’s economy, which makes the forecasting of currency market movements extremely difficult. Currency exchange rates may fluctuate significantly over short periods of time and can be affected unpredictably by various factors, including investor perceptions of a country’s economy and changes in interest rates, intervention, or failure to intervene, by U.S. or foreign governments or central banks, or supranational entities, such as the International Monetary Fund, or by currency controls or political developments in the U.S. or abroad. To the extent the Fund invests or hedges based on the perceived relationship between two currencies, there is a risk that the correlation between those currencies may not behave as anticipated.

Distributions Risk

There can be no assurance that the Fund will achieve investment results that will allow the Fund to make a specified level of cash distributions or maintain certain levels of cash distributions. All distributions will be paid at the discretion of the Board and may depend on the Fund’s earnings, the Fund’s net investment income, the Fund’s financial condition, compliance with applicable regulations and such other factors as the Board may deem relevant from time to time. The distributions for any full or partial calendar year might not be made in equal amounts, and one distribution may be larger than others. The Fund will make a distribution only if authorized by the Board and declared by the Fund out of assets legally available for these distributions. This distribution policy may, under certain circumstances, have certain adverse consequences to the Fund and its stockholders because it may result in a return of capital, which would reduce the Fund’s NAV and, over time, potentially increase the Fund’s expense ratio. If the Fund distributes a return of capital, it means that the Fund is returning to stockholders a portion of their investment rather than making a distribution that is funded from the Fund’s earned income or other profits. The Fund’s distribution policy may be changed by the Board at any time without stockholder approval. See “Distributions.”

Dividend Risk

Dividends the Fund receives on common stocks are not fixed but are declared at the discretion of an issuer’s board of directors. There is no guarantee that the companies in which the Fund invests will declare dividends in the future or that dividends, if declared, will remain at current levels or increase over time. Changes in a company’s dividend policies may negatively impact the Fund. Securities that pay dividends may be sensitive to changes in interest rates, and as interest rates rise, or fall, the prices of such securities may be impacted. A sharp rise in interest rates, or other market downturn, could result in a decision to decrease or eliminate a dividend. During a broad market advance, securities that pay dividends may not appreciate as much as securities that do not pay dividends.

Foreign Securities Risk

Foreign securities involve risks in addition to those associated with comparable U.S. securities. Additional risks include exposure to less developed or less efficient trading markets; social, political, diplomatic, or economic instability; trade barriers and other protectionist trade policies (including those of the U.S.); imposition of economic sanctions against a particular country or countries, organizations, companies, entities and/or individuals; significant government involvement in an economy and/or market structure; fluctuations in foreign currencies or currency redenomination; potential for default on sovereign debt; nationalization or expropriation of assets; settlement, custodial or other operational risks; higher transaction costs; confiscatory withholding or other taxes; and less stringent auditing and accounting, corporate disclosure, governance, and legal standards. The Fund may have limited or no legal recourse in the event of default with respect to certain foreign securities. In addition, key information about the issuer, the markets or the local government or economy may be unavailable, incomplete or inaccurate. As a result, foreign securities may fluctuate more widely in price, and may also be less liquid, than comparable U.S. securities. World markets, or those in a particular region, may all react in similar fashion to important economic or political developments. In addition, securities issued by U.S. entities with substantial foreign operations may involve risks relating to political, economic, or regulatory conditions in foreign countries, as well as currency exchange rates. Regardless of where a company is organized or its stock is traded, its performance may be affected significantly by events in regions from which it derives its profits or in which it conducts significant operations.

Securities of issuers traded on foreign exchanges may be suspended, either by the issuers themselves, by an exchange or by governmental authorities. Trading suspensions may be applied from time to time to the securities of individual issuers for reasons specific to that issuer, or may be applied broadly by exchanges or governmental authorities in response to market events. Suspensions may last for significant periods of time, during which trading in the securities and in instruments that reference the securities, such as derivative instruments, may be halted. In the event that the Fund holds material positions in such suspended securities or instruments, the Fund’s ability to liquidate its positions may be compromised and the Fund could incur significant losses.

In addition, foreign markets may perform differently than the U.S. markets. Over a given period of time, foreign securities may underperform U.S. securities—sometimes for years. The Fund could also underperform if it invests in countries or regions whose economic performance falls short. To the extent that the Fund invests a portion of its assets in one country, state, region or currency, an adverse economic, business or political development may affect the value of the Fund’s investments more than if its investments were not so invested.

The effect of economic instability on specific foreign markets or issuers may be difficult to predict or evaluate. Some national economies continue to show profound instability, which may in turn affect their international trading and financial partners or other members of their currency bloc.

High Portfolio Turnover Risk

The Fund may engage in active and frequent trading and may have a high portfolio turnover rate, which may increase the Fund’s transaction costs, may adversely affect the Fund’s performance and may generate a greater amount of capital gain distributions to Common Stockholders than if the Fund had a low portfolio turnover rate.

Interest Rate Risk

The Fund’s distribution rate and NAV will fluctuate in response to changes in interest rates. In general, the value of investments with interest rate risk, such as debt securities or income-oriented equity securities that pay dividends, will move in the direction opposite to movements in interest rates. If interest rates rise, the value of such securities may decline. Interest rate changes can be sudden and unpredictable and may be made in response to the supply and demand for credit, changes to government monetary policy and other initiatives, inflation rates, perceptions of risk and other factors. A changing interest rate environment increases certain risks, including the potential for periods of volatility. Debt securities have varying levels of sensitivity to changes in interest rates. Typically, the longer the maturity (i.e., the term of a debt security) or duration (i.e., a measure of the sensitivity of a debt security to changes in market interest rates, based on the entire cash flow associated with the security) of a debt security, the greater the effect a change in interest rates could have on the security’s price. For example, if interest rates increase by 1%, a debt security with a duration of two years will decrease in value by approximately 2%. Thus, the Fund’s sensitivity to interest rate risk will increase with any increase in the Fund’s overall duration. Short-term securities tend to react to changes in short-term interest rates, and long-term securities tend to react to changes in long-term interest rates. Short-term and long-term interest rates, and interest rates in different countries, do not necessarily move in the same direction or by the same amount. The link between interest rates and debt security prices tends to be weaker with lower-rated debt securities than with investment grade debt securities.

Interest Rate Transactions Risks

The Fund may enter into an interest rate swap or cap transaction to attempt to protect itself from increasing dividend or interest expenses resulting from increasing short-term interest rates. A decline in interest rates may result in a decline in net amounts receivable by the Fund from the counterparty under the interest rate swap or cap (or an increase in the net amounts payable by the Fund to the counterparty under the swap), which may result in a decline in the net asset value of the Fund. See “Interest Rate Transactions.”

Issuer-Specific Risk

An individual security may be more volatile, and may perform differently, than the market as a whole. The value of an issuer’s securities may deteriorate because of a variety of factors, including disappointing earnings reports by the issuer, unsuccessful products or services, loss of major customers, major litigation against the issuer, perceived poor management performance, or changes in economic or political conditions or in government regulations affecting the issuer or the competitive environment. Certain unanticipated events, such as natural disasters, may have a significant adverse effect on the value of an issuer’s securities.

Leverage Risk

Leverage amplifies changes in the Fund’s net asset value and may make the Fund more volatile. The use of certain derivative instruments, securities lending and borrowing may create leverage and can result in losses to the Fund that exceed the amount originally invested and may accelerate the rate of losses or magnify the risks of other portfolio investments. For certain instruments or transactions that create leverage, or have embedded leverage, relatively small market fluctuations may result in large changes in the value of such investments. In addition, the interest and other costs that the Fund pays to engage in these practices are additional costs borne by the Fund and could reduce or eliminate any net investment profits. Unless the profits from engaging in these practices exceed the costs of engaging in these practices, the use of leverage will diminish the investment performance of the Fund compared with what it would have been had the Fund not used leverage. There can be no assurance that the Fund’s use of any leverage will be successful. The Fund’s investment exposure can exceed its net assets, sometimes by a significant amount. When the Fund uses leverage or utilizes certain of these practices, it may need to dispose of some of its holdings at unfavorable times or prices in order to satisfy its obligations or to comply with certain asset coverage, regulatory or other requirements.

In connection with the Fund’s use of leverage through the Facility, the Fund may seek to hedge the interest rate risks associated with leverage through interest rate swaps, caps or other derivative transactions. These transactions involve investment techniques and risks different from those associated with portfolio transactions in securities of real estate company securities. There is no assurance that any interest rate hedging transactions, if undertaken, will be successful, and such transactions may adversely affect the Fund’s achievement of its investment objectives. See “Use of Leverage and Related Risks.”

Liquidity Risk

From time to time, the trading market for a particular investment or type of investment in which the Fund invests is or may become less liquid or even illiquid. Illiquid investments frequently can be more difficult to purchase or sell at an advantageous price or time. An illiquid investment means any investment that the Fund reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment. Judgment plays a greater role in pricing these investments than it does in pricing investments having more active markets, and there is a greater risk that the investments may not be sold for the price at which the Fund is carrying them. The Fund may receive illiquid securities as a result of its investment in securities involved in restructurings. Certain investments that were liquid when the Fund purchased them may become illiquid, sometimes abruptly, particularly during periods of increased market volatility or adverse investor perception. Additionally, market closures due to holidays or other factors may render a security or group of securities (e.g., securities tied to a particular country or geographic region) illiquid for a period of time, which can be extensive. An inability to sell a portfolio position can adversely affect the Fund’s value or prevent the Fund from being able to take advantage of other investment opportunities. Market prices for such securities or other investments may be volatile. Market participants attempting to sell the same or a similar investment at the same time as the Fund could decrease the liquidity of such investments, especially during times of market volatility. During periods of substantial market volatility, an investment or even an entire market segment may become illiquid, sometimes abruptly, which can adversely affect the Fund’s ability to limit losses.

Market Capitalization Risk

To the extent the Fund invests in securities of small-, mid-, or large-cap companies, it takes on the associated risks. At times, any of these market capitalizations may be out of favor with investors. Compared to small- and mid-cap companies, large-cap companies may be unable to respond as quickly to changes and opportunities and may grow at a slower rate. As such, the return on investment in securities of large-cap companies may be less than the return on investment in securities of small- and/or mid-cap companies. Compared to large-cap companies, small- and mid-cap companies may depend on a more limited management group, may have a shorter history of operations, less publicly available information, less stable earnings, and limited product lines, markets or financial resources. The securities of small- and mid-cap companies are often more volatile, which at times can be rapid and unpredictable, and less liquid than the securities of larger companies, and may be more affected than other types of securities by the underperformance of a sector, during market downturns, by adverse publicity and investor perceptions, by interest rate changes and by government regulation. There may also be less trading in small- or mid-cap securities, which means that buy and sell transactions in those securities could have a larger impact on a security’s price than is the case with large-cap securities and the Fund may not be able to liquidate a position at a particular time.

Market Premium/Discount Risk

The market price of the Fund’s shares of Common Stock will generally fluctuate in accordance with changes in the Fund’s NAV as well as the relative supply of and demand for shares on the secondary market. The Adviser cannot predict whether shares will trade below, at or above their NAV because the shares trade on the secondary market at market prices and not at NAV. Because the market price of the Fund’s shares of Common Stock will be determined by factors such as relative supply of and demand for shares in the market, general market and economic circumstances, and other factors beyond the control of the Fund, the Fund cannot predict whether the Common Stock will trade at, below or above NAV. This characteristic is a risk separate and distinct from the risk that the Fund’s NAV could decrease as a result of investment activities. Common Stockholders bear a risk of loss to the extent that the price at which they sell their shares is lower in relation to the Fund’s NAV than at the time of purchase.

Market Volatility Risk

Markets may be volatile and values of individual securities and other investments, including those of a particular type, may decline significantly in response to adverse issuer, political, regulatory, market, economic or other developments that may cause broad changes in market value, public perceptions concerning these developments, and adverse investor sentiment or publicity. Changes in the financial condition of a single issuer may impact a market as a whole. Changes in value may be temporary or may last for extended periods and may not have the same impact on all types of securities and instruments. If the Fund sells a portfolio position before it reaches its market peak, it may miss out on opportunities for better performance.

Geopolitical risks, including terrorism, tensions or open conflict between nations, or political or economic dysfunction within some nations that are major players on the world stage or major producers of oil, may lead to overall instability in world economies and markets generally and have led, and may in the future lead, to increased market volatility and may have adverse long-term effects. Similarly, environmental and public health risks, such as natural disasters or epidemics, or widespread fear that such events may occur, may impact markets and economies adversely and cause market volatility in both the short- and long-term.

Operational and Cybersecurity Risk

The Fund and its service providers, and your ability to transact with the Fund, may be negatively impacted due to operational matters arising from, among other problems, human errors, processing and communications errors, counterparty and third-party disruptions or errors, systems and technology disruptions or failures, use of or integration of artificial intelligence (“AI”) or cybersecurity incidents. Cybersecurity incidents may allow an unauthorized party to gain access to fund assets, customer data, or proprietary information, or cause the Fund or its service providers, as well as the securities trading venues and their service providers, to suffer data corruption or lose operational functionality, including those related to critical functions. Cybersecurity incidents can result from deliberate attacks or unintentional events. AI has enhanced the ability of threat actors to amplify the potency, scale, and speed of deliberate cybersecurity attacks. A cybersecurity incident could, among other things, result in the loss or theft of customer data or funds, customers or employees being unable to access electronic systems (“denial of services”), loss or theft of proprietary information or corporate data, physical damage to a computer or network system, or remediation costs associated with system repairs. Any of these results could have a substantial adverse impact on the Fund and its Stockholders.

The occurrence of any of these problems could result in a loss of information, regulatory scrutiny, reputational damage and other consequences, any of which could have a material adverse effect on the Fund or its Stockholders. The Adviser, through its monitoring and oversight of Fund service providers, endeavors to determine that service providers take appropriate precautions to avoid and mitigate risks that could lead to such problems. While the Adviser has established business continuity plans and risk management systems seeking to address these problems, there are inherent limitations in such plans and systems, and it is not possible for the Adviser or the other Fund service providers to identify all of the cybersecurity or other operational risks that may affect the Fund or to develop processes and controls to completely eliminate or mitigate their occurrence or effects. Most issuers in which the Fund invests are heavily dependent on computers for data storage and operations, and require ready access to the internet to conduct their business. Thus, cybersecurity incidents could also affect issuers of securities in which the Fund invests, leading to significant loss of value.

Preferred Securities Risk

Preferred securities, which are a form of hybrid security (i.e., a security with both debt and equity characteristics), may pay fixed or adjustable rates of return. Preferred securities are subject to issuer-specific and market risks applicable generally to equity securities, however, unlike common stocks, participation in the growth of an issuer may be limited. Distributions on preferred securities are generally payable at the discretion of the issuer’s board of directors and after the company makes required payments to holders of its debt securities. For this reason, preferred securities are subject to greater credit, interest, and liquidation risk than debt securities, and the value of preferred securities will usually react more strongly than debt securities to actual or perceived changes in the company’s financial condition or prospects. Preferred securities of smaller companies may be more vulnerable to adverse developments than preferred securities of larger companies. Preferred securities may be less liquid than common stocks.

Recent Market Conditions

Both U.S. and international markets have experienced significant volatility in recent years. As a result of such volatility, investment returns may fluctuate significantly. National economies are substantially interconnected, as are global financial markets, which creates the possibility that conditions in one country or region might adversely impact issuers in a different country or region. However, the interconnectedness of economies and/or markets may be diminishing or changing, which may impact such economies and markets in ways that cannot be foreseen at this time.

Although interest rates were unusually low in recent years in the U.S. and abroad, in 2022, the Federal Reserve and certain foreign central banks raised interest rates as part of their efforts to address rising inflation. The Federal Reserve and certain foreign central banks recently began to lower interest rates, though economic or other factors, such as inflation, could stop such changes. It is difficult to accurately predict the pace at which interest rates might change, the timing, frequency or magnitude of any such changes in interest rates, or when such changes might stop or again reverse course. Additionally, various economic and political factors could cause the Federal Reserve or other foreign central banks to change their approach in the future and such actions may result in an economic slowdown both in the U.S. and abroad. Unexpected changes in interest rates could lead to significant market volatility or reduce liquidity in certain sectors of the market. Deteriorating economic fundamentals may, in turn, increase the risk of default or insolvency of particular issuers, negatively impact market value, cause credit spreads to widen, and reduce bank balance sheets. Any of these could cause an increase in market volatility, reduce liquidity across various markets or decrease confidence in the markets. Also, regulators have expressed concern that changes in interest rates may cause investors to sell fixed income securities faster than the market can absorb them, contributing to price volatility. Historical patterns of correlation among asset classes may break down in unanticipated ways during times of high volatility, disrupting investment programs and potentially causing losses.

Some countries, including the U.S., have adopted more protectionist trade policies. Slowing global economic growth, the rise in protectionist trade policies, changes to some major international trade agreements, risks associated with the trade agreement between countries and regions, including the U.S. and China, political or economic dysfunction within some countries or regions, including major producers of commodities, and dramatic changes in commodity and currency prices could affect the economies of many nations in ways that cannot necessarily be foreseen at the present time. In addition, if the U.S. dollar continues to be strong, it may decrease foreign demand for U.S. assets, which could have a negative impact on certain issuers and/or industries.

Regulators in the U.S. have proposed and adopted a number of changes to regulations involving the markets and issuers, some of which implicate a Fund. The full effect of various newly adopted regulations is not currently known. Additionally, it is not currently known whether any of the proposed regulations will be adopted. However, due to the scope of regulations being proposed and adopted, certain of these changes to regulation could limit the Fund’s ability to pursue its investment strategies or make certain investments, may make it more costly for it to operate, or adversely impact its performance.

Advancements in technology, including advanced development and increased regulation of artificial intelligence, may adversely impact market movements and liquidity. As artificial intelligence is used more widely, the profitability and growth of certain issuers and industries may be negatively impacted in ways that cannot be foreseen and could adversely impact performance.

Tensions, war, or open conflict between nations, such as between Russia and Ukraine, in the Middle East, or in eastern Asia could affect the economies of many nations, including the United States. The duration of ongoing hostilities and any sanctions and related events cannot be predicted. Those events present material uncertainty and risk with respect to markets globally and the performance of the Fund and its investments or operations could be negatively impacted.

Certain illnesses spread rapidly and have the potential to significantly and adversely affect the global economy. The impact of epidemics and/or pandemics that may arise in the future could negatively affect the economies of many nations, individual companies and the global securities and commodities markets, including their liquidity, in ways that cannot necessarily be foreseen at the present time and could last for an extended period of time.

High public debt in the U.S. and other countries creates ongoing systemic and market risks and policymaking uncertainty. There is no assurance that the U.S. Congress will act to raise the nation’s debt ceiling; a failure to do so could cause market turmoil and substantial investment risks that cannot now be fully predicted. Unexpected political, regulatory and diplomatic events within the U.S. and abroad may affect investor and consumer confidence and may adversely impact financial markets and the broader economy.

China’s economy, which had been sustained through debt-financed spending on housing and infrastructure, appears to be experiencing a significant slowdown and growing at a lower rate than prior years. While the Chinese government appears to be taking measures to address these issues, due to the size of China’s economy, the resolution of these issues could impact a number of other countries.

Global climate change can have potential effects on property and security values. Certain issuers, industries and regions may be adversely affected by the impact of climate change in ways that cannot be foreseen. The impact of legislation, regulation and international accords related to climate change, including any direct or indirect consequences that may not be foreseen, may negatively impact certain issuers, industries and regions.

A rise in sea levels, a change in weather patterns, including an increase in powerful storms and large wildfires, and/or a climate-driven increase in flooding could cause properties to lose value or become unmarketable altogether. Unlike previous declines in the real estate market, properties in affected zones may not ever recover their value. Regulatory changes and divestment movements tied to concerns about climate change could adversely affect the value of certain land and the viability of industries whose activities or products are seen as accelerating climate change.

Losses related to climate change could adversely affect corporate issuers and mortgage lenders, the value of mortgage-backed securities, the bonds of municipalities that depend on tax or other revenues and tourist dollars generated by affected properties, and insurers of the property and/or of corporate, municipal or mortgage-backed securities. Since property and security values are driven largely by buyers’ perceptions, it is difficult to know the time period over which these market effects might unfold.

Regulated Investment Company Status

The Fund has qualified, and intends to remain qualified, for federal income tax purposes as a RIC under Subchapter M of the Code. Qualification requires, among other things, compliance by the Fund with certain distribution requirements. If the Fund does not qualify as a RIC for any taxable year, the Fund’s taxable income will be subject to corporate income taxes, and all distributions from earnings and profits, including distributions of net capital gain (if any), will be taxable to stockholders as ordinary income. Such distributions generally would be eligible (i) to be treated as qualified dividend income in the case of individual and other non-corporate stockholders and (ii) for the dividends received deduction in the case of corporate stockholders. In addition, in order to requalify for taxation as a RIC, the Fund may be required to recognize unrealized gain, pay substantial taxes and interest, and make certain distributions. See “Tax Matters” for a more complete discussion of these and other federal income tax considerations.

Risks of Securities Linked to the Real Estate Market

The Fund invests in real estate indirectly through securities issued by real estate companies, including REITs. Because of the Fund’s policies of indirect investments in real estate and concentration in the securities of companies in the real estate industry, it is subject to risks associated with the direct ownership of real estate. These risks include, but are not limited to:

•declines in the value of real estate;

•general and local economic conditions;

•unavailability of mortgage funds or financing;

•overbuilding;

•extended vacancies of properties;

•lower occupancy rates and reduced demand for commercial and certain residential real estate, including as a result of “work-from-home” and hybrid work environment trends following the COVID-19 pandemic;

•increased competition;

•increases in property taxes and operating expenses;

•changes in zoning laws;

•losses due to environmental liabilities;

•limitations on, or unavailability of, insurance on economic terms;

•liability to third parties for damages resulting from environmental problems;

•casualty or condemnation losses;

•limitations on rents;

•changes in neighborhood values and the appeal of properties to tenants;

•social unrest and civil disturbances, epidemics, pandemics or other public crises;

•changes in valuation due to the impact of terrorist incidents on a particular property or area, or on a segment of the economy; and

•changes in interest rates.

As a result of these factors, the net asset value of the Fund may change at different rates compared to the net asset value of a registered investment company with investments in a mix of different industries. The performance of the Fund will also depend on the general condition of the economy. An economic downturn could have a material adverse effect on the real estate markets and on the real estate companies in which the Fund invests, which in turn could result in the Fund not achieving its investment objectives.

Real property investments are subject to varying types and degrees of risk. The yields available from investments in real estate depend on the amount of income and capital appreciation generated by the related properties. Income and real estate values may also be adversely affected by such factors as applicable laws (e.g., Americans with Disabilities Act and tax laws), interest rate levels and the availability of financing.

If the properties do not generate sufficient income to meet operating expenses, including, where applicable, debt service, ground lease payments, tenant improvements, third-party leasing commissions and other capital expenditures, the income and ability of a real estate company to make payments of any interest and principal on its debt securities, and its ability to pay dividends, will be adversely affected. In addition, real property may be subject to the quality of credit extended and defaults by mortgagors or other borrowers and tenants.

The performance of the economy in each of the regions in which the real estate owned by a real estate company is located affects occupancy, market rental rates and expenses and, consequently, has an impact on the income from such properties and their underlying values. The financial results of major local employers also may have an impact on the cash flow and value of certain properties. In addition, certain real estate valuations, including residential real estate values, are influenced by market sentiments, which can change rapidly and could result in a sharp downward adjustment from current valuation levels.

Real estate investments may be illiquid and, therefore, the ability of real estate companies to vary their portfolios promptly in response to changes in economic or other conditions may be limited. A real estate company may also have joint venture investments in certain of its properties, and, consequently, its ability to control decisions relating to such properties may be limited.

As discussed below, real property investments are also subject to risks that are specific to the investment sector or type of property in which the real estate companies are investing.

Retail Properties. Retail properties are affected by the overall health of the economy. A retail property may be adversely affected by the growth of alternative forms of retailing (for example, catalog or on-line shopping), bankruptcy, decline in drawing power, a shift in consumer demand due to demographic changes and/ or changes in consumer preference (for example, to discount retailers), spending patterns and other trends in the retail industry. A retail property may also be adversely affected if an anchor or significant tenant ceases operation at such location, voluntarily or otherwise. Certain tenants at retail properties may be entitled to terminate their leases if an anchor tenant ceases operations at such property. Retail properties in general may suffer from declines in consumer spending, which may result from economic downturns or changes in consumer habits. Changes in market rental rates, competitive market forces, the inability to collect rent due to bankruptcy or insolvency of tenants or otherwise and changes in market interest rates could also have an adverse effect on retail properties.

Community Centers. Community center properties are dependent upon the successful operations and financial condition of their tenants, particularly certain of their major tenants, and could be adversely affected by the bankruptcy of those tenants. In some cases, a tenant may have a significant number of leases in one community center and the filing of bankruptcy could cause significant revenue loss. Like others in the commercial real estate industry, community centers are subject to environmental risks and interest rate risk. They also face the need to enter into new leases or renew leases on favorable terms to generate rental revenues. Community center properties could be adversely affected by changes in the local markets where their properties are located, as well as by adverse changes in national economic and market conditions.

Office and Industrial Properties. Office and industrial properties generally require their owners to expend significant amounts for general capital improvements, tenant maintenance and improvements and costs of reletting space. Increases in real estate construction costs, insurance premiums and interest rates could adversely affect office and industrial properties. Industrial properties are also subject to tenant defaults and bankruptcies that could affect their collection of outstanding receivables. In addition, office and industrial properties that are not equipped to accommodate the needs of modern businesses may become functionally obsolete and thus non-competitive. Office and industrial properties may also be adversely affected if there is an economic decline in the businesses operated by their tenants or in the economy as a whole. The risk of such an adverse effect is increased if the property revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Hotel Properties. The risks of hotel properties include, among other things, the necessity of a high level of continuing capital expenditures to keep necessary furniture, fixtures and equipment updated, competition from other hotels, increases in operating costs (which increases may not necessarily be offset in the future by increased room rates), dependence on business and commercial travelers and tourism (which may be affected by terrorist activities), increases in fuel costs and other expenses of travel, changes to regulations of operating, liquor and other licenses and adverse effects of general and local economic conditions. Because hotel rooms are generally rented for short periods of time, hotel properties tend to be more sensitive to adverse economic conditions and competition than many other commercial properties. Also, hotels may be operated pursuant to franchise, management and lease agreements that may be terminable by the franchiser, the manager or the lessee. Hotel properties may be adversely affected if there is an economic decline in the business of the franchiser, the manager or the lessee. On the other hand, it may be difficult to terminate an ineffective operator of a hotel property after a foreclosure of the property. Hotel properties may also be adversely affected by the bankruptcy or insolvency of their tenants.

Healthcare Properties. Healthcare properties and healthcare providers are affected by several significant factors, including: (1) federal, state and local laws governing licenses, certification, adequacy of care, pharmaceutical distribution, rates, equipment, personnel and other factors regarding operations; (2) continued availability of revenue from government reimbursement programs (primarily Medicaid and Medicare); (3) competition in terms of appearance, reputation, quality and cost of care with similar properties on a local and regional basis; (4) deterioration, including bankruptcy, of tenants; (5) occupancy rates; and (6) the general distress of the healthcare industry.

The aforementioned governmental laws and regulations are subject to frequent and substantial changes resulting from legislation, adoption of rules and regulations and administrative and judicial interpretations of existing law. Changes may also be applied retroactively, and the timing of such changes cannot be predicted. The failure of any healthcare operator to comply with governmental laws and regulations may affect its ability to operate its facility or receive government reimbursements. In addition, in the event that a tenant is in default on its lease, a new operator or purchaser at a foreclosure sale will have to apply for all relevant licenses if such new operator does not already hold such licenses. There can be no assurance that such new licenses could be obtained, and, consequently, there can be no assurance that any healthcare property subject to foreclosure will be disposed of in a timely manner.

Multifamily/Residential Properties. The value and successful operation of a multifamily and residential property may be affected by a number of factors, such as changes in the national, regional and local economic climate, the location of the property, the ability of management to provide adequate maintenance and insurance, types of services provided by the property, the level of mortgage rates, the presence of competing properties, the relocation of tenants to new projects with better amenities, adverse economic conditions in the locale, the amount of rent charged, oversupply of units due to new construction or a reduction in the demand for multifamily living and tenant competition. In addition, multifamily and residential properties may be subject to rent control laws or other laws affecting such properties, which could impact the future cash flows of such properties.

Self-Storage Properties. The value and successful operation of a self-storage property may be affected by a number of factors, such as the ability of the management team, the location of the property, the presence of competing properties, changes in traffic patterns and adverse effects of general and local economic conditions in general and with respect to rental rates and occupancy levels.

Other factors, including but not limited to those listed below, may also contribute to the level of risk of real estate investments.

Insurance Issues. Certain real estate companies may have disclosed in connection with the issuance of their securities that they carry comprehensive liability, fire, flood, extended coverage and rental loss insurance with policy specifications, limits and deductibles customarily carried for similar properties. However, such insurance is not uniform among real estate companies. Moreover, there are certain types of extraordinary losses that may be uninsurable or not economically insurable. Substantial increases in insurance premiums may cause some real estate companies to reduce their coverage. Certain of the properties may be located in areas that are subject to earthquake activity, hurricanes or other natural disasters for which insurance may not be maintained. If a property sustains damage as a result of an earthquake, hurricane or other natural disaster, even if the real estate company maintains insurance, it may incur substantial losses due to insurance deductibles, co-payments on insured losses or uninsured losses. Earthquakes, hurricanes and other natural disasters could threaten the financial viability of some insurance companies. It may be difficult or impossible to find commercial insurance against certain types of losses, such as those stemming from floods or mold damage. If any type of uninsured loss occurs, the real estate company could lose its investment in, and anticipated profits and cash flows from, a number of properties, which would adversely impact the Fund’s investment performance.

Leverage. Real estate companies, including REITs, may be highly leveraged, and financial covenants may affect the ability of those companies to operate effectively. Real estate companies are subject to risks normally associated with debt financing. If the principal payments of a real estate company’s debt cannot be refinanced, extended or paid with proceeds from other capital transactions, such as new equity capital, the real estate company’s cash flow may not be sufficient to repay all maturing debt outstanding.

In addition, a real estate company’s obligation to comply with covenants contained in agreements with its lenders, such as debt-to-asset ratios and secured debt-to-total asset ratios, and other contractual obligations may restrict the real estate company’s range of operating activity. A real estate company may therefore be prevented from incurring additional indebtedness, selling its assets and engaging in mergers or making acquisitions that may be beneficial to the operation of the real estate company.

Environmental Risks. In connection with the ownership (direct or indirect), operation, management and development of real properties that may contain hazardous or toxic substances, a real estate company may be considered an owner or operator of such properties or as having arranged for the disposal or treatment of hazardous or toxic substances and, therefore, may be potentially liable for removal or remediation costs, as well as governmental fines and liabilities for injuries to persons and property and other costs. The existence of any such material environmental liability could have a material adverse effect on the results of operations and cash flow of any such real estate company, and, as a result, the amount available to make distributions on its shares could be reduced.

Smaller Companies. Even the larger real estate companies tend to be small to medium-sized companies in relation to the equity markets as a whole. There may be less trading in a smaller company’s shares, which means that buy and sell transactions in those shares could have a larger impact on the share’s price than is the case with larger company shares. Smaller companies also may have fewer lines of business so that changes in any one line of business may have a greater impact on a smaller company’s share price than is the case for a larger company. Further, smaller company shares may perform differently in different cycles than larger company shares. Accordingly, real estate company shares can be more volatile than - and at times will perform differently from - larger company shares such as those found in the Dow Jones Industrial Average.

Tax and Related Issues. REITs are subject to highly technical and complex provisions of the Code. It is possible that the Fund may invest in a real estate company that purports to be a REIT but fails to qualify as such under the Code. In the event of any such unexpected failure to qualify as a REIT, the real estate company would be subject to corporate-level taxation, significantly reducing the return to the Fund on its investment in such company. A REIT could possibly fail to qualify for tax-free pass-through of income under the Code or to maintain its exemption from registration under the 1940 Act, either of which could adversely affect its operations. In the event of a default by a borrower or lessee, a REIT may experience delays in enforcing its rights as a creditor or lessor and may incur substantial costs associated with protecting its investments. There is a risk that future changes in U.S. tax laws may affect the tax treatment of REITs and their stockholders.

Like a regulated investment company, a REIT that satisfies a minimum distribution requirement for a taxable year is not required to pay federal income tax on its income and realized capital gains for that year that it distributes to its stockholders. See “Tax Matters.” Also like a regulated investment company, a REIT must make annual distributions to avoid a non-deductible 4% federal excise tax on certain undistributed real estate investment trust taxable income and capital gain net income. REITs generally make distributions to avoid the imposition of federal income and excise taxes in December each year (or make distributions in January that are treated for federal income tax purposes as made on the preceding December 31). Those distributions will be included in the Fund’s income and realized gains, respectively (as of the ex-distribution date), even though some part thereof may represent a return of its investment in the distributing REITs’ shares.

Terrorism. Terrorist attacks may adversely affect or even destroy completely the value of individual properties or wide areas. Economic disruption or recession stemming from such attacks can reduce the value of real property of all kinds. Such attacks can also disrupt business and tourism, either in a particular city or in the nation as a whole, which can adversely affect the value of properties in particular industries, e.g., hotels and retail establishments. Higher insurance costs may adversely affect real estate companies, and certain real estate companies may be unable to obtain certain kinds of insurance.

Risk Management

The Adviser undertakes certain analyses with the intention of identifying particular types of risks and reducing the Fund’s exposure to them. However, risk is an essential part of investing, and the degree of return an investor might expect is often tied to the degree of risk the investor is willing to accept. By its very nature, risk involves exposure to the possibility of adverse events. Accordingly, no risk management program can eliminate the Fund’s exposure to such events; at best, it may only reduce the possibility that the Fund will be affected by adverse events, and especially those risks that are not intrinsic to the Fund’s investment program. While this Prospectus describes material risk factors associated with the Fund’s investment program, there is no assurance that as a particular situation unfolds in the markets, management will identify all of the risks that might affect the Fund, rate their probability or potential magnitude correctly, or be able to take appropriate measures to reduce the Fund’s exposure to them. The Fund could experience losses if judgments about risk prove to be incorrect. Measures taken with the intention of decreasing exposure to identified risks might have the unintended effect of increasing exposure to other risks.

Sector Risk

Although the Fund will not invest in real estate directly, because it concentrates its assets in the real estate industry your investment in the Fund will be closely linked to the performance of the real estate markets and the value of the Fund’s shares may change at different rates compared to the value of shares of a fund with investments in a mix of different sectors or industries.

The Fund may at times emphasize particular sub-sectors of the real estate business—for example, apartments, regional malls, offices, infrastructure, industrial, and health care. As such, the Fund’s performance would be especially sensitive to developments that significantly affect those businesses.

Individual sectors or sub-sectors may be more volatile, and may perform differently, than the broader market. The industries that constitute a sector may all react in the same way to economic, political or regulatory events.

Stockholder Activism Risk

Stockholder activism can take many forms, including making public demands that the Fund consider certain alternatives, engaging in public campaigns to attempt to influence the Fund’s governance and/or management, commencing proxy contests in an effort to elect the activists’ representatives or others to the Fund’s Board of Directors or to seek other actions such as a tender offer or Fund liquidation, and commencing litigation. Stockholder activism arises in a variety of situations and has been increasing in the closed-end fund space recently, including litigation challenging closed-end fund defenses. While the Fund is currently not subject to any stockholder activism, due to the potential volatility of the Fund’s common stock market price and for a variety of other reasons, the Fund may in the future become the target of stockholder activism. Stockholder activism could result in substantial costs and divert the Adviser’s and the Board’s attention and resources from its business. Also, the Fund may be required to incur significant legal and other expenses related to any activist stockholder matters. Further, the Fund’s stock price could be subject to significant fluctuation or otherwise be adversely affected by the events, risks and uncertainties of any stockholder activism. Stockholder activists seek short-term actions that can increase Fund costs per share and be detrimental to other stockholders.

Valuation Risk

The Fund may not be able to sell an investment at the price at which the Fund has valued the investment. Such differences could be significant, particularly for illiquid securities and securities that trade in relatively thin markets and/or markets that experience extreme volatility. If market or other conditions make it difficult to value an investment, the Fund may be required to value such investments using more subjective methods, known as fair value methodologies. Using fair value methodologies to price investments may result in a value that is different from an investment’s most recent price and from the prices used by other funds to calculate their NAVs. The value of foreign securities, certain futures and fixed income securities, and currencies may be materially affected by events after the close of the markets on which they are traded but before the Fund determines its net asset value. The Fund uses pricing services to provide values for certain securities and there is no assurance that the Fund will be able to sell an investment at the price established by such pricing services. Different pricing services use different valuation methodologies, potentially resulting in different values for the same investments. As a result, if the Fund were to change pricing services, or if a pricing service were to change its valuation methodology, the value of the Fund’s investments could be impacted. The Fund’s ability to value its investments in an accurate and timely manner may be impacted by technological issues and/or errors by third party service providers, such as pricing services or accounting agents.

MANAGEMENT OF THE FUND

Board of Directors

The management of the Fund, including general supervision of the duties performed by the Adviser, is the responsibility of the Board under the laws of the State of Maryland and the 1940 Act.

The Adviser

NBIA provides day-to-day investment management services to the Fund and serves as the Fund’s investment manager. NBIA is located at 1290 Avenue of the Americas, New York, New York 10104-0002. See “Management of the Fund.” As of December 31, 2024, Neuberger Berman and its affiliates had $508 billion in assets under management and continue an asset management history that began in 1939.

Management Agreement

The Fund retains NBIA as its investment manager under a Management Agreement. For such investment management services, the Fund pays NBIA an investment management fee computed at an annual rate of 0.60% of the Fund’s average daily Managed Assets. Managed Assets equal the total assets of the Fund, less liabilities other than the aggregate indebtedness entered into for purposes of leverage.

A discussion regarding the basis for the approval of the management agreement by the Board is available in the Fund’s annual report to stockholders for the period ending October 31, 2024.

In addition to the fees of NBIA, the Fund will pay all other costs and expenses of its operations, including compensation of its Directors (other than those affiliated with NBIA), custodial expenses, transfer agency and distribution disbursing expenses, legal fees, expenses of independent auditors, expenses of repurchasing shares, leveraging expenses, expenses of preparing, printing and distributing Prospectuses, stockholder reports, notices, proxy statements and reports to governmental agencies, and taxes, if any.

During periods when the Fund is using leverage, the fee paid to NBIA (for various services) will be higher than if the Fund did not use leverage because the fees paid are calculated on the basis of the Fund’s Managed Assets, which includes the assets purchased through leverage. NBIA will benefit from any offering because its fees are based on the Managed Assets of the Fund. It is not possible to state precisely the amount of additional compensation NBIA will receive as a result of any offering because it is not known how many shares of Common Stock will be subscribed for and because the proceeds of such offering will be invested in additional portfolio securities, which will fluctuate in value.

Portfolio Managers

Steve S. Shigekawa is a Managing Director of NBIA. He has been a co-portfolio manager of the Fund since 2008 and was an associate portfolio manager of the Fund from 2005 to 2008. Prior to that, he was an analyst with the Firm covering REIT securities beginning in 2002.

Brian Jones, CFA, is a Managing Director of NBIA. He has been a co-portfolio manager of the Fund since 2008. Prior to that, he was an Associate Portfolio Manager for separately managed accounts investing in REIT securities since 2007.

Please see the SAI for additional information about each Portfolio Manager’s compensation, other accounts managed by each Portfolio Manager, and each Portfolio Manager’s ownership of stock of the Fund.

The Administrator

The Fund retains NBIA as its administrator under an Administration Agreement. The Fund pays NBIA an administration fee at the annual rate of 0.25% of its average daily Managed Assets under this agreement. Additionally, NBIA retains State Street as its sub-administrator under a Sub-Administration Agreement. NBIA pays State Street a fee, out of the fees it receives as the Fund’s Administrator, for all services received under the Sub-Administration Agreement.

PORTFOLIO TRANSACTIONS

Affiliates of NBIA may act as principal brokers for the Fund, subject to periodic evaluation by the Ethics and Compliance Committee of the Board of the quality and cost of execution.

In effecting securities transactions, the Fund seeks to obtain the best price and execution of orders. While affiliates of NBIA are permitted to act as brokers for the Fund in the purchase and sale of its portfolio securities (other than certain securities traded on the OTC market) where such brokers are capable of providing best execution, the Fund generally will use unaffiliated brokers.

NET ASSET VALUE OF COMMON STOCK

The Common Stock is listed on the NYSE American. The NAV of the Common Stock of the Fund is computed based upon the value of the Fund’s total assets. NAV is generally determined daily by the Custodian as of the close of the regular trading session on each day that the NYSE American is open for business. The NAV of the Common Stock is determined by calculating the total value of the Fund’s assets (the value of the securities, plus cash or other assets, including interest accrued but not yet received), deducting its total liabilities

(including accrued expenses or distributions), and dividing the result by the number of shares of Common Stock outstanding of the Fund. The Fund reserves the right to calculate the NAV more frequently if deemed desirable.

The Fund generally values its investments based upon their last reported sale prices, market quotations, or estimates of value provided by an independent pricing service as of the time as of which the Fund’s share price is calculated.

The Fund uses one or more independent pricing services approved by NBIA to value its equity portfolio securities (including exchange-traded derivative instruments and securities issued by ETFs). An independent pricing service values equity portfolio securities (including exchange-traded derivative instruments and securities issued by ETFs) listed on the NYSE, the NYSE MKT LLC or other national securities exchanges, and other securities or instruments for which market quotations are readily available, at the last reported sale price on the day the securities are being valued. Securities traded primarily on the NASDAQ Stock Market are normally valued by the independent pricing service at the NASDAQ Official Closing Price (“NOCP”) provided by NASDAQ each business day. The NOCP is the most recently reported price as of 4:00:02 p.m., Eastern time, unless that price is outside the range of the “inside” bid and asked prices (i.e., the bid and asked prices that dealers quote to each other when trading for their own accounts); in that case, NASDAQ will adjust the price to equal the inside bid or asked price, whichever is closer. Because of delays in reporting trades, the NOCP may not be based on the price of the last trade to occur before the market closes. If there is no sale of a security or other instrument on a particular day, the independent pricing services may value the security or other instrument based on market quotations.

The Fund uses one or more independent pricing services approved by NBIA to value its debt portfolio securities and other instruments, including certain derivative instruments that do not trade on an exchange. Valuations of debt securities and other instruments provided by an independent pricing service are based on readily available bid quotations or, if quotations are not readily available, by methods that include considerations such as: yields or prices of securities of comparable quality, coupon, maturity and type; indications as to values from dealers; and general market conditions. Valuations of derivatives that do not trade on an exchange provided by an independent pricing service are based on market data about the underlying investments. Short-term securities with remaining maturities of less than 60 days may be valued at cost, which, when combined with interest earned, approximates market value, unless other factors indicate that this method does not provide an accurate estimate of the short-term security’s value.

NBIA has developed a process to periodically review information provided by independent pricing services for all types of securities.

Investments in non-exchange traded investment companies are valued using the respective fund’s daily calculated NAV per share. The prospectuses for these funds explain the circumstances under which the funds will use fair value pricing and the effects of using fair value pricing.

If a valuation for a security is not available from an independent pricing service or if NBIA believes in good faith that the valuation received does not reflect the amount the Fund might reasonably expect to receive on a current sale of that security, the Fund seeks to obtain quotations from brokers or dealers. If such quotations are not readily available, the Fund may use a fair value estimate made according to methods NBIA has approved in the good-faith belief that the resulting valuation will reflect the fair value of the security. Pursuant to Rule 2a-5 under the 1940 Act, the Board designated NBIA as the Fund’s valuation designee. As the Fund’s valuation designee, NBIA is responsible for determining fair value in good faith for any and all Fund investments. The Fund may also use these methods to value certain types of illiquid securities and instruments for which broker quotes are rarely, if ever, available, such as options that are out of the money, or for which no trading activity exists. Fair value pricing generally will be used if the market in which a portfolio security trades closes early or if trading in a particular security was halted during the day and did not resume prior to the Fund’s NAV calculation. Numerous factors may be considered when determining the fair value of a security or other instrument, including available analyst, media or other reports, trading in futures or ADRs, and whether the issuer of the security or other instrument being fair valued has other securities or other instruments outstanding.

The value of the Fund’s investments in foreign securities is generally determined using the same valuation methods used for other Fund investments, as discussed above. Foreign security prices expressed in local currency values are translated from the local currency into U.S. dollars using the exchange rates as of 4:00 p.m., Eastern time.

If, after the close of the principal market on which a security is traded and before the time the Fund’s securities are priced that day, an event occurs that NBIA deems likely to cause a material change in the value of that security, NBIA may ascertain a fair value for such security. Such events may include circumstances in which the value of the U.S. markets changes by a percentage deemed significant with respect to the security in question.

Foreign securities are traded in foreign markets that may be open on days when the NYSE is closed.

Under the 1940 Act, the Fund is required to act in good faith in determining the fair value of portfolio securities. The SEC has recognized that a security’s valuation may differ depending on the method used for determining value. The fair value ascertained for a security is an estimate and there is no assurance, given the limited information available at the time of fair valuation, that a security’s fair value will be the same as or close to the subsequent opening market price for that security.

NBIA has approved the use of ICE Data Service (“ICE”) to assist in determining the fair value of foreign equity securities when changes in the value of a certain index suggest that the closing prices on the foreign exchanges may no longer represent the amount that the Fund could expect to receive for those securities or on days when foreign markets are closed and U.S. markets are open. In each of these events, ICE will provide adjusted prices for certain foreign equity securities using a statistical analysis of historical correlations of multiple factors. NBIA has also approved the use of ICE to evaluate the prices of foreign income securities as of the time as of which the Fund’s share price is calculated. ICE utilizes benchmark spread and yield curves and evaluates available market activity from the local close to the time as of which the Fund’s share price is calculated to assist in determining prices for certain foreign income securities. In the case of both foreign equity and foreign income securities, in the absence of precise information about the market values of these foreign securities as of the time as of which the Fund’s share price is calculated, NBIA has determined on the basis of available data that prices adjusted or evaluated in this way are likely to be closer to the prices the Fund could realize on a current sale than are the prices of those securities established at the close of the foreign markets in which the securities primarily trade.

When a Common Stockholder sells Common Stock, he or she will typically receive the market price for such Common Stock, which may be less than the NAV of such Common Stock. See “Closed-End Fund Structure.”

DISTRIBUTIONS

The Fund intends to distribute its net investment income on a monthly basis. At least annually, the Fund intends to distribute all of its realized net long- and short-term capital gains, if any. Both monthly and annual distributions to Common Stockholders will be made only after paying any accrued distributions on, or, if applicable, redeeming or liquidating, preferred stock, if any, and making interest and required principal payments on notes or any other borrowings, if any. See “Tax Matters.” There is no guarantee that the Fund’s investment strategy will be successful and/or that the Fund will generate a consistent or specific amount of investment income. The Fund may distribute short-term capital gain and/or return of capital to Common Stockholders in an effort to maintain a level distribution. A return of capital distribution may involve a return of a Common Stockholder’s original investment.

Level-Rate Distribution Policy

The Fund intends to continue to make regular monthly cash distributions to Common Stockholders at a fixed rate per share of Common Stock based on its projected performance, which rate may be adjusted from time to time (“Level-Rate Distribution Policy”). The Fund’s ability to maintain its Level-Rate Distribution Policy will depend on a number of factors, including the stability of income received from its investments and Fund expenses.

To permit the Fund to maintain more stable monthly distributions, the Fund may include a return of capital as part of the distributions or may distribute less than the entire amount of its net investment income earned in a particular period. The undistributed net investment income may be available to supplement future distributions. The distribution the Fund pays for any particular monthly period may be more or less than the amount of net investment income it actually earns during the period, and the Fund may have to sell a portion of its investment portfolio to make a distribution at a time when independent investment judgment might not dictate such action. Undistributed net investment income is included in the Common Stock’s net asset value, and, correspondingly, distributions from net investment income will reduce the Common Stock’s net asset value. Pursuant to the requirements of the 1940 Act and other applicable laws, a notice would be provided for each monthly distribution that does not consist entirely of net investment income that would provide estimated sources of the distribution made.

While the Fund intends to pay a level distribution, investors should understand that there is no assurance that the Fund will always be able to pay a distribution, or that the distribution will be of any particular size.

Managed Distribution Policy

The Fund has received exemptive relief from the SEC under the 1940 Act permitting it to pay long-term capital gains more frequently than is currently allowed under the 1940 Act, which facilitates the implementation of a Managed Distribution Policy. The Fund may, subject to the determination of its Board of Directors, implement a Managed Distribution Policy pursuant to this order but does not expect to do so at this time. If implemented, the Managed Distribution Policy would supersede the Level-Rate Distribution Policy.

Under a Managed Distribution Policy, the Fund would intend to make monthly distributions to Common Stockholders, at a fixed rate per share of Common Stock or a fixed percentage of its net asset value, that may include periodic distributions of realized net long- and short-term capital gains or, in certain circumstances, return of capital. Under a Managed Distribution Policy, if, for any monthly distribution, the sum of net investment income and any net realized capital gains for the month was less than the amount of the distribution, the difference would be distributed from the Fund’s capital. If, for any fiscal year, the Fund’s total distributions exceeded such income and gains (an “Excess”), the Excess generally would first be treated as dividend income to the extent of the Fund’s current and accumulated earnings and profits, if any, and then would be treated by each Common Stockholder as a tax-free return of capital up to the amount of its tax basis in the Common Stock, with any amounts exceeding such basis being treated as gain from the sale of those shares of Common Stock. Pursuant to the requirements of the 1940 Act and other applicable laws, a notice would be provided for each monthly distribution that does not consist entirely of net investment income that would provide estimated sources of the distribution made.

Any distribution of an Excess would decrease the Fund’s total assets and, as a result, would have the likely effect of increasing its expense ratio. There is a risk that the Fund would not eventually realize capital gain in an amount corresponding to an Excess. In addition, in an effort to make such distributions, the Fund may have to sell a portion of its investment portfolio at a time when independent investment judgment might not dictate such action.

The Board of Directors reserves the right to change the Fund’s distribution policy from time to time.

CLOSED-END FUND STRUCTURE

The Fund is a closed-end management investment company. Closed-end funds differ from open-end management investment companies (commonly referred to as mutual funds) in that closed-end funds generally list their shares for trading on a securities exchange and do not redeem their shares at the option of the stockholder. By comparison, mutual funds issue securities redeemable at NAV at the option of the stockholder and typically engage in a continuous offering of their shares. Mutual funds are subject to continuous asset in-flows and out-flows that can complicate portfolio management, whereas closed-end funds generally can stay more fully invested in securities consistent with the closed-end fund’s investment objective and policies. In addition, in comparison to open-end funds, closed-end funds have greater flexibility in the employment of leverage and in the ability to make certain types of investments, including investments in illiquid securities.

However, shares of closed-end funds frequently trade at a discount from their NAV. In recognition of the possibility that the Common Stock might trade at a discount to NAV and that any such discount may not be in the interest of Common Stockholders, the Board, in consultation with the Advisers, from time to time may review possible actions to reduce any such discount. The Board might consider various options to reduce the discount, such as repurchase of its Common Stock on the open market or in private transactions, the making of a tender offer for such shares or the conversion of the Fund to an open-end management investment company. There can be no assurance, however, that the Board will decide to undertake any of these actions or that, if undertaken, such actions would result in the Common Stock trading at a price equal to or close to NAV.

DISTRIBUTION REINVESTMENT PLAN

Equiniti Trust Company, LLC (the “Plan Agent”) will act as Plan Agent for stockholders who have not elected in writing to receive dividends and distributions in cash (each a “Participant”), will open an account for each Participant under the Distribution Reinvestment Plan (“Plan”) in the same name as their then-current shares of the Fund’s common stock (“Shares”) are registered, and will put the Plan into effect for each Participant as of the first record date for a dividend or capital gains distribution.

Whenever the Fund declares a dividend or distribution with respect to the Shares, each Participant will receive such dividends and distributions in additional Shares, including fractional Shares acquired by the Plan Agent and credited to each Participant’s account. If on the payment date for a cash dividend or distribution, the net asset value is equal to or less than the market price per Share plus estimated brokerage commissions, the Plan Agent shall automatically receive such Shares, including fractions, for each Participant’s account. Except in the circumstances described in the next paragraph, the number of additional Shares to be credited to each Participant’s account shall be determined by dividing the dollar amount of the dividend or distribution payable on their Shares by the greater of the net asset value per Share determined as of the date of purchase or 95% of the then-current market price per Share on the payment date.

Should the net asset value per Share exceed the market price per Share plus estimated brokerage commissions on the payment date for a cash dividend or distribution, the Plan Agent or a broker-dealer selected by the Plan Agent shall endeavor, for a purchase period lasting until the last business day before the next date on which the Shares trade on an “ex-dividend” basis, but in no event, except as provided below, more than 30 days after the payment date, to apply the amount of such dividend or distribution on each Participant’s Shares (less their pro rata share of brokerage commissions incurred with respect to the Plan Agent’s open-market purchases in connection with the reinvestment of such dividend or distribution) to purchase Shares on the open market for each Participant’s account. No such purchases may be made more than 30 days after the payment date for such dividend or distribution except where temporary curtailment or suspension of purchase is necessary to comply with applicable provisions of federal securities laws. If, at the close of business on any day during the purchase period the net asset value per Share equals or is less than the market price per Share plus estimated brokerage commissions, the Plan Agent will not make any further open-market purchases in connection with the reinvestment of such dividend or distribution. If the Plan Agent is unable to invest the full dividend or distribution amount through open-market purchases during the purchase period, the Plan Agent shall request that, with respect to the uninvested portion of such dividend or distribution amount, the Fund issue new Shares at the close of business on the earlier of the last day of the purchase period or the first day during the purchase period on which the net asset value per Share equals or is less than the market price per Share, plus estimated brokerage commissions, such Shares to be issued in accordance with the terms specified in the third paragraph hereof. These newly issued Shares will be valued at the then-current market price per Share at the time such Shares are to be issued.

For purposes of making the reinvestment purchase comparison under the Plan, (a) the market price of the Shares on a particular date shall be the last sales price on the New York Stock Exchange (or if the Shares are not listed on the New York Stock Exchange, such other exchange on which the Shares are principally traded)

on that date, or, if there is no sale on such exchange (or if not so listed, in the over-the-counter market) on that date, then the mean between the closing bid and asked quotations for such Shares on such Exchange on such date and (b) the net asset value per Share on a particular date shall be the net asset value per Share most recently calculated by or on behalf of the Fund. All dividends, distributions and other payments (whether made in cash or Shares) shall be made net of any applicable withholding tax.

Open-market purchases provided for above may be made on any securities exchange where the Fund’s Shares are traded, in the over-the-counter market or in negotiated transactions and may be on such terms as to price, delivery and otherwise as the Plan Agent shall determine. Each Participant’s uninvested funds held by the Plan Agent will not bear interest, and it is understood that, in any event, the Plan Agent shall have no liability in connection with any inability to purchase Shares within 30 days after the initial date of such purchase as herein provided, or with the timing of any purchases effected. The Plan Agent shall have no responsibility as to the value of the Shares acquired for each Participant’s account. For the purpose of cash investments, the Plan Agent may commingle each Participant’s funds with those of other stockholders of the Fund for whom the Plan Agent similarly acts as agent, and the average price (including brokerage commissions) of all Shares purchased by the Plan Agent as Plan Agent shall be the price per Share allocable to each Participant in connection therewith.

The Plan Agent may hold each Participant’s Shares acquired pursuant to the Plan together with the Shares of other stockholders of the Fund acquired pursuant to the Plan in noncertificated form in the Plan Agent’s name or that of the Plan Agent’s nominee. The Plan Agent will forward to each Participant any proxy solicitation material and will vote any Shares so held for each Participant only in accordance with the instructions set forth on proxies returned by the Participant to the Fund.

The Plan Agent will confirm to each Participant each acquisition made for their account as soon as practicable but not later than 60 days after the date thereof. Although each Participant may from time to time have an undivided fractional interest (computed to three decimal places) in a Share, no certificates for a fractional Share will be issued. However, dividends and distributions on fractional Shares will be credited to each Participant’s account. In the event of termination of a Participant’s account under the Plan, the Plan Agent will adjust for any such undivided fractional interest in cash at the market value of the Shares at the time of termination, less the pro rata expense of any sale required to make such an adjustment.

Any Share dividends or split Shares distributed by the Fund on Shares held by the Plan Agent for Participants will be credited to their accounts. In the event that the Fund makes available to its stockholders rights to purchase additional Shares or other securities, the Shares held for each Participant under the Plan will be added to other Shares held by the Participant in calculating the number of rights to be issued to each Participant.

The Plan Agent’s service fee for handling capital gains and other distributions or income dividends will be paid by the Fund. Participants will be charged their pro rata share of brokerage commissions on all open-market purchases.

Each Participant may terminate their account under the Plan by notifying the Plan Agent in writing. Such termination will be effective immediately if the Participant’s notice is received by the Plan Agent not less than ten days prior to any dividend or distribution record date, otherwise such termination will be effective the first trading day after the payment date for such dividend or distribution with respect to any subsequent dividend or distribution.

The Plan may be terminated by the Plan Agent or the Fund upon notice in writing mailed to each Participant at least 30 days prior to any record date for the payment of any dividend or distribution by the Fund.

These terms and conditions may be amended or supplemented by the Plan Agent or the Fund at any time or times but, except when necessary or appropriate to comply with applicable law or the rules or policies of the SEC or any other regulatory authority, only by mailing to each Participant appropriate written notice at least 30 days prior to the effective date thereof. The amendment or supplement shall be deemed to be accepted by each Participant unless, prior to the effective date thereof, the Plan Agent receives written notice of the termination of their account under the Plan. Any such amendment may include an appointment by the Plan Agent in its place and stead of a successor Plan Agent under these terms and conditions, with full power and authority to perform all or any of the acts to be performed by the Plan Agent under these terms and conditions. Upon any such appointment of any Plan Agent for the purpose of receiving dividends and distributions, the Fund will be authorized to pay to such successor Plan Agent, for each Participant’s account, all dividends and distributions payable on Shares held in their name or under the Plan for retention or application by such successor Plan Agent as provided in these terms and conditions.

The Plan Agent shall at all times act in good faith and agrees to use its best efforts within reasonable limits to ensure the accuracy of all services performed under this Agreement and to comply with applicable law, but assumes no responsibility and shall not be liable for loss or damage due to errors unless such error is caused by the Plan Agent’s negligence, bad faith, or willful misconduct or that of its employees.

These terms and conditions are governed by the laws of the State of Maryland.

Reinvested dividends and distributions are taxed in the same manner as cash dividends and distributions — i.e., reinvestment in additional Shares does not relieve stockholders of, or defer the need to pay, any income tax that may be payable (or that is required to be withheld) on Fund dividends and distributions. Participants should contact their tax professionals for information on how the Plan impacts their personal tax situation. For additional information about the Plan, please contact the Plan Agent by telephone at 1-866-227-2136 or by mail at P.O. Box 500, Newark, NJ 07101 or online at https://equiniti.com/us/ast-access/individuals.

DESCRIPTION OF CAPITAL STRUCTURE

The Fund is a closed-end, diversified management investment company registered under the laws of the State of Maryland pursuant to the Articles of Incorporation signed by Arthur C. Delibert dated August 28, 2003. The Fund is authorized to issue 1,000,000,000 shares of capital stock, par value $0.0001 per share. The Fund intends to hold annual meetings of Stockholders so long as the Common Stock is listed on a national securities exchange and such meetings are required as a condition to such listing. An investor who acquires Common Stock in an Offer issued after the Record Date for a meeting of Stockholders will not be entitled to vote such Common Stock, or otherwise participate with respect to such Common Stock, at such meeting.

General

Set forth below is information with respect to the Fund’s outstanding capital stock as of January 15, 2025:

Title of Class	Amount Authorized	Amount Held by the Fund or for its Account	Amount Outstanding Exclusive of Common Stock Held by the Fund or for its Own Account
Common Stock	999,978,880	0	47,521,375
Mandatory Redeemable Preferred Shares, Series A	1,500	0	0
Series A Auction Preferred Shares	2,625	0	0
Series B Auction Preferred Shares	2,280	0	0
Series C Auction Preferred Shares	2,625	0	0
Series D Auction Preferred Shares	2,280	0	0
Series E Auction Preferred Shares	2,280	0	0
Series F Auction Preferred Shares	2,280	0	0
Series G Auction Preferred Shares	2,625	0	0
Series H Auction Preferred Shares	2,625	0	0

Common Stock

Each share of Common Stock represents an equal proportionate interest in the assets of the Fund with each other share of Common Stock in the Fund. Common Stockholders will be entitled to the payment of distributions when, as and if declared by the Board. Under the stable distribution policy, in certain circumstances, the Fund may be required to sell a portion of its investment portfolio to fund distributions. Therefore, these payments may represent a reduction of the stockholder’s principal investment. The 1940 Act or the terms of any borrowings or preferred stock may limit the payment of distributions to the Common Stockholders. Each whole share of Common Stock shall be entitled to one (1) vote as to matters on which it is entitled to vote pursuant to the terms of the Articles of Incorporation on file with the SEC. Upon liquidation of the Fund, after paying or adequately providing for the payment of all claims and obligations of the Fund and the liquidation preference with respect to any outstanding preferred stock, and (upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection), the directors may distribute the remaining assets of the Fund among the holders of the Common Stock.

In general, except as provided in the following paragraph, when there are any borrowings, including preferred stock and/or notes outstanding, the Fund may not be permitted to declare any cash distribution on its Common Stock, unless at the time of such declaration, (i) all accrued distributions on preferred stock or accrued interest on borrowings have been paid and (ii) the value of the Fund’s total assets (determined after deducting the amount of such distribution), less all liabilities and indebtedness of the Fund not represented by senior securities, is at least 300% of the aggregate amount of such securities representing indebtedness and at least 200% of the aggregate amount of securities representing indebtedness plus the aggregate liquidation value of the outstanding preferred stock (expected to equal the aggregate original purchase price of the outstanding preferred stock plus the applicable redemption premium, if any, together with any accrued and unpaid distributions thereon, whether or not earned or declared and on a cumulative basis). In addition to the requirements of the 1940 Act, the Fund may be required to comply with other asset coverage requirements as a condition of the Fund obtaining a rating of the preferred stock or notes from a NRSRO. These requirements may include an asset coverage test more stringent than under the 1940 Act. This limitation on the Fund’s ability to make distributions on its Common Stock could in certain circumstances impair the ability of the Fund to maintain its qualification for taxation as a regulated investment company for federal income tax purposes. The Fund intends, however, to the extent possible to repurchase or redeem preferred stock or notes or reduce borrowings from time to time to maintain compliance with such asset coverage requirements and may pay special distributions to the holders of the preferred stock in certain circumstances in connection with any such impairment of the Fund’s status as a regulated investment company. See “Distributions.” Depending on the timing of any such redemption or repayment, the Fund may be required to pay a premium in addition to the liquidation preference of the preferred stock to the holders thereof.

Any offerings of the Fund’s Common Stock, if made, will require approval of the Board or an authorized Committee thereof. Any additional offering will not be sold at a price per share of Common Stock below the then current NAV (exclusive of underwriting discounts and commissions) except in connection with an offering to existing Common Stockholders or with the consent of a majority of the Fund’s outstanding Common Stockholders. The Shares of Common Stock have no preemptive rights.

The Fund currently issues its Common Stock without certificates.

All Shares of Common Stock have equal voting, dividend, distribution and liquidation rights. The Shares of Common Stock outstanding are, and the Shares of Common Stock issuable upon the exercise of any Rights, when issued and paid for pursuant to the terms of any offering, will be, fully paid and non-assessable. Shares of Common Stock are not redeemable and have no preemptive rights, conversion rights, cumulative voting rights or appraisal rights.

The Fund’s Common Stock is publicly held and is listed and traded on the NYSE American under the symbol “NRO”. The following table sets forth for the fiscal quarters indicated the highest and lowest daily prices during the applicable quarter at the close of market on the NYSE American per share of Common Stock along with (i) the highest and lowest closing NAV per share and (ii) the highest and lowest premium or discount from NAV per share represented by such prices at the close of the market on the NYSE American.

	NYSE American Market Price(1)		Corresponding NAV per share on Date of NYSE American Market Price(1)		Corresponding Market Premium/(Discount) to NAV per share on Date of NYSE American Market Price(1)
Quarter Ended(2)	High	Low	High	Low	High	Low
October 31, 2024	$4.14	$3.52	$4.08	$3.61	1.47%	-2.49%
July 31, 2024	$3.67	$3.08	$3.66	$3.27	0.27%	-5.81%
April 30, 2024	$3.45	$3.00	$3.53	$3.22	-2.27%	-6.83%
January 31, 2024	$3.45	$2.65	$3.52	$3.09	-1.99%	-14.24%
October 31, 2023	$3.16	$2.51	$3.50	$2.90	-9.70%	-13.45%
July 31, 2023	$3.17	$2.70	$3.54	$3.16	-10.45%	-14.56%
April 30, 2023	$3.77	$2.87	$4.01	$3.11	-5.99%	-7.72%
January 31, 2023	$3.64	$3.05	$3.67	$3.35	-0.82%	-8.96%

(1)	Source: Bloomberg
(2)	Data presented are with respect to a short period of time and are not indicative of future performance.

On January 15, 2025, the Fund’s NAV per share was $3.52 and the last reported sale price of a share of Common Stock on the NYSE American was $3.55, representing a premium to NAV per share of 0.85%. The Fund’s shares of Common Stock have historically traded at both a premium and discount to NAV.

Preferred Stock and Notes

The Articles of Incorporation authorize the issuance of 1,000,000,000 shares of capital stock, including preferred stock, having a par value of $0.0001 per share, in one or more series, with rights as determined by the Board, by action of the Board without the approval of the Common Stockholders.  To the extent the Directors authorize the issuance of any preferred stock, the Directors are also permitted to amend or supplement the Articles of Incorporation, as they deem appropriate. Any such amendment or supplement may set forth the rights, preferences, powers and privileges of such preferred stock.

Prior to issuance of any preferred stock, the Board of Directors is required by Maryland law and by the Fund’s Charter to set the terms, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for such shares. Thus, the Board of Directors could authorize the issuance of preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for Common Stockholders or otherwise be in their best interest.

Under the requirements of the 1940 Act, the Fund must, immediately after the issuance of any preferred stock, have an “asset coverage” of at least 200%. Asset coverage means the ratio which the value of the total assets of the Fund, less all liability and indebtedness not represented by senior securities (as defined in the 1940 Act), bears to the aggregate amount of senior securities representing indebtedness of the Fund, if any, plus the aggregate liquidation preference of the preferred stock. If the Fund seeks a rating of the preferred stock, asset coverage requirements, in addition to those set forth in the 1940 Act, may be imposed. The liquidation value of the preferred stock is expected to equal their aggregate original purchase price plus the applicable redemption premium, if any, together with any accrued and unpaid distributions thereon (on a cumulative basis), whether or not earned or declared. The terms of the preferred stock, including their distribution rate, voting rights, liquidation preference and redemption provisions, will be determined by the Board (subject to applicable law and the Fund’s charter) if and when it authorizes the preferred stock. The Fund may issue preferred stock that provide for the periodic redetermination of the distribution rate at relatively short intervals through an auction or remarketing procedure, although the terms of the preferred stock may also enable the Fund to lengthen such intervals. At times, the distribution rate on the Fund’s preferred stock may exceed the Fund’s return after expenses on the investment of proceeds from the preferred stock, resulting in a lower rate of return to Common Stockholders than if preferred stock were not outstanding.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Fund, the terms of any preferred stock may entitle the holders of preferred stock to receive a preferential liquidating distribution (expected to equal the original purchase price per share plus the applicable redemption premium, if any, together with accrued and unpaid distributions, whether or not earned or declared and on a cumulative basis) before any distribution of assets is made to Common Stockholders. After payment of the full amount of the liquidating distribution to which they are entitled, the preferred stockholders would not be entitled to any further participation in any distribution of assets by the Fund.

If issued, the Fund expects that holders of preferred stock, voting as a class, shall be entitled to elect at least two of the Fund’s directors. Under the 1940 Act, if at any time distributions on the preferred stock are unpaid in an amount equal to two (2) full years’ distributions thereon, the holders of all outstanding preferred stock, voting as a class, will be allowed to elect at least a majority of the Fund’s Directors with the number of Directors increased appropriately to the extent necessary to effectuate such rights until all distributions in arrears have been paid or declared and set apart for payment. The 1940 Act also requires that, in addition to any approval by stockholders that might otherwise be required, the approval of the holders of a majority of any outstanding preferred stock, voting separately as a class, would be required to (1) adopt any plan of reorganization that would adversely affect the preferred stock and (2) take any action requiring a vote of security holders under Section 13(a) of the 1940 Act, including among other things, changes in the Fund’s sub-classification as a closed-end investment company or changes in its fundamental investment restrictions. In addition, if required by a NRSRO rating the preferred stock or if the Board determines it to be in the best interests of the Common Stockholders, issuance of the preferred stock may result in more restrictive provisions than required by the 1940 Act being imposed. In this regard, holders of the preferred stock may be entitled to elect a majority of the Fund’s Board in other circumstances, for example, if one payment on the preferred stock is in arrears.

The Fund expects that the affirmative vote of the holders of a majority of any outstanding preferred stock, voting as a separate class, will be required to amend, alter or repeal any of the preferences, rights or powers of holders of preferred stock so as to affect materially and adversely such preferences, rights or powers, or to increase or decrease the authorized number of preferred stock. The class vote of holders of preferred stock described above will in each case be in addition to any other vote required to authorize the action in question.

The Fund currently intends to seek a credit rating possible from one or more NRSROs on any preferred stock or notes that the Fund issues. The Fund intends that, as long as preferred stock or notes are outstanding, the composition of its portfolio will reflect guidelines established by such NRSRO. Although, as of the date hereof, the Fund does not have preferred stock or notes outstanding, based on previous guidelines established by NRSROs for the securities of other issuers, the Fund anticipates that the guidelines with respect to any preferred stock or notes will establish a set of tests for portfolio composition and asset coverage that supplement (and in some cases are more restrictive than) the applicable requirements under the 1940 Act. Although no assurance can be given at this time as to the nature or extent of the guidelines that may be imposed in connection with obtaining a rating of any preferred stock or notes, the Fund currently anticipates that such guidelines will include asset coverage requirements which are more restrictive than those under the 1940 Act, restrictions on certain portfolio investments and investment practices, requirements that the Fund maintain a portion of its assets in short-term, high-quality investments at certain times and certain mandatory redemption or prepayment requirements relating to the preferred stock and notes, respectively. No assurance can be given that the guidelines actually imposed with respect to preferred stock or notes by a NRSRO will be more or less restrictive than as described in this Prospectus.

The Fund also may enter into other transactions that may give rise to a form of leverage including, among others, swaps, futures and forward contracts, options and other derivative transactions. Rule 18f-4 under the 1940 Act permits the Fund to enter into derivatives transactions and certain other transactions notwithstanding the restrictions on the issuance of “senior securities” under Section 18 of the 1940 Act. Section 18 of the 1940 Act, among other things, prohibits closed-end funds, including the Fund, from issuing or selling any “senior security” representing indebtedness (unless the fund maintains 300% “asset coverage”) or any senior security representing stock (unless the fund maintains 200% “asset coverage”). However, these transactions may represent a form of economic leverage and will create risks. Further, the Fund may incur losses on such transactions (including the entire amount of the Fund’s investment in such transaction). See the SAI under “Futures Contracts, Options on Futures Contracts, Options on Securities and Indices, Forward Currency Contracts, Options on Foreign Currencies, and Swap Agreements (collectively, “Financial Instruments”).

Subscription Rights

The Fund may issue subscription rights to holders of our common stock to purchase additional common stock. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with a subscription rights offering to holders of our common stock, the Fund will provide a Prospectus Supplement to Common Stockholders as of the record date set for determining the stockholders eligible to receive subscription rights in such subscription rights offering.

The applicable Prospectus Supplement would describe the following terms of subscription rights in respect of which this Prospectus is being delivered, along with general risks associated with subscription rights such as risks relating to dilution, market price volatility and undersubscription:

•the period of time the offering would remain open (which will be open a minimum number of days such that all record holders would be eligible to participate in the offering and will not be open longer than 120 days);

•the title of such subscription rights;

•the exercise price for such subscription rights (or method of calculation thereof);

•the number of such subscription rights issued in respect of each share of common stock;

•the extent to which such subscription rights are transferable and the market on which they may be traded if they are transferable;

•if applicable, a discussion of the material U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;

•the date on which the right to exercise such subscription rights will commence, and the date on which such right will expire (subject to any extension);

•the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such over-subscription privilege;

•any termination right we may have in connection with such subscription rights offering; and

•any other terms of such subscription rights, including exercise, settlement and other procedures and limitations relating to the transfer and exercise of such subscription rights.

Each subscription right would entitle the holder of the subscription right to purchase for cash such number of shares of common stock at such exercise price as in each case is set forth in, or be determinable as set forth in, the Prospectus Supplement relating to the subscription rights offered thereby. Subscription rights would be exercisable at any time up to the close of business on the expiration date for such subscription rights set forth in the Prospectus Supplement. After the close of business on the expiration date, all unexercised subscription rights would become void.

Subscription rights would be exercisable as set forth in the Prospectus Supplement relating to the subscription rights offered thereby. Upon expiration of any rights offering and the receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in a Prospectus Supplement the Fund would issue, as soon as practicable, the shares of common stock purchased as a result of such exercise. To the extent permissible under applicable law, the Fund may determine to offer any unsubscribed offered securities directly to persons other than Stockholders, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in an applicable Prospectus Supplement.

REPURCHASE OF COMMON STOCK; TENDER OFFERS; CONVERSION TO OPEN-END FUND

Because shares of closed-end management investment companies frequently trade at a discount to their net asset values, the Board of Directors has determined that from time to time it may be in the interest of Common Stockholders for the Fund to take action. The Board, in consultation with NBIA, periodically reviews the possibility of various actions, which may include tender offers for Common Stock and/or open market repurchases and considers in connection with such review such factors as the market price of the Common Stock, the net asset value of Common Stock, the liquidity of the assets of the Fund, effect on the Fund’s expenses, whether such transactions would impair the Fund’s status as a regulated investment company or result in a failure to comply with applicable asset coverage requirements, general economic conditions and such other events or conditions, which may have a material effect on the Fund’s ability to consummate such transactions. There are no assurances that the Board will decide to undertake any actions or, if undertaken, that such actions will result in the Fund’s shares of Common Stock trading at a price which is equal to or approximates their net asset value.

The Fund may be converted to an open-end management investment company at any time if approved by (i) both (a) a majority of the Board of Directors, including a majority of the directors who are not “interested persons” of the Fund, as that term is defined in the 1940 Act, and (b) the holders of seventy-five percent (75%) of the outstanding shares of the Fund’s Common Stock or (ii) if approved by the affirmative vote of 75% of the directors, including a majority of the directors who are not “interested persons” of the Fund, as that term is defined in the 1940 Act, in addition to any requirements under federal or Maryland law. The composition of the Fund’s portfolio and/or its investment policies could prohibit the Fund from complying with regulations of the SEC applicable to open-end management investment companies unless significant changes in portfolio holdings, which might be difficult and could involve losses, and investment policies are made. Conversion of the Fund to an open-end management investment company also would require the redemption of any outstanding preferred stock and could require the repayment of borrowings, which would reduce the leveraged capital structure of the Fund with respect to the Common Stock. In the event of conversion, the Common Stock would cease to be listed on the NYSE American or other national securities exchange or market system. The Board believes the closed-end structure is desirable, given the Fund’s investment objectives and policies. Investors should assume, therefore, that it is unlikely that the Board would vote to convert the Fund to an open-end management investment company. Common Stockholders of an open-end management investment company can require the company to redeem their stock at any time (except in certain circumstances as authorized by or under the 1940 Act) at their NAV, less such redemption charge, if any, as might be in effect at the time of a redemption. If converted to an open-end fund, the Fund expects to pay all redemption requests in cash, but reserves the right to pay redemption requests in a combination of cash or securities. If such partial payment in securities were made, investors may incur brokerage costs in converting such securities to cash. If the Fund were converted to an open-end fund, it is likely that new Common Stock would be sold at NAV plus a sales load.

TAX MATTERS

The following discussion briefly summarizes certain rules applicable to federal income taxation of the Fund and its stockholders. This discussion does not purport to be complete or to deal with all aspects of that taxation that may be relevant to Stockholders in light of their particular circumstances. It is based on current provisions of the Code and the Treasury regulations and judicial decisions and administrative pronouncements published at the date hereof, all of which are subject to change, some of which may be retroactive. Record Date Stockholders and potential future Rights holders are urged to consult with their own tax advisers for more detailed information and for information regarding other federal tax considerations and any state, local, or foreign taxes concerning their continued investment in the Fund and of their receipt and exercise of any Rights.

The Fund has elected to be treated and to qualify each year as a regulated investment company (a “RIC”) under the Code. Accordingly, the Fund intends to satisfy certain requirements relating to sources of its income and diversification of its total assets and to distribute substantially all of its net income and net short-term capital gain (after reduction by net long-term capital loss and any available capital loss carryforwards) in accordance with the timing requirements imposed by the Code, so as to maintain its RIC status and to avoid paying U.S. federal income or excise tax on such income and gain. To the extent it qualifies for treatment as a RIC and satisfies the above-mentioned distribution requirements, the Fund will not be subject to U.S. federal income tax on income and gain paid to its stockholders in the form of dividends or capital gain distributions.

Dividends paid to Common Stockholders out of the Fund’s investment company taxable income generally will be taxable as ordinary income (currently at a maximum federal income tax rate of 37%, except as noted below) to the extent of the Fund’s earnings and profits.

The Fund intends to distribute, at least annually, any net capital gain (which is the excess of net long-term capital gain over net short-term capital loss) or, alternatively, to retain all or a portion of the year’s net capital gain and pay U.S. federal income tax on the retained gain. As provided under U.S. federal tax law, Common Stockholders of record as of the end of the Fund’s taxable year will include their attributable share of the retained gain in their income for the year as long-term capital gain (regardless of holding period in Common Stock), and will be entitled to a tax credit or refund for the tax paid on their behalf by the Fund. Common Stockholders of record for the retained capital gain also will increase their tax basis in their Common Stock by an amount equal to the deemed distribution less the tax credit. Distributions of the Fund’s net capital gain (“capital gain distributions”), if any, are taxable to Common Stockholders as long-term capital gain, regardless of their holding period in Common Stock. Distributions of the Fund’s net realized short-term capital gain will be taxable as ordinary income.

If, for any calendar year, the Fund’s total distributions exceed the Fund’s current and accumulated earnings and profits, the excess will be treated as a return of capital to each Common Stockholder (up to the amount of the Common Stockholder’s basis in his or her Common Stock) and thereafter as gain from the sale of Common Stock (assuming Common Stock is held as a capital asset). The amount treated as a return of capital reduces the Common Stockholder’s adjusted basis in his or her Common Stock, thereby increasing his or her potential gain or reducing his or her potential loss on the subsequent sale or other disposition of his or her Common Stock. See below for a summary of the current maximum tax rates applicable to long-term capital gain (including capital gain distributions).

The maximum federal income tax rate for individuals is reduced to 20% on net capital gain and qualified dividend income. Fund dividends based on dividends the Fund has received from U.S. and certain non-U.S. corporations will be eligible to be treated as qualified dividend income if the Fund meets certain holding requirements with respect to the stock on which such dividends are paid, and if individual Common Stockholders meet similar requirements with respect to their shares of Common Stock.

Effective for taxable years beginning after December 31, 2017 and before January 1, 2026, the Code generally allows individuals and certain non-corporate entities a deduction for 20% of qualified REIT dividends. Treasury regulations allow the Fund to pass the character of its qualified REIT dividends through to its Common Stockholders provided certain holding period requirements are met. As a result, individual Common Stockholders or other Common Stockholders eligible for the deduction with respect to qualified REIT dividends will also be eligible to receive the benefit of this deduction with respect to qualified REIT dividends included in dividends paid by the Fund, provided that the eligible Common Stockholders have held their shares of Common Stock for at least 46 days during the 91-day period beginning on the date that is 45 days before the date on which the shares become ex-dividend with respect such dividend.

For federal income tax purposes, the Fund is generally permitted to carry forward a net capital loss incurred in any taxable year, for an unlimited period to offset net capital gains, if any, during its taxable years following the year of the loss. Capital losses carried forward will retain their character as either short-term or long-term capital losses. To the extent subsequent net capital gains are offset by such losses, they would not result in federal income tax liability to the Fund and would not be distributed as such to stockholders.

To qualify as a RIC for income tax purposes, the Fund must derive at least 90% of its annual gross income from dividends, interest, payments with respect to securities loans, gain from the sale or other disposition of stock, securities or foreign currencies, or other income (including, but not limited to, gain from options, futures or forward contracts) derived with respect to its business of investing in stock, securities and currencies, and net income derived from an interest in a qualified publicly traded partnership. A “qualified publicly traded partnership” is a publicly traded partnership that meets certain requirements with respect to the nature of its income. To qualify as a RIC, the Fund must also satisfy certain requirements with respect to the diversification of its assets. The Fund must have, at the close of each quarter of the taxable year, at least 50% of the value of its total assets represented by cash, cash items, U.S. government securities, securities of other regulated investment companies, and other securities that, in respect of any one issuer, do not represent more than 5% of the value of the assets of the Fund nor more than 10% of the voting securities of that issuer. In addition, at those times not more than 25% of the value of the Fund’s assets can be invested in securities (other than U.S. government securities or the securities of other regulated investment companies) of any one issuer, or of two or more issuers, which the Fund controls and which are engaged in the same or similar trades or businesses or related trades or businesses, or of one or more qualified publicly traded partnerships. If the Fund fails to meet the annual gross income test described above, the Fund will nevertheless be considered to have satisfied the test if (i) (a) such failure is due to reasonable cause and not due to willful neglect and (b) the Fund reports the failure, and (ii) the Fund pays an excise tax equal to the excess non-qualifying income. If the Fund fails to meet the asset diversification test described above with respect to any quarter, the Fund will nevertheless be considered to have satisfied the requirements for such quarter if the Fund cures such failure within 6 months and either (i) such failure is de minimis or (ii) (a) such failure is due to reasonable cause and not due to willful neglect and (b) the Fund reports the failure and pays an excise tax.

As a RIC, the Fund generally will not be subject to federal income tax on its investment company taxable income (as that term is defined in the Code, but without regard to the deductions for dividend paid) and net capital gain (the excess of net long-term capital gain over net short-term capital loss), if any, that it distributes in each taxable year to its stockholders, provided that it distributes at least the sum of 90% of its investment company taxable income and 90% of its net tax-exempt interest income for such taxable year. The Fund intends to distribute to its stockholders, at least annually, substantially all of its investment company taxable income, net tax-exempt income and net capital gain. In order to avoid incurring a nondeductible 4% federal excise tax obligation, the Code requires that the Fund distribute (or be deemed to have distributed) by December 31 of each calendar year an amount at least equal to the sum of (i) 98% of its ordinary income for such year, (ii) 98.2% of its capital gain net income (which is the excess of its realized net long-term capital gain over its realized net short-term capital loss), generally computed on the basis of the one-year period ending on October 31 of such year, after reduction by any available capital loss carryforwards and (iii) 100% of any ordinary income and capital gain net income from the prior year (as previously computed) that were not paid out during such year and on which the Fund paid no U.S. federal income tax.

If the Fund does not qualify as a RIC for any taxable year, the Fund’s taxable income will be subject to corporate income taxes, and all distributions from earnings and profits, including distributions of net capital gain (if any), will be taxable to the stockholder as ordinary income. Such distributions generally would be eligible (i) to be treated as qualified dividend income in the case of individual and other non-corporate stockholders and (ii) for the dividends received deduction (“DRD”) in the case of corporate stockholders. In addition, in order to requalify for taxation as a RIC, the Fund may be required to recognize unrealized gain, pay substantial taxes and interest, and make certain distributions.

Certain of the Fund’s investment practices are subject to special and complex U.S. federal income tax provisions that may, among other things, (i) convert dividends that would otherwise constitute qualified dividend income into ordinary income, (ii) treat dividends that would otherwise be eligible for the corporate DRD as ineligible for such treatment, (iii) disallow, suspend or otherwise limit the allowance of certain loss or deductions, (iv) convert long-term capital gain into short-term capital gain or ordinary income, (v) convert an ordinary loss or deduction into a capital loss (the deductibility of which is more limited), (vi) cause the Fund to recognize income or gain without a corresponding receipt of cash, (vii) adversely affect when a purchase or sale of stock or securities is deemed to occur, (viii) adversely alter the characterization of certain complex financial transactions, and (ix) produce income that will not qualify as good income for purposes of the income requirement that applies to RICs. While it may not always be successful in doing so, the Fund will seek to avoid or minimize the adverse tax consequences of its investment practices.

The Fund may recognize gain (but not loss) from a constructive sale of certain “appreciated financial positions” if the Fund enters into a short sale, offsetting notional principal contract, or forward contract transaction with respect to the appreciated position or substantially identical property. Appreciated financial positions subject to this constructive sale treatment include interests (including options and forward contracts and short sales) in stock and certain other instruments. Constructive sale treatment does not apply if the transaction is closed out not later than thirty days after the end of the taxable year in which the transaction was initiated, and the underlying appreciated securities position is held unhedged for at least the next sixty days after the hedging transaction is closed.

Gain or loss from a short sale of property generally is considered as capital gain or loss to the extent the property used to close the short sale constitutes a capital asset in the Fund’s hands. Except with respect to certain situations where the property used to close a short sale has a long-term holding period on the date the short sale is entered into, gain on short sales generally are short-term capital gain. A loss on a short sale will be treated as a long-term capital loss if, on the date of the short sale, “substantially identical property” has been held by the Fund for more than one year. In addition, entering into a short sale may result in suspension of the holding period of “substantially identical property” held by the Fund.

Gain or loss on a short sale generally will not be realized until such time as the short sale is closed. However, as described above in the discussion of constructive sales, if the Fund holds a short sale position with respect to securities that have appreciated in value, and it then acquires property that is the same as or substantially identical to the property sold short, the Fund generally will recognize gain on the date it acquires such property as if the short sale were closed on such date with such property. Similarly, if the Fund holds an appreciated financial position with respect to securities and then enters into a short sale with respect to the same or substantially identical property, the Fund generally will recognize gain as if the appreciated financial position were sold at its fair market value on the date it enters into the short sale. The subsequent holding period for any appreciated financial position that is subject to these constructive sale rules will be determined as if such position were acquired on the date of the constructive sale.

A Fund dividend will be treated as paid to Common Stockholders on December 31 of a calendar year if it is declared by the Fund in October, November or December of that year with a record date in such month and is paid during January of the following year.

The Fund will inform Common Stockholders of the source and tax status of all distributions promptly after the close of each calendar year.

Selling Common Stockholders generally will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the Common Stockholder’s adjusted tax basis in the Common Stock sold. If Common Stock is held as a capital asset, the gain or loss will be a capital gain or loss. The maximum tax rate applicable to net capital gain recognized by individuals and other non-corporate taxpayers is (i) the same as the maximum ordinary income tax rate for gain recognized on the sale of capital assets held for one year or less (currently 37%), or (ii) for gain recognized on the sale of capital assets held for more than one year (as well as any capital gain distributions), 20%, 15%, or 0% for individuals depending on the amount of their taxable income for the year. An additional 3.8% Medicare tax will also apply in the case of some individuals.

Any loss on a disposition of Shares of Common Stock held for six months or less will be treated as a long-term capital loss to the extent of any capital gain distributions received with respect to those Shares of Common Stock. For purposes of determining whether Shares of Common Stock have been held for six months or less, the holding period is suspended for any periods during which the Common Stockholder’s risk of loss is diminished as a result of holding one or more other positions in substantially similar or related property, or through certain options or short sales. Any loss realized on a sale or exchange of Common Stock will be disallowed to the extent those Shares of Common Stock are replaced by other Common Stock within a period of 61 days beginning 30 days before and ending 30 days after the date of disposition of Common Stock (whether through the reinvestment of distributions or otherwise). In that event, the basis of the replacement Common Stock will be adjusted to reflect the disallowed loss.

An investor should be aware that, if Common Stock is purchased shortly before the record date for any taxable distribution (including a capital gain distribution), the purchase price may reflect the value of the distribution and the investor then would receive a taxable distribution that is likely to reduce the trading value of such Common Stock, in effect resulting in a taxable return of some of the purchase price.

Taxable distributions to certain individuals and certain other non-corporate Common Stockholders, including those who have not provided their correct taxpayer identification number and other required certifications, may be subject to “backup” U.S. federal income tax withholding at the fourth lowest rate of tax applicable to a single individual (24%). Backup withholding is not an additional tax. Any amounts withheld may be refunded or credited against such stockholder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the Internal Revenue Service.

An investor also should be aware that the benefits of the reduced tax rate applicable to long-term capital gain and qualified dividend income may be impacted by the application of the alternative minimum tax to individual stockholders.

The Fund’s investments in non-U.S. securities may be subject to foreign withholding taxes on dividends, interest, or capital gain, which will decrease the Fund’s yield. Foreign withholding taxes may be reduced under income tax treaties between the U.S. and certain foreign jurisdictions.

Depending on the number of non-U.S. stockholders in the Fund, however, such reduced foreign withholding tax rates may not be available for investments in certain jurisdictions.

The foregoing briefly summarizes some of the important U.S. federal income tax consequences to Common Stockholders of investing in Common Stock, reflects the U.S. federal tax law as of the date of this Prospectus, and does not address special tax rules applicable to certain types of investors, such as corporate and non-U.S. investors. A more complete discussion of the tax rules applicable to the Fund and the Common Stockholders can be found in the SAI that is incorporated by reference into this Prospectus. Unless otherwise noted, this discussion assumes that an investor is a U.S. person and holds Common Stock as a capital asset. This discussion is based upon current provisions of the Code, the regulations promulgated thereunder, and judicial and administrative ruling authorities, all of which are subject to change or differing interpretations by the courts or the IRS retroactively or prospectively. Investors should consult their tax advisors regarding other U.S. federal, state or local tax considerations that may be applicable in their particular circumstances, as well as any proposed tax law changes.

ANTI-TAKEOVER PROVISIONS IN THE ARTICLES OF INCORPORATION AND BYLAWS

The Fund’s Articles of Incorporation and Bylaws include provisions that could limit the ability of other entities or persons to acquire control of the Fund, to cause it to engage in certain transactions or to modify its structure. The Articles require a vote by either (1) both of (a) a majority of the Fund’s Directors, including a majority of the Directors who are not “interested persons” of the Fund, as defined in the 1940 Act (“Independent Directors”) and (b) the holders of at least 75% of the Fund’s capital stock outstanding and entitled to vote or

(2) the affirmative vote of 75% of the Fund’s Directors, including a majority of the Independent Directors, in addition to any requirements under federal or Maryland law, except as described below, to authorize the following types of actions:

1.Merger, consolidation or statutory share exchange of the Fund with or into any other corporation or entity, including a trust;

2.Issuance of any securities of the Fund to any Principal Stockholder for cash, except as part of an offering in which the Principal Stockholder has no special right to participate as compared to (1) other holders of the same class of stock, or (2) investors at large;

3.Sale, lease, or exchange of all or any substantial part of the assets of the Fund to any Principal Stockholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purposes of such computation all assets sold, leased, or exchanged in any series of similar transactions within a twelve-month period);

4.Sale, lease, or exchange to the Fund, in exchange for securities of the Fund, of any assets of any Principal Stockholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purposes of such computation all assets sold, leased, or exchanged in any series of similar transactions within a twelve-month period);

5.The conversion of the Fund from a closed-end investment company to an open-end investment company;

6. A change in the nature of the business of the Fund so that it would no longer be an investment company registered under the 1940 Act; or

7.The dissolution or liquidation of the Fund.

The term “Principal Stockholder” shall mean any corporation, person, entity, or group (within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934), which is the beneficial owner, directly or indirectly, of more than five percent (5%) of the outstanding shares of the capital stock of the Fund and shall include any affiliate or associate, as such terms are defined in clause (2) below, of a Principal Stockholder. For the purposes of this Article, in addition to the shares of capital stock which a corporation, person, entity, or group beneficially owns directly, any corporation, person, entity, or group shall be deemed to be the beneficial owner of any shares of capital stock of the Fund (1) which it has the right to acquire pursuant to any agreement or upon exercise of conversion rights or warrants, or otherwise or (2) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (1) above), by any other corporation, person, entity, or group with which it or its “affiliate” or “associate,” as those terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of capital stock of the Fund, or which is its “affiliate” or “associate” as so defined. For purposes of determining a Principal Stockholder, calculation of the outstanding shares of capital stock of the Fund shall not include shares deemed owned through application of clause (1) above.

The percentage vote required under these provisions is higher than that required under Maryland law or by the 1940 Act. The Board believes that the provisions of the Articles relating to such a higher vote threshold are in the best interest of the Fund and its Common Stockholders. Even if agreed to by the Fund, however, certain of the transactions described above may be prohibited by the 1940 Act unless exemptive or other relief is sought from the SEC. In addition, preferred stockholders vote together with Common Stockholders on all matters on which Common Stockholders vote. The 1940 Act requires approval of the holders of a majority of the outstanding preferred stock, tallied separately, for any conversion from a closed-end to an open-end management investment company. As the 1940 Act also prohibits doing indirectly what cannot be done directly, a vote of the preferred stockholders may be required to effect some of the other transactions described above if the effective result would be conversion of the Fund from a closed-end to an open-end structure.

The Board is classified into three classes, each with a term of three years with only one class of Directors standing for election in any year. Such classification may prevent replacement of a majority of the Directors for up to a two-year period. Directors may be removed from office only for cause and only by vote of the holders of at least 75% of the stock entitled to be voted for such Director in an election of directors.

The Fund has opted in to the Maryland Business Combination Act. In general, the Maryland Business Combination Act prohibits an interested stockholder (a stockholder that holds 10% or more of the voting power of the outstanding stock of the corporation) of a Maryland corporation, or affiliates of such interested stockholder, from engaging in a business combination (generally defined to include a merger, consolidation, share exchange, sale of a substantial amount of assets, a transfer of the corporation’s securities and similar transactions to or with the interested stockholder or an entity affiliated with the interested stockholder) with the corporation for a period of five years after the most recent date on which the interested stockholder became an interested stockholder.

While some of the provisions described above are permitted by Maryland law, certain of the provisions described above are neither permitted nor prohibited by Maryland law. A final judgment by a court about these provisions has not been made as of the date of this Prospectus and it is not clear what judgment a court would reach regarding these provisions.

The Fund has opted in to the Maryland Control Share Acquisition Act (the “MCSAA”), which provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Stock owned by the acquirer, by officers of the acquirer or by an employee of the acquirer who is also a director of the acquirer are excluded from stock entitled to vote on the matter. Control shares are voting stock of stock which, if aggregated with all other stock of stock owned by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third; (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the stock. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the MCSAA, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of the stock are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the stock as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

There is currently ongoing litigation in a different jurisdiction against other funds that have opted into the MCSAA. A recent decision by a New York federal district court, which was affirmed on appeal, ruled against the funds remaining in the litigation based on the court’s interpretation of Section 18(i) of the 1940 Act. That decision is currently being appealed to the U.S. Supreme Court. Although the decisions in that litigation are not binding on the Fund, it is possible that a court could ultimately determine to apply the reasoning of any ruling in that litigation to the Fund’s decision to opt in to the MCSAA.

Reference should be made to the Articles and Bylaws on file with the SEC for the full text of these provisions. See the SAI under “Certain Provisions in the Articles of Incorporation and Bylaws” for a discussion of the voting requirements applicable to certain other transactions.

CUSTODIAN, DIVIDEND PAYING AGENT, TRANSFER AGENT AND REGISTRAR

State Street Bank and Trust Company serves as Custodian for the Fund. The Custodian holds cash, securities, and other assets of the Fund as required by the 1940 Act and also provides certain Fund accounting services. The principal business address of State Street is One Congress Street, Suite 1, Boston, Massachusetts 02114-0216. Equiniti Trust Company, LLC serves as Transfer Agent, Dividend Paying Agent and Registrar. The principal business address of Equiniti Trust Company is 48 Wall Street, Floor 23, New York, NY 10005.

PLAN OF DISTRIBUTION

The Fund may sell Common Stock, including to existing Common Stockholders in a rights offering, through underwriters or dealers, directly to one or more purchasers, through agents, to or through underwriters or dealers, or through a combination of any such methods of sale. The applicable Prospectus Supplement will identify any underwriter or agent involved in the offer and sale of the Fund’s Securities, any sales loads, discounts, commissions, fees or other compensation paid to any underwriter, dealer or agent, the offering price, net proceeds and use of proceeds and the terms of any sale. In the case of a rights offering, the applicable Prospectus Supplement will set forth the number of shares of Common Stock issuable upon the exercise of each right and the other terms of such rights offering.

The distribution of Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. Sales of shares of Common Stock may be made in transactions that are deemed to be “at the market,” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on an exchange or sales made to or through a market maker other than on an exchange.

The Fund may sell its Securities directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters as defined in the Securities Act for any resales of the Securities. In this case, no underwriters or agents would be involved. The Fund may use electronic media, including the Internet, to sell offered Securities directly.

In connection with the sale of Securities, underwriters or agents may receive compensation in the form of discounts, concessions or commissions. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the Securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions received and any profit realized by them on the resale of Securities may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified and any such compensation received will be described in the applicable Prospectus Supplement. The maximum amount of compensation to be received by any Financial Industry Regulatory Authority member or independent broker-dealer will not exceed eight percent for the sale of any securities being offered pursuant to Rule 415 under the Securities Act. The Fund will not pay any compensation to any underwriter or agent in the form of warrants, options, consulting or structuring fees or similar arrangements. In connection with any rights offering to existing Common Stockholders, the Fund may enter into a standby underwriting arrangement with one or more underwriters pursuant to which the underwriter(s) will purchase shares of Common Stock remaining unsubscribed after the rights offering.

If a Prospectus Supplement so indicates, the Fund may grant the underwriters an option to purchase additional shares of Common Stock at the public offering price, less the underwriting discounts and commissions, within 45 days from the date of the Prospectus Supplement, to cover any over-allotments.

Under agreements into which the Fund may enter, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by the Fund against certain liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with the Fund, or perform services for the Fund, in the ordinary course of business.

To the extent permitted under the 1940 Act and the rules and regulations promulgated thereunder, any underwriters may from time to time act as brokers or dealers and receive fees in connection with the execution of the Fund’s portfolio transactions after such underwriters have ceased to be underwriters and, subject to certain restrictions, each may act as a broker while it is an underwriter.

A Prospectus and accompanying Prospectus Supplement in electronic form may be made available on the websites maintained by underwriters. Such underwriters may agree to allocate a number of Securities for sale to their online brokerage account holders. Such allocations of Securities for internet distributions will be made on the same basis as other allocations. In addition, Securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.

In order to comply with the securities laws of certain states, if applicable, Securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers.

LEGAL OPINIONS

Certain legal matters in connection with the Common Stock will be passed on for the Fund by K&L Gates LLP.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The financial statements as of and for the fiscal year ended October 31, 2024 are incorporated by reference in the SAI have been so incorporated in reliance on the report of Ernst & Young LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The principal place of business of Ernst & Young is located at 200 Clarendon Street, Boston, MA 02116. Ernst & Young provides audit services, tax return preparation, and consultation with respect to the preparation of filings with the SEC.

ADDITIONAL INFORMATION

This Prospectus and the SAI do not contain all of the information set forth in the registration statement that the Fund has filed with the SEC (File No. 811-21421) and available at www.sec.gov. The SAI can be obtained without charge by calling (877) 461-1899.

Statements contained in this Prospectus as to the contents of any contract or other documents referred to are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement of which this Prospectus forms a part, each such statement being qualified in all respects by such reference. To the extent they would be material to an investor’s decision to invest in the Offer, the terms of any such contract or other document are described in this Prospectus or will be described in a Prospectus Supplement thereto.

TABLE OF CONTENTS FOR THE STATEMENT OF ADDITIONAL INFORMATION

Neuberger Berman Real Estate Securities Income Fund Inc.

Shares of Common Stock

Issuable Upon the Exercise of
Transferable Subscription Rights to Acquire Common Stock

PROSPECTUS SUPPLEMENT

January 23, 2025